As filed with the U.S. Securities and Exchange Commission on June 29, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

SMART POINTER GROUP HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

___________________________

Cayman Islands	4731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Smart Pointer Logistics Centre
No. 19-21, Wing Kin Road
Kwai Chung, New Territories
Hong Kong
+852 3705 0191
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 6th Avenue, 26th Floor New York, NY 10036 Telephone: +1 (212) 930-9700

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED June 29, 2026

SMART POINTER GROUP HOLDINGS LIMITED

5,000,000 CLASS A ORDINARY SHARES

This is an initial public offering of Smart Pointer Group Holdings Limited (“SPG Holdings”, the “Company”, “we”, “our”, “us”). We are offering 5,000,000 Class A ordinary shares, par value US$0.0001 per share of SPG Holdings (“Class A Ordinary Shares”), on a firm commitment basis. No public market currently exists for our Class A Ordinary Shares. The initial public offering price is expected to be between $5.00 and $6.00 per Class A Ordinary Shares. We will apply to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “[SPGH]”. The closing of this offering is conditioned upon The Nasdaq Capital Market’s approval of our listing application.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”). The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one (1) vote per share and are not convertible into any Class B Ordinary Shares. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this offering — The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares”.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

We will be a “controlled company” as defined under the Nasdaq Capital Market Company Guide. As of the date of this prospectus, Mr. Ting Fo Chan, through AC Smart Capital Limited, owns 5,200,000 Class B Ordinary Shares, representing 95.59% of the total voting power of our Company. Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Mr. Chan will own 5,200,000 Class B Ordinary Shares, representing 91.39% of the total voting power of our Company, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company. Mr. Ting Fo Chan will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. See “Management — Controlled Company Exception”.

SPG Holdings is an exempted company incorporated in the Cayman Islands (“Cayman”) as a holding company with no material operations of its own. As a holding company with no material operations of its own, SPG Holdings conducts operation through its operating subsidiary in Hong Kong, being Smart Pointer Logistics Warehouse Limited (“SPLW”). SPLW is Hong Kong entity operating the logistics and warehousing business which is generating the revenue and profit stated in the consolidated financial statements of the Company. We are not a Chinese or Hong Kong operating company, but an offshore holding company incorporated in Cayman. This structure involves unique risks to investors. The Chinese regulatory authorities could disallow our holding company structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risks Related to Doing Business in Hong Kong” for detailed discussion of risks facing the company and the offering as a result of this structure.

This is an offering of the Class A Ordinary Shares of SPG Holdings, the holding company in the Cayman Islands, instead of the shares of SPLW. The Company’s ownership interest in SPLW is held through an intermediate company in BVI. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Hong Kong operating company directly. Investors are purchasing equity solely in SPG Holdings, a Cayman Islands holding company, which indirectly owns equity interests in the operating company. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

We conduct all of our operations in Hong Kong through our operating subsidiary in Hong Kong, SPLW. Accordingly, all our cash and assets are denominated in HKD. As a result, all our revenues are received by SPLW. The other subsidiary, Smart Pointer (BVI) Limited (“SPBVI”), is an intermediate holding company with no operations of its own. Cash generated from SPLW has not been used to fund the operation of SPBVI and SPG Holdings. Transfers of funds from SPLW to its holding company, SPBVI, are free of restrictions, subject to availability of distributable profits and sufficient cash to maintain as a going concern and solvency of SPLW and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. Transfers of funds in the form of dividends from SPBVI to SPG Holdings are not subject to exchange controls, and all such dividends may be freely transferred out of the Cayman Islands, clear of any income or other tax of the Cayman Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the Cayman Islands. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between them; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the Hong Kong government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Prospectus Summary — Transfers of Cash To and From Our Subsidiaries” on page 3, “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary” on page 18, “Dividend Policy”, “Summary Consolidated financial Data”, and “Consolidated Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details”.

However, to the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability or the ability of our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — In the event that we rely on dividends and other distributions on equity paid by our operating company in Hong Kong to fund any cash and financing requirements we may have, any limitation on the ability of our operating company in Hong Kong to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— To the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets”.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our operating subsidiary, SPLW through intermediate holding company. For the years ended March 31, 2024 and 2025, six months ended September 30, 2025, SPLW paid dividends of HK$5.0 million, HK$6.0 million and nil to its shareholders, respectively. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. During the years ended March 31, 2024 and 2025, six months ended September 30, 2025 and up to the date of this prospectus, there have been (i) no cash flows and transfers of other assets between SPG Holdings and our subsidiaries; (ii) no dividend payment or distribution made from SPLW to SPG Holdings and SPBVI; and (iii) no solid plans for SPLW to make any distribution or dividend payment to SPG Holdings and SPBVI upon listing. Neither SPG Holdings nor SPLW has made any dividends or distributions to U.S. investors as of the date of this prospectus. We may consider paying further dividends in the near future. See “Prospectus Summary — Transfers of Cash To and From Our Subsidiaries” on page 3, and “Dividend Policy”.

All of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, expanding the efforts in anti-monopoly enforcement and regulating the overseas offering and listing activities involving PRC domestic companies. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation in Hong Kong, our ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless. See “Risk Factors — All of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer Class A Ordinary Shares or continue to offer Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless” on page 19 for further details.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect the books of our auditors for two consecutive years. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before our Company’s securities may be prohibited from trading or delisted has been decreased accordingly. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, SFAI Malaysia PLT is headquartered at Avenue 5, Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia and registered with the PCAOB. Our auditor is subject to laws in the United States (“U.S.”) pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring on September 27, 2024. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, SFAI Malaysia PLT, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. The PCAOB indicated it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

____________

(1)      We agree to pay Cathay Securities, Inc., the representative of the underwriters (the “Representative”), underwriting commissions equal to seven percent (7%) of the gross proceeds of the offering. This does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering payable to the Representative. Refer to “Underwriting” for additional information regarding underwriting compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We agree to grant the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering overallotments, at the initial public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts payable will be $[    ] and the total proceeds to us, after underwriting discounts but before offering expenses, will be approximately $[    ]. If we complete this offering, net proceeds will be delivered to us on the closing date.

Cathay Securities, Inc.

The date of this prospectus is [        ], 2026.

Through and including [*], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Class A Ordinary Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Class A Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Class A Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Class A Ordinary Shares, we strongly urge you not to purchase any of our Class A Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Class A Ordinary Shares as further detailed in this prospectus.

We do not recommend that you purchase our Class A Ordinary Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the logistics and warehousing industry, and have received independent professional advice.

i

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications, government publications and other information available to us. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of financial information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with the International Financial Reporting Standards (“IFRS”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “$” or “US$” or “U.S. dollars” refers to the legal currency of the United States;

•        “Memorandum and Articles” refers to the amended and restated memorandum and articles of association of the Company adopted by a special resolution dated June 22, 2026, which shall remain effective upon and after the closing of the offering and as amended, supplemented and/or otherwise modified from time to time;

•        “CAC” refers to Cyberspace Administration of China;

•        “China”, “Mainland China” or the “PRC” refers to the People’s Republic of China, for the purposes of this prospectus, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

•        “Class A Ordinary Share” refers to class A ordinary shares of the share capital of the Company with par value US$0.0001 per share, conferring a holder of a Class A Ordinary Share one (1) vote per share on any resolution tabled at the Company’s general meeting;

•        “Class B Ordinary Share” refers to class B ordinary shares of the share capital of the Company with, par value US$0.0001 per share, conferring weighted voting rights in the Company such that a holder of a Class B Ordinary Share is entitled to twenty (20) votes per share on any resolution tabled at the Company’s general meeting;

ii

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Company”, “our Company” or “SPG Holdings” refers to Smart Pointer Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on January 23, 2025;

•        “Controlling Shareholder” refers to Mr. Ting Fo Chan, the ultimate beneficial owner of 5,200,000 Class B Ordinary Shares, representing 52.0% of the issued capital of the Company as of the date of this prospectus. See “Management” and “Principal Shareholders” for more information;

•        “CSRC” refers to China Securities Regulatory Commission;

•        “Exchange Act” refers to the US Securities Exchange Act of 1934, as amended;

•        “FY2024” refers to the financial year ended March 31, 2024;

•        “FY2025” refers to the financial year ended March 31, 2025;

•        “Group”, “our”, “us” or “we” refers to the Company and its subsidiaries at the relevant time, and where the context so requires, in respect of the period prior to the Company becoming the holding company of its present subsidiaries, such subsidiaries of the Company at the relevant time;

•        “HK$” or “HKD” or “HK dollars” refers the legal currency of Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•        “Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

•        “PCAOB” refers to Public Accounting Oversight Board;

•        “RMB” or “Renminbi” refers to the legal currency of the PRC;

•        “shares”, “Shares” or “Ordinary Shares” refer to collectively the Class A Ordinary Shares and Class B Ordinary Shares in the capital of SPG Holdings;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “SPBVI” refers to Smart Pointer (BVI) Limited, our British Virgin Island subsidiary and the direct holding company of SPLW;

•        “SPLW” refers to Smart Pointer Logistics Warehouse Limited, our Hong Kong subsidiary; and

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended.

SPG Holdings is a holding company with operations primarily conducted in Hong Kong through its operating subsidiary SPLW in Hong Kong. The reporting currency of SPLW is HKD. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Unless otherwise noted, all translations from HKD to U.S. dollars and from U.S. dollars to HKD in this prospectus were solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Class A Ordinary Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors”, “Selected Consolidated financial Data”. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”. Unless the context otherwise requires, all references to “SPG Holdings”, “we”, “us”, “our”, the “Company” and similar designations refer to SPG Holdings, a Cayman Islands company, and its wholly-owned subsidiaries.

Mission

Our mission is to become a leading provider of one-stop temperature-controlled logistics and warehousing services in Hong Kong.

Overview

Since our establishment in 2019, we have leveraged our industry expertise and skillful operational team to provide temperature-controlled logistics services and tailored warehousing solutions to our customers across various sectors in Hong Kong. Over the years, we have built a robust and comprehensive logistical network designed to meet our customers’ evolving needs for reliability, visibility, and the timely flow of goods and products. Strategically headquartered in Kwai Chung, a principal commercial cargo handling area and logistics hub of Hong Kong, we currently operate with a 12-floor building as our principal logistics center, warehouse and office with an aggregate gross floor area of approximately 70,000 square feet for providing a large capacity for handling and storage of goods and products. Our commitment to service excellence allows us to provide tailored solutions that optimize efficiency, minimize disruptions, and uphold the highest standards of logistical performance.

Our Competitive Strengths

We believe we have the following competitive strengths:

•        Experienced management team;

•        Stable relationship with our sizeable customers;

•        Ample fleet of trucks with temperature-controlled capabilities;

•        Quality warehousing services; and

•        Reasonable logistics service fees due to our industry experience and handling capabilities

For more details, see “Business — Our Competitive Strengths”.

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

•        Expand and diversify our customer base;

•        Invest in warehousing technologies to drive sustainable growth;

•        Develop and retain highly skilled workers;

•        Strengthen Our Information Technology Systems; and

•        Pursue additional strategic and financially attractive acquisitions

For more details, see “Business — Our Strategies and Future Plans”.

Corporate History and Structure

The Company adopted a dual-class share structure. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Share has one (1) vote per share and is not convertible into Class B Ordinary Shares. The following diagram illustrates our corporate and shareholding structure (assuming no exercise of the over-allotment option).

____________

Notes:

(1)      Smart Pointer Group Holdings Limited is a holding company with no operations of its own. The Class A Ordinary Shares offered in this prospectus are those of Smart Pointer Group Holdings Limited.

(2)      Smart Pointer Group Holdings Limited conducts all its operations through its indirect wholly-owned operating subsidiary, Smart Pointer Logistics Warehouse Limited, which is incorporated under the laws of Hong Kong.

In advance of listing, we have conducted a reorganization, primarily to facilitate our initial public offering in the United States. For a description of the reorganization, see “Corporate History and Structure — Reorganization”.

SPG Holdings is owned as to 52.0% by AC Smart Capital Limited as of the date of this prospectus, which is in turn wholly-owned by Mr. Ting Fo Chan. Mr. Ting Fo Chan will therefore beneficially own 91.39% of the voting power of SPG Holdings after completion of this offering, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company. As a result, because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules.

For more details, see “Corporate History and Structure”.

Implication of Being a Controlled Company

We will be a “controlled company” within the meaning of Nasdaq Stock Market Rules. Our Memorandum and Articles provide that in respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. As of the date of this prospectus, Mr. Ting Fo Chan, through AC Smart Capital Limited, owns 5,200,000 Class B Ordinary Shares, representing 95.59% of the voting power of the Company. Mr. Ting Fo Chan will own 5,200,000 Class B Ordinary Shares, representing 91.39% of the voting power of our total issued and outstanding shares immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company.

For so long as we are a controlled company, we are permitted to elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

•        that a majority of its board of directors consist of independent directors;

•        that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

•        that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this offering — We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements”.

Transfers of Cash To and From Our Subsidiaries

We conduct all of our operations in Hong Kong through our Hong Kong subsidiary, SPLW. As a result, all our revenues are received by SPLW. SPBVI, is an intermediate holding company with no operations of its own; and SPG Holdings, operates as a holding company of SPBVI with no actual operations. Cash generated from SPLW has not been used to fund the operation of SPBVI and SPG Holdings. Transfers of funds from SPLW to its holding company, SPBVI, are free of restrictions, subject to availability of distributable profits and sufficient cash to maintain as a going concern and solvency of SPLW and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. Transfers of funds in the form of dividend from SPBVI to SPG Holdings is not subject to exchange controls, and all such dividends may be freely transferred out of the Cayman Islands, clear of any income or other tax of the Cayman Islands imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the Cayman Islands.

For FY2024 and FY2025, SPLW, our Hong Kong subsidiary paid dividends of HK$5.0 million and HK$6.0 million, respectively. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. During FY2024 and FY2025 and up to the date of this prospectus, there have been (i) no cash flows and transfers of other assets between SPG Holdings and our subsidiaries; (ii) no dividend payment or distribution made from SPLW to SPG Holdings and SPBVI; and (iii) no solid plans for SPLW to make any distribution or dividend payment to SPG Holdings and SPBVI upon listing. Neither the SPG Holdings nor SPLW has made any dividends or distributions to U.S. investors as of the date of this prospectus.

We are permitted under the laws of Cayman Islands to provide funding to our operating subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands.    Subject to the Companies Act and our Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit. Dividends may be declared and paid out of any funds of SPG Holdings lawfully available for distribution provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

Hong Kong.    Under Hong Kong law, a Hong Kong company may only make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from SPG Holdings to our subsidiaries or from our subsidiaries to SPG Holdings, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Hong Kong Subsidiary. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

SPG Holdings is a Cayman Islands company, SPBVI is a BVI company, and SPLW is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of SPG Holdings and SPBVI to transfer cash to or from SPLW, or to investors under Hong Kong law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between SPG Holdings and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to SPG Holdings and U.S. investors and amounts owed. Since the only transfer of cash among and SPG Holdings and its subsidiaries were in the form of dividends and there are no limitations on the abilities of SPG Holdings to transfer cash to or from its subsidiaries or to investors under Hong Kong law, SPG Holdings and its subsidiaries have not established cash management policies that dictate how funds are transferred.

For more information, see “Dividend Policy”, “Risk Factors” and “Summary Consolidated financial Data” and “Consolidated Statements of Shareholders’ Equity” in the audited financial statements as of and for FY2024 and FY2025 contained in this prospectus.

Permission Required from Hong Kong Authorities

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from mainland China, and as a result, has its own distinct rules and regulations. The operating subsidiary, SPLW is incorporated and operating in Hong Kong. According to the legal opinion issued by David Fong & Co., our Hong Kong counsel, based on their understanding of current Hong Kong laws, as of the date of this prospectus, we, including SPLW, have received and obtained all requisite licenses, certificates, authorizations, permissions or approvals from the Hong Kong authorities to operate our business, namely the business license, and no such permissions or approvals have been denied as of the date of this prospectus, and that we, including SPLW are not required to obtain any permission or approval from Hong Kong authorities to offer the Class A Ordinary Shares of SPG Holdings to foreign investors. Further, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including SPLW, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant licenses, certificates, authorizations, permissions or approvals were not required, or (iii) are required to obtain such licenses, certificates, authorizations, permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from Chinese Authorities

We do not believe we are required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for our operation of business and overseas listings, including offering securities to foreign investors. As advised by our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Shenzhen), based on their understanding of current PRC laws, as of the date of this prospectus, neither we nor our subsidiaries are required to obtain permission or approval from PRC authorities, including the CAC and/or the CSRC, to operate business in Hong Kong and to offer the securities being registered to foreign investors, given that: (i) we are duly incorporated and existing under the laws of the Cayman Island, and not a joint-stock limited company incorporated in the mainland China, therefore this offering does not fall within the scope of “direct overseas listing by a PRC domestic company”; (ii) neither we nor our subsidiaries own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in mainland China or maintain any office or personnel in mainland China, all of our business activities are carried out in Hong Kong only, not in mainland China, and the senior executive of our Company in charge of business operations is a Hong Kong permanent resident with his habitual residence in Hong Kong, not in mainland China; (iii) we have no PRC domestic subsidiary that contributes to our financial data, such as operating revenue, total profit, total assets or net assets for the most recent fiscal year ending March 31, 2025 in the audited consolidated financial statements; (iv) the business operations (including data processing activities) are solely carried out by SPLW, our Hong Kong operating subsidiary, outside of mainland China for the purpose of offering services in Hong Kong, and all of the data processed are stored in the servers located in Hong Kong only; (v) neither we nor our subsidiaries has been identified as an operator of critical information infrastructure in mainland China, nor has engaged in data processing activities as online platform operator that affect or may affect the national security of PRC; (vi) none of our clients are located in mainland China and neither we nor our subsidiaries control personal information of more than 1 million PRC users; (vii) neither we nor our subsidiaries have been informed by any PRC governmental authority (including the CSRC and CAC) of any requirement to go through any procedures (including a CSRC filing or CAC cybersecurity review) or obtain any permission or approval; and (viii) pursuant to the Basic Law, PRC national laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to our operation or the offerings that are conducted in the United States from the CSRC, CAC or other PRC governmental authorities. Still, we have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including securities offerings that are conducted in the United States. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for any securities offerings that are conducted in the United States, it is uncertain how long it will take for us to obtain such approval or complete such filing, and any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or Mainland China may subject us and our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and the ability to conduct the business of our subsidiaries in Hong Kong, our and our subsidiaries’ ability to invest into Mainland China as foreign investments or accept foreign investments, or our ability to list on the United States or other overseas exchange may be restricted, and the business of our subsidiaries in Hong Kong, and our reputation, financial condition, and results of operations may be materially and adversely affected.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Class A Ordinary Shares. Our business, financial condition, or results of operations could be materially and adversely affected as a result of these risks. In such case, the trading price of our Class A Ordinary Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in Hong Kong

•        Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

•        In the event that we rely on dividends and other distributions on equity paid by our operating company in Hong Kong to fund any cash and financing requirements, we may have, any limitation on the ability of our operating company in Hong Kong to make payments to us could have a material and adverse effect on our ability to conduct our business. For a more detailed discussion of this risk factor, see page 17 of this prospectus.

•        To the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets. For a more detailed discussion of this risk factor, see pages 17 to 18 of this prospectus.

•        Certain judgments obtained against us by our shareholders may not be enforceable. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations. For a more detailed discussion of this risk factor, see page 18 of this prospectus.

•        We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary. For a more detailed discussion of this risk factor, see pages 18 to 19 of this prospectus.

•        A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition. For a more detailed discussion of this risk factor, see page 19 of this prospectus.

•        All of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer or continue to offer Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. For a more detailed discussion of this risk factor, see pages 19 to 20 of this prospectus.

•        It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. For a more detailed discussion of this risk factor, see pages 20 to 21 of this prospectus.

•        Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Ordinary Shares. For a more detailed discussion of this risk factor, see page 21 of this prospectus.

•        Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs. For a more detailed discussion of this risk factor, see page 21 of this prospectus.

•        There are political risks associated with conducting business in Hong Kong. For a more detailed discussion of this risk factor, see pages 21 and 22 of this prospectus.

•        We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. For a more detailed discussion of this risk factor, see pages 22 to 25 of this prospectus.

•        The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. For a more detailed discussion of this risk factor, see page 25 of this prospectus.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws. For a more detailed discussion of this risk factor, see page 25 of this prospectus.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business. For a more detailed discussion of this risk factor, see page 26 of this prospectus.

•        Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business. For a more detailed discussion of this risk factor, see page 27 of this prospectus.

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        If our customers are able to reduce their logistics and warehousing costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

•        Our largest customer represents a significant portion of our revenue, and interruption in operations of such significant customer may have an adverse effect on our business, financial condition, and results of operations.

•        Failure to fulfill unpredictable customer requirements may adversely affect our reputation, margins and operating results.

•        Our business and results of operations may be materially and adversely affected if we or our subcontractor are unable to provide high-quality services to our clients.

•        We do not own any property, and we may not be able to continue operating at our current warehouse or relocate to a suitable warehouse on reasonable commercial terms.

•        Failure to compete effectively may adversely affect our market share and profitability.

•        An increase in fuel prices may reduce profitability.

•        Complaints from our clients may affect our reputation and our ability to retain our existing customers and secure new customers.

•        Overall tightening of the labor market may affect our business as we operate in a labor-intensive industry.

•        We face risks associated with the items we deliver and/or store and the contents of shipments and inventories handled by us.

•        Our insurance coverage may be inadequate to protect us from potential losses.

•        Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Class A Ordinary Shares.

•        We may be subject to litigation, claims or other disputes.

•        Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures.

•        There is no assurance that we can generate sufficient cash flow from operating activities and/or obtain external financing in the future to meet our operational needs.

•        We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

•        Changes in industry regulations and industrial policies may affect our future performance.

•        We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

•        We are exposed to credit risks of our customers.

•        We are dependent on our management team.

•        Any unexpected or prolonged disruptions to the operation of our logistics and warehouse could adversely affect our business.

•        We use third-party services in connection with our business, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations.

•        Default in payment by clients that have large account receivable balances could adversely impact our cash flows, working capital, results of operations and financial condition.

•        We are dependent on external financing to support our operations and business growth.

•        We may default on our obligations under our credit facilities.

•        Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute the interests of our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

•        We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

•        We expect to grant share-based awards in the future under our share incentive plans, which may result in an increase in share-based compensation expenses.

•        Future acquisitions may have an adverse effect on our ability to manage our business. Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering.

Risks Related to our Corporate Structure

•        We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Risks Related to our Class A Ordinary Shares and this offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and this offering, including but not limited to the following:

•        There has been no public market for our Class A Ordinary Shares prior to this offering; and an active trading market may not develop or be sustained.

•        Our Share price may never trade at or above the price in this offering.

•        The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.

•        Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Volatility in our Share price may subject us to securities litigation.

•        If we fail to meet applicable listing requirements, including those under Nasdaq’s recently proposed rule changes, Nasdaq Capital Market may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

•        Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

•        If you purchase our Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

•        We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

•        Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

•        Future issuances of our Class B Ordinary Shares may be dilutive to the holders of our Class A Ordinary Shares.

•        Nasdaq Capital Market may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

•        Investors may have difficulty enforcing judgments against us, our directors and management.

•        The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

•        Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

•        Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

•        We will incur increased costs as a result of being a public company.

•        Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

•        We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

Corporate Information

Our principal office is located at Smart Pointer Logistics Centre, No. 19-21, Wing Kin Road, Kwai Chung, New Territories, Hong Kong and our telephone number is +852 3705 0191. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. We maintain a website at www.smartpointer-logisticswh.com/. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this offering;

•        the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

In addition, upon closing of this offering, we will report under the Exchange Act as a “foreign private issuer”. As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq Capital Market Company Guide that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

THE OFFERING

Shares offered by us	5,000,000 Class A Ordinary Shares (or 5,750,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).
Initial public offering price	$5.00 to $6.00 per Class A Ordinary Share
Shares issued and outstanding prior to this offering	4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares are outstanding as of the date of this prospectus.
Shares issued and outstanding after completion of this offering	9,800,000 Class A Ordinary Shares (or 10,550,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full) and 5,200,000 Class B Ordinary Shares.
Ordinary Shares

Pursuant to our Memorandum and Articles, which is currently in effect and will remain effective immediately after the completion of this offering, our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. In respect of all matters subject to a shareholder’s vote, each Class A Ordinary Share will be entitled to one (1) vote, and each Class B Ordinary Share will be entitled to twenty (20) votes, voting together as one class. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. See “Description of Share Capital” for more information.

Option to purchase additional Class A Ordinary Shares	We have granted the underwriters an option to purchase up to 750,000 additional Class A Ordinary Shares from us within 45 days of the date of this prospectus.
Lock-Up

We have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six (6) months after the completion of this offering. Furthermore, all of our directors, officers, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the Underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six (6) months after the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $21.6 million, or approximately $25.0 million if the underwriters exercise their option to purchase additional Shares in full, based on an assumed initial public offering price of $5.00 per Share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

•   approximately 40% for potential investments and/or acquisitions of logistics and warehousing service providers;

•   approximately 30% for expanding handling capacity;

•   approximately 20% for investment in warehousing technologies; and

•   remaining amount for general administration and working capital.

See “Use of Proceeds” for additional information.
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.
Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “[SPGH]”. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application.

Transfer agent	VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to no exercise by the underwriters of their option to purchase up to 750,000 additional Class A Ordinary Shares from us.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations for the six months ended September 30, 2024 and 2025, FY2024 and FY2025 and consolidated balance sheets data as of March 31, 2024 and 2025 and September 30, 2025 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with IFRS. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The summary consolidated statement of cash flows:

	For the six months ended September 30
	2024	2025
	HK$	HK$
Net cash from/(used in) operating activities	4,432,445	(147,703)
Net cash (used in)/from investing activities	(32,064)	672
Net cash (used in)/from financing activities	(4,712,398)	3,248,057
Net change in cash and bank balances	(312,017)	3,101,026
	For the years ended March 31
	2024	2025
	HK$	HK$
Net cash from operating activities	10,522,924	5,815,133
Net cash from/(used in) investing activities	2,318	(31,452)
Net cash used in financing activities	(10,506,582)	(5,965,079)
Net change in cash and bank balances	18,660	(181,398)

The summary consolidated balance sheet as of:

	March 31, 2025	September 30, 2025
	HK$	HK$
Total assets	18,969,889	21,409,308
Total liabilities	18,201,331	17,552,025
Total equity	768,558	3,857,283
	March 31
	2024	2025
	HK$	HK$
Total assets	16,387,539	18,969,889
Total liabilities	16,340,890	18,201,331
Total equity	46,649	768,558

The following table presents our summary consolidated statements of operations for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30
	2024	2025
	HK$	HK$
Revenue	23,055,386	32,407,295
Cost of sales	(15,469,160)	(23,046,060)
Gross profit	7,586,226	9,361,235
Other income	1,496	3,140
General and administrative expenses	(2,133,274)	(2,536,869)
General and administrative expenses from related parties	(3,019,448)	(2,889,640)
Finance costs	(445,191)	(438,090)
Income tax expense	(153,001)	(411,051)
Profit for the period	1,836,808	3,088,725

The following table presents our summary consolidated statements of operations for FY2024 and FY2025:

	For the years ended March 31
	2024	2025
	HK$	HK$
Revenue	52,812,991	52,662,848
Cost of sales	(36,897,380)	(33,637,932)
Gross profit	15,915,611	19,024,916
Other income	427,656	45,173
General and administrative expenses	(2,877,289)	(4,085,610)
General and administrative expenses from related parties	(5,278,452)	(6,212,387)
Finance costs	(561,606)	(926,915)
Income tax expense	(1,260,870)	(1,123,268)
Profit for the year	6,365,050	6,721,909

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in Hong Kong

Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 29, 2022. On December 29, 2022, the “Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 29, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the “Consolidated Appropriations Act” was signed into law, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, SFAI Malaysia PLT, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies traded publicly in the U.S. and a firm registered with the PCAOB, it is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

In the event that we rely on dividends and other distributions on equity paid by our operating company in Hong Kong to fund any cash and financing requirements we may have, any limitation on the ability of our operating company in Hong Kong to make payments to us could have a material and adverse effect on our ability to conduct our business.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our operating company in Hong Kong to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

To the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets.

We may in the future depend on dividends and other distributions on equity paid by our operating company in Hong Kong or depend on our assets located in Hong Kong for our cash and financing requirements. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may then restrict the ability of our PRC subsidiary to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. Therefore, to the extent cash or assets in our business is in Hong Kong or in our operating company in Hong Kong, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC for cross-border transactions. Any limitation on the ability of our operating company in Hong Kong to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. David Fong & Co., our counsel as to Hong Kong law, is in the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary.

The Class A Ordinary Shares offered in this prospectus are those of SPG Holdings. SPG Holdings is an exempted company incorporated under the laws of the Cayman Islands with limited liability as a holding company. The majority of our business operations are conducted through our subsidiary, SPLW, and hence, our revenue and profit are all contributed by our Hong Kong subsidiary. For FY2024 and FY2025, SPLW, our Hong Kong subsidiary paid dividends of HK$5.0 million and HK$6.0 million, respectively. We may consider paying further dividends in the near future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Hong Kong subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, their distributable earnings. The amounts of distributions that any subsidiary of SPG Holdings declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.

Our Hong Kong operating subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on our Hong Kong operating subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong operating subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

All of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiary’s operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiary’s operations, significantly limit or completely hinder our ability to offer Shares or continue to offer Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Our operations are primarily located in Hong Kong so we are subject to the laws, regulations and policies of the Hong Kong government as well as the influence of the PRC government. However, our ability to operate in Hong Kong may be adversely affected by changes in its laws and regulations. Further, because some of our clients are Hong Kong entities that have shareholders or directors that are PRC individuals, certain of our clients may be materially adversely affected by changes in relevant laws and regulations. As such, our business operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong operating subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong operating subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong Kong operating subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong operating subsidiary’s operations and/or the value of our Class A Ordinary Shares. For instance, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, are currently required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of IPOs or listing applications. Although we believe that we are not regarded as a PRC domestic company because all of our operations are in Hong Kong, it is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to us. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong operating subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, our ability to offer or continue to offer Shares to investors could be significantly limited or completely hindered and the value of our Class A Ordinary Shares could significantly decline or become worthless.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate from mainland China. David Fong & Co., our Hong Kong counsel, advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Ordinary Shares.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Class A Ordinary Shares could decline because of such allegations, even if the allegations are false.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the

PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

In July 2021, President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If a competent authority determines that we are in violation of the Hong Kong National Security Law or the HKAA, our business operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

These statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiary, its abilities to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our operating subsidiary, if our operating subsidiary is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our operating subsidiary, the business operations of our operating subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our operating subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiary will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiary may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which went into effect on March 31, 2023. The New Administrative Rules Regarding Overseas Listings refine the regulatory system for domestic company’s overseas offering and listing by subjecting both direct and indirect overseas offering and listing activities to the filing-based administration, and clearly defines the circumstances where provisions for direct and indirect overseas offering and listing apply and relevant regulatory requirements.

The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller. Moreover, a domestic company that seeks to offer and list securities on overseas markets shall abide by certain other regulatory requirements as set out in the Overseas Listing Trial Measures, including, without limitation to, compliance with laws of national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Under the Overseas Listing Trial Measures, if a domestic company fails to fulfill filing procedures, or offers and lists securities on an overseas market in violation of the relevant provisions of the Overseas Listing Trial Measures, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Hong Kong subsidiary, SPLW. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Class A Ordinary Shares or our Class A Ordinary Shares may be prohibited from trading or may be delisted.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to laws, and file with the secrecy administrative department at the same level. Moreover, if the leakage of any other documents and materials, which a domestic company plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities aforementioned, will be detrimental to national security or public interest, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Hong Kong is a special administrative region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong special administrative region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. In addition, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities”.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we and our subsidiaries are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for the Company and its subsidiaries’ operations in Hong Kong, we and our subsidiary are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe the Company and its subsidiaries have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our Hong Kong operating subsidiary conducting business operations in Hong Kong has violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Compliance with Hong Kong’s Competition Ordinance and any such other existing or future competition laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

We confirm we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

Risks Related to Our Business

If our customers are able to reduce their logistics and warehousing costs or increase utilization of their internal solutions, our business and operating results may be materially and adversely affected.

One of the main reasons that our customers engage in logistics and warehousing companies is the high cost, high degree of difficulties, and operational complexity associated with developing and maintaining in-house logistics and warehousing expertise. If, however, our customers are able to develop their own logistics and warehousing solutions, reduce their logistics and warehousing spending, or otherwise choose to terminate our services, our business and operating results may be adversely affected.

Our largest customer represents a significant portion of our revenue, and interruption in operations of such significant customer may have an adverse effect on our business, financial condition, and results of operations.

During FY2024, we derived a portion of our revenue from our largest customer, who accounted for approximately 34.6% of our total revenue. During FY2025, revenue from our largest customer accounted for approximately 11.3% of our total revenue. For the six months ended September 30, 2024, our largest customer accounted for approximately 16.8% of our total revenue. For the six months ended September 30, 2025, two major customers accounted for approximately 11.6% and 10.7% of our total revenue, respectively. We may lose a significant customer due to a variety of factors, including our ability to provide quality logistics and warehousing services. Even though we have a decent record of performance, we cannot guarantee that we will continue to maintain the business relationship with the significant customer at the same level, or at all. If any significant customer terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with a comparable customer in a timely manner, or at all. Losing one or more of these significant customers could adversely affect our revenue and operating results.

Failure to fulfill unpredictable customer requirements may adversely affect our reputation, margins and operating results.

We are not aware of any accurate means of forecasting short-term customer requirements or ad-hoc orders placed by customers. However, long-term customer satisfaction depends upon our ability to meet these unpredictable short-term customer requirements. Costs of manpower, one of our largest operating expenses, are always less flexible in the very near term as we must staff to meet uncertain demand. As a result, our margin and operating results could be disproportionately affected.

A significant portion of our revenues is derived from customers whose delivery patterns are closely linked to consumer demand. Therefore, the timing of our revenues is, to a large degree, impacted by factors out of our control, such as a sudden change in consumer demand for goods, product launches and/or production delays. Additionally, many customers may ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not maintain sufficient workers and/or drivers for provision of logistics and warehousing services. If we are unable to provide timely logistics and warehousing services to our customers, our reputation and operating results may be adversely affected.

Our business and results of operations may be materially and adversely affected if we or third-party transportation providers are unable to provide high-quality services to our clients.

The success of our business largely depends on our ability to maintain and further enhance the quality of our services. We provide logistics and warehousing to our customers through our operational team, our drivers, our leased fleet, subcontracting drivers and subcontracting workers. If we or subcontractors are unable to provide services in a timely, reliable, safe, and secure manner, our reputation and customer loyalty could be negatively affected. If we fail to satisfy client needs and respond effectively to client complaints, we may lose potential or existing clients and experience a decrease in customer orders, which could have a material adverse effect on our business, financial condition and results of operations.

We do not own any property, and we may not be able to continue operating at our current warehouse or relocate to a suitable warehouse on reasonable commercial terms.

As of the date of this prospectus, we do not own any property and operate at a 12-floor building located at Smart Pointer Logistics Centre, No. 19-21, Wing Kin Road, Kwai Chung, New Territories, Hong Kong as our logistics center, warehouse and office. The total gross floor area is approximately 70,000 square feet and the current term is from April 1, 2026 to March 31, 2027. Upon the expiration of the current term, we may not be able to continue operating at the current location on commercially reasonable terms or at all, potentially forcing us to relocate our facilities. If we are required to move certain or all of our facilities, such as our logistics center, warehouse, and office, we may face challenges in relocating in a timely manner or on reasonable commercial terms, which could materially and adversely affect our operations. In addition, we would incur additional relocation costs, thus affecting our business operations and financial condition. Therefore, we may not be able to obtain new leases at desirable locations or continue operating at our current location on acceptable terms, in a timely fashion or at all, resulting in the closure or relocation of our logistics center, warehouse and office, which may materially and adversely affect our business and results of operations.

Failure to compete effectively may adversely affect our market share and profitability.

We operate in a highly competitive and fragmented industry. We compete with many smaller individual logistics companies and listed logistics companies in Hong Kong. We compete with them based on a number of factors, including service pricing, speed, service offerings, and service quality. In particular, we may face downward pricing pressure from our competitors. If we cannot effectively control our costs to remain competitive, our market share and revenue may decline. Furthermore, we may face competition from existing or new warehousing service providers which may expand their service offerings to logistics services or adopt a business model that is disruptive to our business and compete with us for hiring of delivery personnel. Similarly, existing players in an adjacent or sub-market may choose to leverage their existing infrastructure and expand their services to serve our clients. If these players succeed in doing so, our business could be encroached by their entrance and adversely affected. Certain of our current and potential competitors, as well as national logistics operators with presence in Hong Kong, may have significantly greater resources, longer operating histories, larger client bases, and greater brand recognition than us. They may be acquired by, receive investment from, or enter into strategic relationships with, established and well-financed companies or investors which would help enhance their competitiveness. Our ability to effectively compete will depend on the quality and pricing of our services. Failure to successfully compete may prevent us from increasing or sustaining our revenue and profitability and potentially lead to a loss of market share, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.

An increase in fuel prices may reduce profitability.

The provision of logistics services is highly reliant on the availability of the appropriate fuel and its cost and an increase in fuel prices may increase our costs. For FY2024 and FY2025, our fuel costs accounted for approximately 6.8% and 5.5% of our cost of sales, respectively.

None of our service contracts or orders entered with our customers allow us to adjust our service fees to some extent when the fuel prices fluctuate. If the fuel prices fluctuate significantly and we are not able to pass on the increased cost of fuel oil to our customers. Hence, we are exposed to the risk of the fuel price fluctuation which may affect our profitability.

Complaints from our customers may affect our reputation and our ability to retain our existing customers and secure new customers.

We may receive complaints from customers mostly in relation to the quality of our services. If the number of complaints in relation to the quality of our services increases, our reputation could be affected by these complaints which may have a negative impact on our ability to retain existing customers or our ability to secure new customers. Our clients may not continue to use our services, which could have an adverse impact on our business and financial performance.

Overall tightening of the labor market may affect our business as we operate in a labor-intensive industry.

Any failure to retain stable and dedicated labor by us, our suppliers and subcontractors may lead to disruptions to or delays in our services. We, our suppliers and subcontractors often hire additional or temporary workers to handle the significant increase in service demand. We have observed an overall tightening labor market in Hong Kong. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salaries, social benefits and employee headcounts and we may also face seasonal labor shortages. We, our suppliers and subcontractors compete with other companies for labor, and we may not be able to offer competitive salaries and benefits compared to them, which in turn could materially and adversely affect our business, financial condition and results of operations.

We face risks associated with the items we deliver and/or store and the contents of shipments and inventories handled by us.

We handle a large volume of deliveries and inventories across our logistics network and warehouse, and face challenges with respect to the protection and control of these items. Deliveries and inventories in our service network may be stolen, damaged or lost for various reasons, and we and our subcontractors may be perceived or found to be liable for such incidents. In addition, we may fail to screen deliveries and inventories and detect unsafe or prohibited/restricted items. Unsafe items, such as flammables and explosives, toxic or corrosive items and radioactive materials, may damage other items or facilities in our service network, injure recipients and harm our personnel and assets or those of our service providers. Furthermore, if we fail to prevent prohibited or restricted items from entering into our logistics network and warehouse and if we participate in the transport and delivery of such items, we may be subject to administrative or even criminal penalties, and if any personal injury or property damage is concurrently caused, we may be further liable for civil compensation.

Our insurance coverage may be inadequate to protect us from potential losses.

We have obtained insurance to cover certain potential risks and liabilities. There are also certain types of losses, such as from war, acts of terrorism, and certain natural disasters, for which we cannot obtain insurance at a reasonable cost or at all. There can be no assurance that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Class A Ordinary Shares.

Since our establishment, there has not been any negative publicity and allegations made by customers or suppliers or our employees against our Group. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Class A Ordinary Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the complainant for any damages suffered if the court does not rule in our Group’s favor based on its interpretation of the facts of such claims and we are found to be at fault. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, suppliers, or other third parties. Claims may also arise from disputes with customers and suppliers on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Moreover, liquidated damages and legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures.

Our business depends on the reliability of computer systems maintained by us to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, risks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by our systems or that we otherwise maintain. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

There is no assurance that we can generate sufficient cash flow from operating activities and/or obtain external financing in the future to meet our operational needs.

For FY2025, we recorded net cash from our operating activities of approximately HK$5.8 million (US$0.7 million), primarily arising from our operating profit adjusted for changes in working capital. For FY2024, we had net cash from our operating activities of approximately HK$10.5 million, primarily arising from our operating profit adjusted for changes in working capital. Accordingly, we require a significant amount of working capital to sustain general operating expenses and ensure seamless business continuity. There is no assurance that we will be able to generate such net cash inflows from operating activities in the future. In the event we are not able to generate sufficient funds to finance our operations, and not able to finance from our external sources, our operations and financial position will be materially and adversely affected.

We have significant working capital needs and if we are unable to satisfy those needs from cash generated from our operations or borrowings under our debt instruments, we may not be able to continue our operations.

We require significant amounts of working capital to operate our business. Cash flow imbalances also occur due to fluctuations in revenue streams, unpredictable payment schedules, and unforeseen operational costs. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business. In particular, we use working capital to pay expenses relating to inventory procurement, employee salaries, and operational overhead. As a result, we must maintain sufficient cash availability to cover these critical obligations and ensure uninterrupted business operations.

In addition, our operating results tend to be unpredictable from quarter to quarter. Any period of time with low operating results or cash flow imbalances could have a material adverse effect on our business, financial condition and results of operations.

We derive working capital for our operations through cash generated by our operating activities and borrowings under our debt instruments. If our working capital needs increase in the future, we may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount we are entitled to borrow under our debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from our operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of our eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce our ability to react to changes in the market or industry conditions.

Changes in industry regulations and industrial policies may affect our future performance.

Providing logistics services requires business licensing and is subject to various laws, administrative rules and industry standards. To support the development of the logistics industry, governments at various levels have successively introduced a number of industrial support and encouragement policies. New laws and regulations may be promulgated from time to time and the interpretation and implementation of current and future PRC laws and regulations applicable to our businesses are subject to change and will continue to evolve. Any of these actions by the PRC government may have a material and adverse effect on our results of operations.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong.

Currently, we have our entire operations in Hong Kong. We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness of our customers. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We are dependent on our management team.

Our success is, to a large extent, attributable to our executive directors’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our services and purchases, and overall management of our operations.

The business of our Company was founded by Mr. Ting Fo Chan, chairman of the board of directors and chief executive officer. Mr. Chan possesses extensive industry contacts and knowledge, and is familiar with our business operations and has established good relationships with our customers.

Our Company’s success and growth therefore depends on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our directors, executive officers or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

Any unexpected or prolonged disruptions to the operation of our logistics center and warehouse could adversely affect our business.

Our logistics center, warehouse and office are located in Kwai Chung and occupy a total gross floor area of approximately 70,000 square feet to cater for handling and storage of goods and products. In the event that there is any unexpected and prolonged disruption in the supply of utilities, such as water or electricity, or access to the premises, such as fire, and we cannot restore the affected infrastructures, or relocate promptly to another suitable location with well-equipped facilities, our business operations will be materially and adversely interrupted, which, in turn, will affect our results of operations. In particular, due to the perishable nature of goods and products of our customers, we have established temperature-controlled warehouse for storage. If we incur any material equipment breakdown, such as a prolonged failure of the equipment for temperature control, the quality of the goods and products stored in the relevant facilities may be compromised. We may receive complaints from customers or even discard them and absorb the relevant costs. In addition, repairing or adding equipment and machinery for our facilities may be expensive and time-consuming.

We use third-party services in connection with our business, and any disruption to these services could result in a disruption to our business, negative publicity, and a slowdown in the growth of our customer base, materially and adversely affecting our business, financial condition, and results of operations.

Our business depends on the services provided by, and relationships with, various third parties, including third-party truck services providers. We could be materially and adversely affected if the delivery is improperly executed by these truck services providers, whether as a result of system failure, accident, human error or purposeful delay or malfeasance. We are also dependent in part on third-party truck services providers and other subcontractors to report certain events to us, such as delivery information. We cannot assure you that we will be able to obtain access to preferred third-party logistics service providers at attractive rates or that these providers will have adequate capacity available to meet the needs of our customers. The failure of these and other third parties to perform in compliance with our agreements may negatively impact our business.

Default in payment by clients that have large trade receivable balances could adversely impact our cash flows, working capital, results of operations and financial condition.

Our trade and other receivables balance was approximately HK$6.7 million, HK$12.6 million (US$1.6 million) and HK$16.6 million (US$2.1 million) as of March 31, 2024 and 2025 and September 30, 2025, respectively. We are subject to the risk that we may be unable to collect trade receivables in a timely manner, or at all. Our trade receivables include amounts due from our customers. Our customers may not be able to pay us in a timely fashion and our trade receivables and allowance for credit losses may accordingly increase. Our liquidity and cash flows from operations may be adversely affected if our trade receivable cycles or collections periods lengthen or if we encounter a material increase in defaults of payment of our trade receivables.

In order to mitigate such risks, we conduct checks on the creditworthiness of our customers. However, these mitigating efforts cannot ensure that we will be able to collect trade receivables. If the trade receivables cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and our business, financial condition and results of operation will likely be materially and adversely affected.

We are dependent on external financing to support our operations and business growth.

We rely on cash flows from operations and bank loans to finance our operations. Our total bank loans amounted to approximately HK$9.5 million and HK$11.0 million (US$1.4 million) and HK$10.2 million (US$1.3 million) as of March 31, 2024 and 2025 and September 30, 2025, respectively.

Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, industry, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, central bank’s policy rates and cash reserve requirements for banks, and the availability of other sources of debt financing or equity financing. There may also be covenants that restrict our ability to pay dividends and/or restrict our flexibility in utilizing working capital to react to changes in the business environment. Additionally, our business requires a significant amount of working capital to pay expenses relating to subcontracting fees, employee salaries, and operational overhead arising therefrom can adversely affect our operation and curtail our business growth. If all or a substantial portion of our bank facilities are withdrawn, or we cannot access additional banking facilities, our operations and financial performance will be adversely and materially affected.

In addition, our finance costs amounted to HK$561,606, HK$926,915 and HK$438,090, which represented approximately 7.4%, 11.8% and 12.5% of our profit before tax for FY2024, FY2025 and the six months ended September 30, 2025, respectively. Given that we rely on these facilities to finance our operations, any increase in interest rates on facilities extended to us may have a material and adverse impact on our financial performance.

We may default on our obligations under our credit facilities.

As of March 31, 2025, we have several loans with banks in Hong Kong. One of the instalment loans was secured by Hong Kong Monetary Authority Insurance Limited and the personal guarantees provided by Mr. Ting Fo Chan, his mother and a former shareholder of SPLW. Two other instalment loans were secured by the personal guarantees provided by Mr. Ting Fo Chan and three former shareholders of SPLW. The remaining instalment loan was secured by the personal guarantees provided by Mr. Ting Fo Chan and a former shareholder of SPLW. Four other revolving loans were secured by The Hong Kong Mortgage Corporation Insurance Limited Guarantee and the personal guarantees provided by (i) Mr. Ting Fo Chan; and (ii) three former shareholders of SPLW. The remaining revolving loan was secured by the personal guarantees provided by (i) Mr. Ting Fo Chan; and (ii) one former shareholder of SPLW, with the property of Workshop No. J on 13/F, Wing Kin Industrial Building, Nos.4-6 Wing Kin Road, Kwai Chung, New Territories, Hong Kong as collateral from Action Trend Limited, a company controlled by Mr. Ting Fo Chan. A failure to repay any of the indebtedness under our banking facilities as they become due could result in an event of default thereunder. If not cured or waived, an event of default under any of such agreements could enable the lender thereunder to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable. The lenders could also elect to foreclose on our assets securing such debt or enforce the repayment obligation against the guarantors. In such an event, we may not be able to pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of IFRS and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements.

To remedy the identified material weaknesses, we intend to implement several measures to improve our internal control over financial reporting, including (i) recruiting additional employees with extensive knowledge of IFRS and SEC financial reporting requirements within our accounting department; (ii) setting up a comprehensive accounting policy and procedure manual in accordance with IFRS and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) improving financial oversight function for handling complex accounting issues under IFRS;

and (v) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Capital Market Company Guide.

We expect to grant share-based awards in the future under our share incentive plans, which may result in an increase in share-based compensation expenses.

On June 22, 2026, our board of directors approved a share incentive plan upon (“2026 Share Incentive Plan”) closing of this offering, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. Under such share incentive plan, the maximum aggregate number of Class A Ordinary Shares which may be issued or transferred pursuant to all awards will be 1,960,000 Class A Ordinary Shares (assuming the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company), representing twenty percent (20%) of the number of fully-diluted Class A Ordinary Shares outstanding as of the date of our Company’s initial public offering.

See “Management — 2026 Share Incentive Plan”. As of the date of this prospectus, we have not granted any awards or options to our directors, officers and employees. We expect to grant awards under our share incentive plan, which we believe is of significant importance to our ability to attract and retain key personnel and employees. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our financial condition and results of operations.

Future acquisitions may have an adverse effect on our ability to manage our business. Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering.

We may acquire businesses, technologies, services, or products that are complementary to our logistics and warehousing business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Risk Related to Our Corporate Structure

We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers or to enforce judgments obtained in the United States courts against our directors and officers.

Our corporate affairs are governed by our Memorandum and Articles (as amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of the directors of our Company under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the U.S. In particular, the Cayman Islands has a less developed body of securities laws as compared to the U.S. and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws. Currently, all of our operations are conducted outside the U.S., and substantially all of our assets are located outside the U.S. All of our directors and officers are nationals or residents of jurisdictions other than the U.S. and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholder than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the U.S. and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law”.

Risks Related to Our Class A Ordinary Shares and this offering

There has been no public market for our Class A Ordinary Shares prior to this offering, and an active trading market may not develop or be sustained after completion of this offering.

The offering under this prospectus is an initial public offering of our Class A Ordinary Shares. Prior to the closing of the offering, there was no public market for our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s approval of our listing application. An active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares and may impair our ability to acquire other companies by using our Shares as consideration.

Our Share price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after completion of this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and representatives of the underwriters. The price of our Class A Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Class A Ordinary Shares or the value that potential investors will realize upon their disposition of Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

As mentioned above, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Class A Ordinary Shares after completion of this offering and the price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•        actual or anticipated fluctuations in results of operations;

•        actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, suppliers, acquisitions or expansion plans;

•        failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•        issuance of new or updated research or reports by securities analysts;

•        Share price and volume fluctuations attributable to inconsistent trading volume levels of our Class A Ordinary Shares;

•        additions or departures of key management or other personnel;

•        our involvement in litigation;

•        disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

•        announcement or expectation of additional debt or equity financing efforts;

•        sales of our Class A Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•        the trading volume of our Class A Ordinary Shares;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets; and

•        general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Class A Ordinary Shares, if a market for them develops.

Volatility in our Share price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, including those under Nasdaq’s recently proposed rule changes, Nasdaq Capital Market may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq Capital Market in the future. If we fail to comply with the applicable listing standards and Nasdaq Capital Market delists our Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities”. Because we expect that our Class A Ordinary Shares will be listed on Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Recent proposals by the Nasdaq to amend its listing standards may impose additional hurdles for companies operating principally in China, including Hong Kong and Macau. These proposed changes by Nasdaq include a heightened minimum initial public offering size of US$25 million and increased public float requirements for companies seeking to list on the Nasdaq Capital Market, among other measures aimed at enhancing investor protection and market stability. If implemented, these rules could significantly raise the threshold for initial and continued listing eligibility for issuers like us. If we fail to meet the revised listing requirements, we may be unable to list or maintain our listing on Nasdaq Capital Market, which could materially and adversely affect the liquidity, visibility, and overall marketability of our Shares.

Further, if we were no longer listed on Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

We will seek to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Class A Ordinary Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market delists our Class A Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Class A Ordinary Shares;

•        reduced liquidity with respect to our Class A Ordinary Shares;

•        a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares”, our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after completion of this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Shares has one vote per share and is not convertible into Class B Ordinary Shares. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. Following completion of this offering, Mr. Ting Fo Chan, our Controlling Shareholder, through AC Smart Capital Limited, will hold 5,200,000 Class B Ordinary Shares, representing approximately 91.39% of the voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company. In addition, because of the 20-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders, may be able to sell their Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

If you purchase our Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, Mr. Ting Fo Chan, our Controlling Shareholder, through AC Smart Capital Limited, holds 5,200,000 Class B Ordinary Shares. After completion of this offering, our Controlling Shareholder will hold 5,200,000 Class B Ordinary Shares, representing 91.39% of the voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, these shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements.

We will be a “controlled company” within the meaning of Nasdaq Stock Market Rules. Our Memorandum and Articles provide that in respect of all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. Mr. Ting Fo Chan, our chairman and chief executive officer, will hold the voting power over all the Class B Ordinary Shares issued and outstanding, representing 91.39% of the voting power of our total issued and outstanding shares immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company.

Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

•        that a majority of its board of directors consists of independent directors;

•        that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

•        that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq rules regarding corporate governance, which could make our Class A Ordinary Shares less attractive to investors or otherwise harm our stock price.

Future issuances of our Class B Ordinary Shares may be dilutive to the holders of our Class A Ordinary Shares.

Future issuances of our Class B Ordinary Shares, which can be approved and made by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

Nasdaq Capital Market may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Section 101 of the Nasdaq Capital Market Company Guide, Nasdaq Capital Market has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq Capital Market inadvisable or unwarranted in the opinion of Nasdaq Capital Market, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq Capital Market.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

SPG Holdings was incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or any securities laws of any state in the United States, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws or any securities laws of any state in the United States. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Memorandum and Articles (as may be amended from time to time), and by the Companies Act and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Memorandum and Articles (as may be amended from time to time). The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from “short-swing” profit recovery provisions of Section 16(b) and short-sale restrictions under Section 16(c) of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Capital Market Company Guide that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq Capital Market Company Guide, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq Capital Market Company Guide will increase our legal and financial compliance costs and make some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company”, or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this offering for (i) potential investments and/or acquisitions of logistics and warehousing service providers, (ii) expanding our handling capacity, (iii) investment in warehousing technologies, and (iv) general administration and working capital. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds”. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Class A Ordinary Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates”, “believes”, “hopes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “plans”, “will”, “would”, “should”, “could”, “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•        our expectations regarding our client base;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors”. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the dynamic logistics and warehousing industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

After deducting the estimated underwriters’ discount and offering expenses payable by us, we expect to receive net proceeds of approximately $21.6 million (or $25.0 million) in the aggregate if the underwriters exercise their over-allotment option in full) from this offering. The net proceeds from this offering must be remitted to Hong Kong before we will be able to use the funds to grow our business.

We intend to use the net proceeds of this offering as follows:

•        approximately 40% for potential investments and/or acquisitions of logistics and warehousing service providers;

•        approximately 30% for expanding our handling capacity;

•        approximately 20% for investment in warehousing technologies; and

•        remaining amount for general administration and working capital.

We believe that the net proceeds allocation and our current cash resources are sufficient to fund our use of proceeds allocations. The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

To the extent the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

For FY2024 and FY2025, our Hong Kong subsidiary paid dividends of HK$5.0 million and HK$6.0 million, respectively.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Subject to the Companies Act and our Memorandum and Articles, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits and/or our share premium account, if shares have been issued at a premium, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

As an exempted company incorporated under the laws of the Cayman Islands, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following tables set forth our cash and bank balances and capitalization as of September 30, 2025:

•        on an actual basis;

•        on an as adjusted basis to reflect the issuance and sale of 5,000,000 Class A Ordinary Shares at an assumed initial public offering price of $5.00 per Class A Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no conversion of the outstanding convertible notes of the Company; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of 5,000,000 Class A Ordinary Shares at an assumed initial public offering price of $5.00 per Class A Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming full conversion of the outstanding convertible notes of the Company.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	As of September 30, 2025
	Actual	As Adjusted	Pro Forma As Adjusted
	(in US$)
Indebtedness:
Bank loans	1,307,996	1,307,996	1,307,996
Equity:
Class A Ordinary Shares, US$0.0001 per share, 250,000,000 shares authorized, 4,800,000 ordinary shares outstanding on an actual basis; 9,800,000 ordinary shares outstanding on an as adjusted basis assuming no conversion of the outstanding convertible notes of the Company; and 10,908,800 ordinary shares outstanding on an as adjusted basis assuming full conversion of the outstanding convertible notes of the Company	480	980	1,091
Class B Ordinary Shares, US$0.0001 per share, 250,000,000 shares authorized, 5,200,000 ordinary shares outstanding on an actual basis; and 5,200,000 ordinary shares outstanding on an as adjusted basis	520	520	520
Additional paid-in capital(1)	—	21,586,500	21,586,500
Retained earnings	493,524	493,524	493,524
Total equity	493,524	22,081,524	22,081,635
Total capitalization	1,802,520	23,389,520	23,389,631

____________

(1)      Additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter’s expense allowance and other expenses. We expect to receive net proceeds of approximately $21.6 million (offering proceeds of $25.0 million, less underwriting discounts of $1,750,000, and offering expenses of approximately $1.7 million).

DILUTION

If you invest in our Class A Ordinary Shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after completion of this offering.

The net tangible book value of our ordinary shares as of September 30, 2025 was $493,524, or $0.049 per share based upon 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. Assuming no conversion of the outstanding convertible notes of the Company, after giving effect to the sale of the 5,000,000 Class A Ordinary Shares being sold pursuant to the offering price of $5.00 per share, and after deducting underwriters’ discount and commission payable by us in the amount of $1,750,000 and estimated offering expenses in the amount of approximately $1.7 million, our pro forma net tangible book value would be approximately $22.1 million or $1.47 per share. This represents an immediate increase in net tangible book value of $1.42 per share to existing shareholders and an immediate decrease in net tangible book value of $3.53 per share to new investors purchasing the Class A Ordinary Shares in this offering.

The following table illustrates this per share dilution:

As of September 30, 2025
Public offering price per ordinary share	$5.000
Net tangible book value per share as of September 30, 2025	$0.049
Increase in net tangible book value per share attributable to existing shareholders	$1.422
Pro forma net tangible book value per share after completion of this offering	$1.472
Dilution per share to new investors	$3.528

If the underwriters’ over-allotment option is exercised in full, our adjusted pro forma net tangible book value after the offering would be approximately $25.5 million or $1.62 per share, and the dilution to new investors in the offering would be $3.38.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per Class A Ordinary Share, would increase or decrease our pro forma as adjusted net tangible book value per share after completion of this offering by $0.31 and increase or decrease dilution per share to new investors purchasing shares in this offering by $0.69, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2025, the difference between the number of ordinary shares purchased from us, the total consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $5.00 per Class A Ordinary Share:

	Shares Purchased		Total Consideration ($ in thousand)		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	10,000,000	66.67%	$1,000	0.004%	$0.0001
New investors from public offering	5,000,000	33.33%	$25,000,000	99.996%	$5.0000
Total	15,000,000	100.00%	$25,001,000	100.00%	$1.6667

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Reorganization

Prior to the incorporation of the Company, the principal operations are carried out through SPLW which was owned as to 45% by Mr. Ting Fo Chan and 55% by Ms. Leung Ho Yin, Maggie. We have conducted a reorganization, primarily to facilitate our initial public offering in the United States. Currently, SPBVI, the BVI holding company; and SPLW, the Hong Kong operating subsidiary are 100% owned by SPG Holdings.

As of the date of this prospectus, the ownership of our subsidiaries and entities is as follows:

Name	Background	Ownership
SPBVI	Incorporated on February 11, 2025 under the laws of the BVI as an investment holding company and owned by SPG Holdings.	100% owned by SPG Holdings
SPLW	Incorporated on April 8, 2019 as a private company limited by shares under the laws of Hong Kong.	100% owned by SPBVI

The Company adopted a dual-class share structure. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas each Class A Ordinary Share has one (1) vote per share and is not convertible into Class B Ordinary Shares. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. The following diagram illustrates our corporate and shareholding structure (assuming no exercise of the over-allotment option).

____________

Notes:

(1)      Smart Pointer Group Holdings Limited is a holding company with no operations of its own. The Class A Ordinary Shares offered in this prospectus are those of Smart Pointer Group Holdings Limited.

(2)      Smart Pointer Group Holdings Limited conducts all its operations through its wholly-owned operating subsidiary, Smart Pointer Logistics Warehouse Limited, which is incorporated under the laws of Hong Kong.

SPG Holdings, the issuer in this offering, was incorporated as an exempted company in the Cayman Islands on January 23, 2025. The authorized share capital of SPG Holdings is USD50,000 divided into (i) 250,000,000 Class A Ordinary Shares with par value of US$0.0001 per share; and (ii) 250,000,000 Class B Ordinary Shares with par value of US$0.0001 per share.

As of the date of this prospectus, SPG Holdings has outstanding convertible notes in an aggregate principal amount of US$240,000, which shall be convertible into Class A Ordinary Shares of SPG Holdings. The maturity date of the convertible notes is December 11, 2026, unless previously converted. Based on the total issued share capital of SPG Holdings as of the date of this prospectus, SPG Holdings shall issue 554,400 Class A Ordinary Shares to each of the two noteholders upon the exercise by the noteholders of the conversion rights.

Mr. Ting Fo Chan will hold 91.39% of the voting power of SPG Holdings after completion of this offering. Because more than 50% of the voting power of the Company will be held by a single entity after the completion of this offering, we will be a controlled company under the Nasdaq Capital Market corporate governance rules. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this offering”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

SPG Holdings was incorporated in the Cayman Islands with limited liability on January 23, 2025. SPG Holdings, through its subsidiaries, provides one-stop temperature-controlled logistics and warehousing services in Hong Kong. We generate our revenue primarily from the provision of (i) logistics services; and (ii) warehousing services.

For FY2024 and FY2025, our revenue was approximately HK$52.8 million and HK$52.7 million (US$6.8 million), respectively. Our gross profit and profit for the year were approximately HK$19.0 million (US$2.4 million) and HK$6.7  million (US$861,784), respectively, for FY2025, as compared to our gross profit and profit for the year of approximately HK$15.9 million and HK$6.4 million, respectively, for FY2024.

For the six months ended September 30, 2024 (“6M2024”) and six months ended September 30, 2025 (“6M2025”), our revenues were HK$23.1 million and HK$32.4 million (US$4.2 million), respectively. Our gross profit and profit for the period were HK$7.6 million and HK$1.8 million, respectively, for 6M2024, as compared to our gross profit and net income of HK$9.4 million (US$1.2 million) and HK$3.1 million (US$0.4 million), respectively, for 6M2025.

Impact of COVID-19 on our business

During FY2024 and FY2025, the demand for our services was not adversely affected by the COVID-19 restrictions. Furthermore, with most pandemic restrictions in Hong Kong eased by early 2023, we did not experience any material negative impact of COVID-19 on our business operation or financial performance for FY2024 and FY2025.

Key factors affecting operating results

We believe the following key factors may affect our results of operations:

Economic conditions in Hong Kong

Our operations are entirely based in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by economic conditions in China generally and by continued economic growth in Hong Kong.

Ability of our Group to stay competitive in the market

Our Group has continued to expand since we commenced business in 2019. The sustainability of our revenue and net profit will depend upon our ability to remain competitive in the logistics and warehousing market in Hong Kong.

Ability of our Group to accurately predict our customers’ future needs

Our revenue is derived from different types of clients, including wholesaler, importers, manufacturers, retailers, trading enterprises and other businesses in Hong Kong. The needs of each of our customers for logistics and warehousing services may vary significantly from time to time. It is difficult to accurately predict our customers’ preferences and specific requirements. There is no assurance that the demand for our logistics and warehousing services from our customers may be maintained or continue to grow in the years ahead.

Results of Operations

Comparison of Six Months ended September 30, 2024 and 2025

The following table sets forth the consolidated results of our operations for 6M2024 and 6M2025, respectively:

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Revenue	23,055,386	32,407,295	4,154,781
Cost of sales	(15,469,160)	(23,046,060)	(2,954,623)
Gross profit	7,586,226	9,361,235	1,200,158

Other income	1,496	3,140	403
General and administrative expenses	(2,133,274)	(2,536,869)	(325,240)
General and administrative expenses from related parties	(3,019,448)	(2,889,640)	(370,467)
Profit from operations	2,435,000	3,937,866	504,854

Finance costs	(445,191)	(438,090)	(56,165)
Profit before tax	1,989,809	3,499,776	448,689

Income tax expense	(153,001)	(411,051)	(52,699)
Profit for the year	1,836,808	3,088,725	395,990

Earnings per share – basic and diluted	1,837	3,089	396
Weighted average number of shares outstanding – basic and diluted	1,000	1,000	1,000

Revenue

Our business primarily comprises (i) the provision of logistics services; and (ii) the provision of warehousing services. For 6M2024 and 6M2025, the Company’s revenue is derived entirely from the provision of logistics and warehousing services, which were generally contracted as a bundled offering under a single service agreement as these services were highly interdependent. Our revenue increased from approximately HK$23.1 million for 6M2024 to approximately HK$32.4 million for 6M2025, representing a growth of approximately 40.6%. The growth in revenue was primarily attributable to (i) increased revenue contribution from a major customer who began placing mass bottled water delivery orders in September 2024; and (ii) an increase in the number of customers from 100 to 111.

Cost of sales

Cost of sales consists primarily of (i) subcontracting fee; (ii) motor vehicles expenses; (iii) transportation costs; (iv) motor vehicles rental expenses; and (v) other expenses. The table below sets out our cost of sales for the periods indicated.

	For the six months ended September 30,
	2024		2025
	HK$	%	HK$	%
Subcontracting fee	7,328,688	47.4	5,653,322	24.5
Motor vehicles expenses	2,939,690	19.0	3,234,669	14.0
Transportation costs	2,202,404	14.2	9,589,257	41.6
Motor vehicles rental expenses	920,700	6.0	1,241,799	5.4
Other expenses	2,077,679	13.4	3,327,014	14.4
Total cost of sales	15,469,160	100.0	23,046,060	100.0

Our cost of sales increased by approximately HK$7.6 million, or 49.0% in 6M2025 as compared with 6M2024. The increase in cost of sales was mainly due to the increase in transportation costs, which was partly offset by the decrease in subcontracting fee.

Subcontracting fee

Our subcontracting fee includes costs directly attributable to workers under subcontracting arrangements. Our subcontracting fee decreased from approximately HK$7.3 million for 6M2024 to HK$5.7 million for 6M2025. Such decrease was mainly attributable to the reduced utilization of subcontracting workers to deliver our services during 6M2025.

Motor vehicles expenses

Our motor vehicles expenses consist mainly of fuel costs, tunnel fees, gate charges, parking fees, and repair and maintenance fees. Our motor vehicles expenses increased from approximately HK$2.9 million for 6M2024 to HK3.2 million for 6M2025. Such increase was mainly attributable to higher tunnel fees, gate charges and parking fees.

Transportation costs

Our transportation costs consist mainly of container devanning fees and local freight costs. Our transportation costs amounted to approximately HK$2.2 million and HK$9.6 million for 6M2024 and 6M2025 respectively. The increase in transportation costs of approximately HK$7.4 million was primarily attributable to the increase in local freight costs.

Motor vehicles rental expenses

Our motor vehicles rental expenses refer to rental expenses attributable to our fleet. Our motor vehicles rental expenses increased from approximately HK$0.9 million for 6M2024 to HK$1.2 million for 6M2025, primarily due to higher utilization of rented trucks and vehicles.

Other expenses

Other expenses consist of warehouse rental expenses and depreciation expenses. Other expenses increased from approximately HK$2.1 million in 6M2024 to HK$3.3 million in 6M2025, which was mainly driven by the increase in warehouse rental expenses of approximately HK$1.4 million.

Gross profit

Our total gross profit increased by approximately HK$1.8 million, or 23.7%, from approximately HK$7.6 million for 6M2024 to HK$9.4 million (US$1.2 million) for 6M2025. Our gross profit margin declined from approximately 32.9% in 6M2024 and 28.9% in 6M2025. The decline in our gross profit margin in 6M2025 was primarily attributable to higher costs from bottled water delivery and increased local freight costs during the period.

Other income

Our other income remained relatively stable at HK$1,496 and HK$3,140 (US$403) for 6M2024 and 6M2025, respectively.

General and administrative expenses

Our general and administrative expenses increased from approximately HK$2.1 million for 6M2024 to HK$2.5 million (US$0.3 million) for 6M2025, representing an increase of approximately HK$0.4 million or 19.0%. Such increase in general and administrative expenses was primarily attributed to higher salary expenses from additional staff.

General and administrative expenses from related parties

Our general and administrative expenses from related parties remained relatively stable at approximately HK$3.0 million and HK$2.9 million (US$0.4 million) for 6M2024 and 6M2025.

Finance costs

Our finance costs mainly comprised interest expenses on bank loans, bank overdraft and lease liabilities. Our finance costs remained relatively stable at HK$445,191 and HK$438,090 (US$56,165) for 6M2024 and 6M2025, respectively.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries domicile or operate. Income tax expense is mainly the Hong Kong income tax.

Our income tax expense increased from approximately HK$0.2 million for 6M2024 to HK$0.4 million (US$0.1 million) for 6M2025. The increase in income tax expense was primarily due to the increase in profit before tax.

Profit for the period

Our profit for the period amounted to approximately HK$3.1 million (US$0.4 million) for 6M2025, as compared to our profit for the period of approximately HK$1.8 million for 6M2024. Such increase was primarily attributable to the increase in gross profit for 6M2025 as mentioned above.

Comparison of FY2024 and FY2025

The following table sets forth the consolidated results of our operations for FY2024 and FY2025, respectively:

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Revenue	52,812,991	52,662,848	6,751,647
Cost of sales	(36,897,380)	(33,637,932)	(4,312,555)
Gross profit	15,915,611	19,024,916	2,439,092

Other income	427,656	45,173	5,791
General and administrative expenses	(2,877,289)	(4,085,610)	(523,796)
General and administrative expenses from related parties	(5,278,452)	(6,212,387)	(796,460)
Profit from operations	8,187,526	8,772,092	1,124,627

Finance costs	(561,606)	(926,915)	(118,835)
Profit before tax	7,625,920	7,845,177	1,005,792

Income tax expense	(1,260,870)	(1,123,268)	(144,008)
Profit for the year	6,365,050	6,721,909	861,784

Earnings per share – basic and diluted	6,365	6,722	862
Weighted average number of shares outstanding – basic and diluted	1,000	1,000	1,000

Revenue

Our business primarily comprises (i) the provision of logistics services; and (ii) the provision of warehousing services. For FY2024 and FY2025, the Company’s revenue is derived entirely from the provision of logistics and warehousing services, which were generally contracted as a bundled offering under a single service agreement as these services were highly interdependent. For FY2024 and FY2025, our revenue remained relatively stable at approximately HK$52.8 million and HK$52.7 million, respectively. Our management are of the view that consistency of revenue for FY2024 and FY2025 reflects the resilience of our logistics and warehousing services despite broader market fluctuations. The stable revenue performance was underpinned by sustained demand from our customers for our logistics and warehousing services, which was reflected by the stable number of customers of 106 and 129 for FY2024 and FY2025, respectively.

Cost of sales

Cost of sales consists primarily of (i) subcontracting fee; (ii) motor vehicles expenses; (iii) transportation costs; (iv) motor vehicles rental expenses; and (v) other expenses. The table below sets out our cost of sales for the periods indicated.

	For the year ended March 31,
	2024		2025
	HK$	%	HK$	%
Subcontracting fee	19,121,163	51.8	12,173,607	36.2
Motor vehicles expenses	6,735,785	18.3	5,748,973	17.1
Transportation costs	5,300,750	14.4	9,235,794	27.5
Motor vehicles rental expenses	2,598,941	7.0	2,018,000	6.0
Other expenses	3,140,741	8.5	4,461,558	13.3
Total cost of sales	36,897,380	100.0	33,637,932	100.0

Our cost of sales decreased by approximately HK$3.3 million, or 8.9% in FY2025 as compared with FY2024. The decrease in cost of sales was mainly due to the decrease in subcontracting fee and motor vehicles expenses, which was partly offset by the increase in transportation costs and other expenses.

Subcontracting fee

Our subcontracting fee includes costs directly attributable to workers under subcontracting arrangements. Our subcontracting fee decreased from approximately HK$19.1 million for FY2024 to HK$12.2 million for FY2025. Such decrease was mainly attributable to the reduced utilization of subcontracting workers to deliver our services during FY2025.

Motor vehicles expenses

Our motor vehicles expenses consist mainly of fuel costs, tunnel fees, gate charges, parking fees, and repair and maintenance fees. Our motor vehicles expenses decreased from approximately HK$6.7 million for FY2024 to HK$5.7 million for FY2025. Such decrease was mainly attributable to the reduction in fuel costs and parking fees.

Transportation costs

Our transportation costs consist mainly of container devanning fees and local freight costs. Our transportation costs amounted to approximately HK$5.3 million and HK$9.2 million for FY2024 and FY2025 respectively. The increase in transportation costs of approximately HK$3.9 million or 74.2% was primarily attributable to the increase in local freight costs and container devanning fees.

Motor vehicles rental expenses

Our motor vehicles rental expenses refer to rental expenses attributable to our fleet. Our motor vehicles rental expenses remained relatively stable at approximately HK$2.6 million and HK$2.0 million for FY2024 and FY2025 respectively.

Other expenses

Other expenses consist of warehouse rental expenses and depreciation expenses. Other expenses increased from approximately HK$3.1 million in FY2024 to HK$4.5 million in FY2025, which was mainly driven by the increase in warehouse rental expenses of approximately HK$2.3 million.

Gross profit

Our total gross profit increased by approximately HK$3.1 million, or 19.5%, from approximately HK$15.9 million for FY2024 to HK$19.0 million (US$2.4 million) for FY2025. Our gross profit margin improved from approximately 30.1% in FY2024 and 36.1% in FY2025. The notable improvement in our gross profit margin in FY2025 was primarily attributable to our cost-control efforts. During FY2025, we enhanced our collaboration with local freight companies compared to FY2024, while reducing our reliance on subcontracted workers to deliver our services. We also consolidated delivery orders and integrated them into our existing transport routes to reduce expenses related to motor vehicles and the use of rented motor vehicles as mentioned above.

Other income

Our other income was HK$427,656 and HK$45,173 (US$5,791) for FY2024 and FY2025, respectively. The decrease in other income was mainly due to the bad debt recovery of HK$425,338 in FY2024.

General and administrative expenses

Our general and administrative expenses increased from approximately HK$2.9 million for FY2024 to HK$4.1 million (US$0.5 million) for FY2025, representing an increase of approximately HK$1.2 million or 41.4%. Such increase in general and administrative expenses was primarily attributed to the combined effect driven by the (i) increase in expenses related to electricity and water; and (ii) increase in repair and maintenance expenses, which was partly offset by the reduction in bank charges in FY2025.

General and administrative expenses from related parties

Our general and administrative expenses from related parties increased from approximately HK$5.3 million for FY2024 to HK$6.2 million (US$0.8 million) for FY2025, representing an increase of approximately HK$0.9 million or 17.0%. Such increase was primarily attributed to the increase in management fees expenses in FY2025.

Finance costs

Our finance costs mainly comprised interest expenses on bank loans, bank overdraft and lease liabilities. Our finance costs increased from HK$561,606 for FY2024 to HK$926,915 (US$118,835) for FY2025, which was mainly driven by the increase in interest expense on bank loans.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries domicile or operate. Income tax expense is mainly the Hong Kong income tax.

Our income tax expense remained stable at approximately HK$1.3  million and HK$1.1 million (US$0.1  million) for FY2024 and FY2025, respectively.

Profit for the year

Our profit for the year amounted to approximately HK$6.7 million (US$861,784) for FY2025, as compared to our profit for the year of approximately HK$6.4 million for FY2024. Such increase was primarily attributable to the increase in gross profit for FY2025 as mentioned above.

Liquidity and Capital Resources

We have financed our operations primarily through cash flows from operations and bank loans.

As of September 30, 2025, we had cash and cash equivalents of HK$3.6 million (US$0.5 million) and outstanding bank loans of HK$10.2 million (US$1.3 million). The bank loans bore an annual effective interest rate ranging from 4.625% to 10.08% per annum or from HIBOR+3.75% to HIBOR+5.00% per annum.

As of March 31, 2025, we had cash and bank balances of HK$531,382 and outstanding bank loans of approximately HK$11.0 million. The bank loans bore an annual effective interest rate ranging from 4.625% to 10.08% per annum or from HIBOR+3.75% to HIBOR+5.00% per annum. As of March 31, 2025, our current assets were approximately HK$18.5 million, and our current liabilities were approximately HK$17.2 million. As of March 31, 2024, our current assets were approximately HK$13.4 million, and our current liabilities were approximately HK$13.7 million. Current ratio improved from approximately 1.0 times in FY2024 to 1.1 times in FY2025. As of September 30, 2025, our current assets were approximately HK$21.1 million, and our current liabilities were approximately HK$16.8 million. Current ratio increased from approximately 1.1 times in FY2025 to 1.3 times in 6M2025.

In view of the current cash and bank balances, funds generated by operating activities and the bank loans, we believe our Company has sufficient resources to meet the working capital needs in the next 12 months from the date the audited financial statements are issued. However, our ability to meet the liquidity and capital requirement will be subject to future economic conditions and other factors which are beyond our control.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We intend to use the net proceeds from this offering in the following manner:

•        approximately 40% for potential investments and/or acquisitions of logistics and warehousing service providers;

•        approximately 30% for expanding our handling capacity;

•        approximately 20% for investment in warehousing technologies; and

•        remaining amount for general administration and working capital.

Significant bank loans

The following table sets forth a summary of our bank loans as of March 31, 2025 and September 30, 2025, respectively:

Type	Principal amount	Interest rates	Maturity date	As of March 31, 2025	As of September 30, 2025
	HK$	(per annum)		HK$	HK$	US$
Current loans
Instalment loan I	4,000,000	4.625% to 5.375%	May 21, 2027	2,061,931	2,061,931	264,350
Instalment loan II	750,000	10.08%	October 15, 2027	221,394	245,913	31,527
Instalment loan III	1,000,000	7.68%	October 8, 2027	304,274	329,527	42,247
Instalment loan IV	1,300,000	6.00%	August 28, 2027	1,262,747	1,030,423	132,106
Revolving loan I	1,500,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	1,500,000	1,500,000	192,308
Revolving loan II	500,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	500,000	400,000	51,282
Revolving loan III	1,000,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	1,000,000	1,000,000	128,205
Revolving loan IV	1,000,000	HKD 1 MONTH HIBOR+3.75%	December 31, 2025	740,000	490,000	62,821
Revolving loan V	2,750,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	2,410,000	2,410,000	308,974
Total current loans				10,000,346	9,467,794	1,213,820
Non-current loans
Instalment loan II	750,000	10.08%	October 15, 2027	450,831	321,744	41,249
Instalment loan III	1,000,000	7.68%	October 8, 2027	583,648	412,830	52,927
Total non-current loans				1,034,479	734,574	94,176
Total loans				11,034,825	10,202,368	1,307,996

We entered into several bank facilities (as renewed or supplemented where required) with banks in Hong Kong.

The instalment loan I is denominated in HK$ and carried interest at the bank’s HK$ Best Lending Rate minus 0.75%. The bank loan is under the SME Financing Guarantee Scheme (“SFGS”) which is 100% guaranteed by Hong Kong Monetary Authority Insurance Limited and the personal guarantees provided by Mr. Ting Fo Chan, his mother and a former shareholder of SPLW. The portion of instalment loans due for repayment after one year is subject to repayment on demand clause and has been classified as current liabilities.

The instalment loan II is denominated in HK$ and carried interest at monthly flat rate of 0.84%. The loan is guaranteed by Mr. Ting Fo Chan, our chairman director and chief executive officer and three former shareholders of SPLW. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

The instalment loan III is denominated in HK$ and carried interest at monthly flat rate of 0.64%. The loan is guaranteed by Mr. Ting Fo Chan, our chairman director and chief executive officer and three former shareholders of SPLW. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

The instalment loan IV is denominated in HK$ and carried interest at 6% per annum. The loan is guaranteed by Mr. Ting Fo Chan, our chairman director and chief executive officer and a former shareholder of SPLW. The loan and the accrued interest thereon is to be repaid by 30 consecutive monthly instalments.

The revolving loan I, revolving loan II, revolving loan III and revolving loan V are denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 5%. The bank loans are under The Hong Kong Mortgage Corporation Insurance Limited Guarantee not less than HK$5,400,000 and the personal guarantee provided by the Mr. Ting Fo Chan, our chairman director and chief executive officer and three former shareholders of SPLW.

The revolving loan IV denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 3.75%. The collateral is the property of Action Trend Limited, a related company controlled by Mr. Ting Fo Chan, our chairman director and chief executive officer, as the mortgagor. And the personal guarantees were provided by Mr. Ting Fo Chan and Ms. Ho Yin Maggie Leung, the spouse of Mr. Chan.

Cash Flow

The following table sets forth a summary of our cash flows for 6M2024 and 6M2025, respectively:

	Years ended March 31,
	2024	2025	2025
	HK$	HK$	US$
Net cash from/(used in) operating activities	4,432,445	(147,703)	(18,937)
Net cash (used in) /from investing activities	(32,064)	672	86
Net cash (used in) /from financing activities	(4,712,398)	3,248,057	416,418
Net change in cash and bank balances	(312,017)	3,101,026	397,567

Cash from operating activities

For 6M2025, our net cash used in operating activities was approximately HK$147,703 (US$18,937), reflecting the Company’s liquidity pressures arising from fluctuations in working capital. Operating cash flows primarily reflected cash inflow from our profit before income tax of approximately HK$3.5 million (US$0.4 million) adjusted for (i) net non-cash expenses of approximately HK$0.6 million (US$71,049) including depreciation of property, plant and equipment, interest expense-bank loans and interest income; (ii) net cash outflow from changes in working capital of approximately HK$1.9 million (US$247,627) arising from increase in trade and other receivables of approximately HK$4.0 million (US$0.5 million) driven by delayed payments from our customers, which were partly offset by cash inflow arising from increase in trade and other payables of approximately HK$2.0 million (US$0.3 million) primarily driven by the fact that the Company strategically managed payments to certain suppliers to maintain liquidity; and (iii) net cash outflow arising from income tax paid of approximately HK$2.3 million (US$0.3 million).

For 6M2024, our net cash from operating activities was approximately HK$4.4 million, indicating the Company’s ability to generate positive cash flow despite fluctuations in working capital. Operating cash flows primarily reflected cash inflow from our profit before income tax of approximately HK$2.0 million adjusted for (i) net non-cash expenses of approximately HK$1.4 million including depreciation of property, plant and equipment, depreciation of right-of-use asset, interest expense-lease liabilities, interest expense-bank loans and interest income; and (ii) net cash inflow from changes in working capital of approximately HK$1.0 million mainly arising from decrease in trade and other receivables of approximately HK$0.8 million driven by improved collection efforts during 6M2024.

Cash used in investing activities

For 6M2025, net cash from investing activities was HK$672 (US$86), mainly representing the interest income.

For 6M2024, net cash used in investing activities was HK$32,064, mainly representing the purchase of property, plant and equipment.

Cash used in financing activities

For 6M2025, net cash from financing activities was approximately HK$3.2 million (US$0.4 million), mainly consisted of cash inflow from (i) repayment from a shareholder of approximately HK$2.6 million (US$0.3 million); and (ii) repayment from a related company of approximately HK$1.9 million (US$0.2 million), which were partially offset by net cash outflow from (i) repayment of bank loans of approximately HK$0.8 million (US$0.1 million); and (ii) interest paid of approximately HK$0.4 million (US$56,165).

For 6M2024, net cash used in financing activities was HK$4.7 million, mainly consisted of net cash outflow from (i) advance to a related company of approximately HK$2.1 million; (ii) repayment of capital on lease liabilities of approximately HK$0.9 million; (iii) advance to a shareholder of approximately HK$0.8 million; (iv) repayment of bank loans of approximately HK$0.5 million; and (v) interest paid of approximately HK$0.4 million.

The following table sets forth a summary of our cash flows for FY2024 and FY2025, respectively:

	Years ended March 31,
	2024	2025	2025
	HK$	HK$	US$
Net cash from operating activities	10,522,924	5,815,133	745,529
Net cash from/(used in) investing activities	2,318	(31,452)	(4,032)
Net cash used in financing activities	(10,506,582)	(5,965,079)	(764,753)
Net change in cash and bank balances	18,660	(181,398)	(23,256)

Cash from operating activities

For FY2025, our net cash from operating activities was approximately HK$5.8 million (US$0.7 million), reflecting the company’s ability to generate positive cash flow despite working capital fluctuations. Operating cash flows primarily reflected cash inflow from our profit before income tax of approximately HK$7.8 million (US$1.0 million) adjusted for (i) net non-cash expenses of approximately HK$2.3 million (US$0.3 million) including depreciation of property, plant and equipment, depreciation of right-of-use asset, effect of lease termination, interest expense-lease liabilities, interest expense-bank loans and interest income; and (ii) net cash outflow from changes in working capital of approximately HK$4.2 million (US$0.5 million) arising from increase in trade and other receivables of approximately HK$5.9 million (US$0.8 million) driven by delayed payments from our customers, which were partly offset by cash inflow arising from increase in trade and other payables of approximately HK$1.6 million (US$0.2 million) primarily driven by the fact that the Company strategically managed payments to certain suppliers to optimize liquidity. These working capital movements highlight the Company’s efforts to manage supplier payments and balance liquidity pressures caused by delayed customer payments.

For FY2024, our net cash from operating activities was approximately HK$10.5 million, indicating the company’s ability to generate positive cash flow despite fluctuations in working capital. Operating cash flows primarily reflected cash inflow from our profit before income tax of approximately HK$7.6 million adjusted for (i) net non-cash expenses of approximately HK$1.9 million including depreciation of property, plant and equipment, depreciation of right-of-use asset, interest expense-lease liabilities, interest expense-bank loans, interest expense-bank overdraft and interest income; and (ii) net cash inflow from changes in working capital of approximately HK$1.1 million mainly arising from decrease in trade and other receivables of approximately HK$1.1 million driven by improved collection efforts during FY2024.

Cash used in investing activities

For FY2025, net cash used in investing activities was HK31,452 (US$4,032), mainly represented the purchase of property, plant and equipment during FY2025.

For FY2024, net cash used in investing activities was HK2,318, mainly represented the interest income from the bank.

Cash used in financing activities

For FY2025, net cash used in financing activities was approximately HK$6.0 million (US$0.8 million), mainly consisted of net cash outflow from (i) advance to a related company of approximately HK$11.0 million (US$1.4 million); (ii) advance to a shareholder of approximately HK$9.0 million (US$1.2 million); (iii) dividend paid of HK$6.0 million (US$0.8 million); (iv) repayment of bank loans of approximately HK$1.5 million (US$0.2 million); and (v) repayment of capital on lease liabilities of approximately HK$1.2 million (US$0.1 million), which were partially offset by cash inflow from (i) repayment from a related company of approximately HK$13.9 million (US$1.8 million); (ii) repayment from a shareholder of approximately HK$6.7 million (US$0.9 million); and (iii) proceed from bank loans of approximately HK$3.1 million (US$0.4 million).

For FY2024, net cash used in financing activities was HK$10.5 million, mainly consisted of net cash outflow from (i) advance to a related company of approximately HK$13.9 million; (ii) advance to a shareholder of approximately HK$6.7 million; (iii) dividend paid of HK$5.0 million; and (iv) repayment of capital on lease liabilities of approximately HK$1.0 million, which were partially offset by cash inflow from (i) repayment from a related company of approximately HK$11.8 million; and (ii) repayment from a shareholder of approximately HK$5.5 million.

Off-Balance Sheet Arrangements

We had not entered any material off-balance sheet transactions and arrangements during FY2024, FY2025, 6M2024 and 6M2025.

Contractual obligations

The following table summarizes our contractual obligations as of September 30, 2025:

	Weighted average interest rate	On demand	Less than 1 year	1 year to 2 years	Over 2 years	Carrying amount at September 30, 2025	Carrying amount at September 30, 2025
		HK$	HK$	HK$	HK$	HK$	US$
Bank loans	7.63%	8,892,353	735,733	735,733	61,311	10,202,368	1,307,996

The amount represents contractual lease obligations entered into by the Group which will be due within the next 1 year and long-term bank loans entered by the group due within the next 5 years.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Our management is of opinion that there is no significant judgement made that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial years.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Group based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Allowance for expected credit loss of trade receivables

The Group has applied the simplified approach in IFRS 9 and use provision matrix to measure the expected credit loss (“ECL”) for trade receivables. The expected cash shortfalls for fixed-rate financial assets and trade and other receivables are discounted using the effective interest rate determined at initial recognition or an appropriate thereof where the effect of discounting is material. The maximum period considered when estimating ECL is the maximum contractual period over which the Group is exposed to credit risk. The ECL rates are based on the Group’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Group assesses, for example, the country default risk. The Group adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

INDUSTRY

Overview of Logistics Services Market in Hong Kong

Introduction of Logistics Services Market

Logistics in essence refers to the physical flow of goods from the point of origin or production to the designated destination. Logistics involves a series of operations including, but not limited to, transportation, warehousing, processing, packaging, distribution, information processing, and regulatory clearance and security checking.

Value Chain of Logistics Services and Warehousing Market

The value chain of logistics services and warehousing market typically includes the following three key components:

1.      Inbound Logistics:

•        Supplier Management: Coordinating with suppliers to ensure timely delivery of materials.

•        Transportation: Moving goods from suppliers to warehouses or facilities for further processing.

•        Inventory Management: Monitoring stock levels and informing customer of necessary inventory arrangement.

2.      Operations:

•        Warehousing: Storing goods efficiently, including inventory control and order fulfillment.

•        Processing: Preparing products for further distribution, such as packaging and labeling.

3.      Outbound Logistics:

•        Order Management: Processing customer orders and managing order fulfillment.

•        Transportation: Delivering processed goods to customers or retail locations.

•        Distribution Management: Overseeing the distribution network to optimize delivery routes.

The Company is a temperature-controlled logistics and warehousing service providers in Hong Kong, focused on providing temperature-controlled logistics services and tailored warehousing solutions to its customers that span across various businesses in Hong Kong including wholesaler, importers, manufacturers, retailers, trading enterprises and other sectors.

Market Size of Logistics Services and Warehousing Market in Hong Kong

With the proliferation of e-commerce in the past decade, the revenue of logistics services and warehousing market in Hong Kong has shown significant growth due to its strategic location as a trade hub in Asia. According to Transport and Logistics Bureau of Hong Kong, in 2023, the trade and logistics sector contributes significantly to Hong Kong’s GDP, accounting for approximately 20% of the total economy. According to the Hong Kong Trade Development Council, the logistics sector has also contributed greatly to the local employment market, with estimates of around 171,400 workers directly involved in logistics-related jobs in 2023.

The outbreak of coronavirus (COVID-19) since late 2019 has hindered the global economic growth, including that of the Hong Kong economy. In the post COVID-19 era, beginning in 2022, revenue of logistics services in Hong Kong has seen an overall increase and reaches approximately HK$176 billion in 2023, demonstrating a CAGR of approximately 2.7% over the five-year period from 2019 to 2023, according to Census and Statistics Department of Hong Kong.

Looking forward, Hong Kong is expected to remain its position as an international logistics hub due to its free trade policy, well-developed supporting services and efficient customs procedures. With the addition of new logistics infrastructure, including the imminent completion of the three-runway system of The Hong Kong International Airport,

Hong Kong’s capacity to handle cargo and passenger traffic is expected to increase significantly. The revenue of the logistics and freight market in Hong Kong is estimated to increase gradually from approximately HK$175 billion in 2025 to HK$213 billion in 2030, at a CAGR of approximately 4.0%, according to the publication of Mordor Intelligence.

Market Drivers

Strategic Geographic Position and Trade Hub Status

Hong Kong’s proximity to mainland China and its role as a gateway for trade between East and West fuel demand for logistics and warehousing services. The Closer Economic Partnership Arrangement (CEPA) enhances cross-border trade with China, positioning Hong Kong as a distribution and consolidation hub. In 2019, the State Council of the PRC issued the “Outline Development Plan for the Guangdong — Hong Kong-Macao Greater Bay Area” (the “Outline Development Plan”). It proposed building the region into a global manufacturing center, and positioning Hong Kong as a regional logistics, trade, and business hub. According to the Guangdong Provincial Government and GBA Development Office reports, since the establishment of the Outline Development Plan, the GDP of the Greater Bay Area grew from approximately HK$13.0 trillion in 2020 to approximately HK$16.0 trillion in 2023. Meanwhile, the GDP of Hong Kong also grew from approximately HK$2.8 trillion in 2020 to approximately HK$3.0 trillion in 2023, according to the Census and Statistics Department of Hong Kong. The increasing collaboration between Hong Kong and other cities in the Greater Bay Area has accelerated the further integration of transportation networks, including logistics services and warehousing services. The Greater Bay Area’s growth is anticipated to further boost Hong Kong’s role as a transportation hub, which in turn fuels the growth of logistics services and warehousing market.

Growth in e-commerce

The rapid rise of e-commerce, driven by increasing consumer demand for online shopping, sees the increasing need for efficient timely delivery and warehousing services. e-commerce logistics also require additional warehousing capacity compared to traditional retail model due to the short turnaround time for logistics and warehousing services.

Future Trends

Next generation logistic infrastructures

Hong Kong logistics infrastructure is amongst the most developed in the Asia-Pacific region. The Hong Kong government has planned and built a number of mega-infrastructures to expand its logistics capacity. Major infrastructure upgrades include expansion of The Hong Kong International Airport and development of the third runway system which is in progress, as well as the Tuen Mun — Chek Lap Kok Link Road opened in recent years effectively connects the Northwest New Territories to the Hong Kong — Zhuhai — Macao Bridge.

Differentiation from competitors will involve adoption of automation technologies like autonomous mobile robots (AMRs), robotic picking systems, etc. to address labor shortages and enhance efficiency. Further integration of artificial intelligence (AI) and internet of things (IoT) enhance logistics capabilities by enabling real-time tracking, predictive analytics as well as supply chain transparency.

Specialized logistics driven by growth in e-commerce

The rapid expansion of the e-commerce industry may continue to revolutionize customer experiences and reshape the landscape of the global supply chain, stimulating the global trading activities. According to the information released by Emarketer and SaleHoo, growth in e-commerce globally has been fueled by the COVID-19 outbreak, and with the growth trend expected to continue, retail e-commerce is projected to reach US$5.9 trillion in value for 2025, up from US$2.9 trillion in 2018.

Growth in e-commerce has also led to growing demand for specialized logistics solutions, particularly for handling goods that require specific conditions, careful handling, or tailored transportation methods. With an increasing variety of products sold online, including fragile items, high-value electronics, temperature-sensitive cosmetics, and customized furniture — logistics providers have adapted to ensure safe and efficient delivery. This shift has driven increasing investments specialized packaging, advanced tracking technologies, and optimized transportation networks designed to meet the diverse requirements of modern e-commerce shipments.

Challenges

Rising Operational Costs

Hong Kong faces significant cost pressures as one of the most expensive markets in the region. With the highest Purchasing Price Parity in the region, coupled with a steadily rising Consumer Price Index, high costs relating to transportations, utilities as well as labour have placed pressure on logistics providers in Hong Kong in maintaining profit margins while not sacrificing competitiveness to neighboring logistics hubs. To sustain their market position, Hong Kong’s logistics service providers must continuously innovate, enhance efficiency, and optimize resource management without compromising service quality.

Labor Shortages and Skills Gap

The Hong Kong logistics sector is facing high turnover rates and an aging workforce. The increasing need for workers with skills in technology, data analytics, and warehouse management systems adds to the challenge. As the industry increasingly relies on technology, automation, and data-driven decision-making, there is a rising demand for workers proficient in warehouse management systems, data analytics, and digital logistics platforms.

Regional Competition

Neighboring logistics hubs like major cities in China, such as Shenzhen, Shanghai and other Southeast Asian countries, particularly Singapore, pose intense competition to Hong Kong, with some clear advantages such being geographically closer to production bases or on the contrary to the end users of goods. Hong Kong would need to differentiate itself by continuously improving efficiency and service quality to maintain its competitive edge.

Entry Barriers

Industry Expertise and Comprehensive Service Offerings

To enhance market competitiveness, leading logistics players are expanding their services to provide seamless, end-to-end solutions, ranging from parcel collection to warehousing and door-to-door delivery. The dominant market participants benefit from stronger financial resources, experienced professionals, and well-trained labor forces, enabling them to offer high-quality services such as expedited delivery and enhanced tracking capabilities. Their ability to handle complex logistics operations with efficiency places them at a distinct advantage over new entrants, who may lack the necessary expertise, infrastructure, and capacity to meet evolving customer demands.

Significant Initial Investment

The provision of logistic service requires substantial capital investment during the initial phrase, particularly for equipment and vehicles. To ensure seamless operations and maintain competitiveness, logistics service providers must invest in expanding their fleets, securing qualified manpower, and upgrading warehousing facilities and equipment. Additionally, the provision of warehousing services necessitates the rental of sizable storage spaces, which can be especially costly in a location like Hong Kong. Given these financial pressures, new market entrants may struggle to withstand the high initial investment requirements, posing challenges to their long-term sustainability.

Established Relationship and Network

A proven track record and relevant project experience are key factors in establishing business relationships with industry players such as airlines and maritime companies. In Hong Kong, existing logistics service providers have already built strong partnerships across the value chain, including warehouse service providers, local freight forwarders, and subcontractors. These connections enable established players to mobilize additional manpower and resources when their internal workforce cannot fully meet service demands. Without such industry ties, new market entrants may struggle to negotiate competitive pricing and secure optimal transport timeslots. As a result, their service offerings may be less attractive compared to those of well-established competitors. Additionally, the lack of strong partnerships can make it challenging for new entrants to handle urgent situations effectively, as they may not have access to the support and flexibility offered by other market players.

BUSINESS

Overview

We are a one-stop temperature-controlled logistics and warehousing service provider in Hong Kong. From our establishment in 2019, we have been utilizing our industry expertise and skillful operational team to provide punctual, cost-effective and reliable temperature-controlled logistics services and tailored warehousing solutions to our customers, span across various businesses in Hong Kong including wholesaler, importers, manufacturers, retailers, trading enterprises and other sectors.

In response to the fast-growing market demand, we have established a fleet of trucks to support our logistics business. As of the date of this prospectus, we operate a fleet of 26 trucks for provision of our logistic services. Of these, 4 trucks have a maximum capacity of at least 5.5 metric tons each and 22 trucks are refrigerator trucks. Throughout the years, we have developed a comprehensive coverage of transport routes connecting major warehousing areas, ports, and central logistics hubs with various points of sale, including convenience stores, supermarkets, restaurants, and hotels across Hong Kong. As of the date of this prospectus, our transport routes cover the residential and commercial area of 18 districts in Hong Kong to facilitate the movement of goods and products. This comprehensive logistical coverage aims to satisfy our customers’ need for reliability, visuality, and timeliness flow of goods and products; while we concentrate on the establishment of our network, continuous improvement in our comprehensive logistics services, and construction of our logistics ecosystem.

Strategically headquartered in Kwai Chung, a principal commercial cargo handling area and logistics hub of Hong Kong, we currently operate with a 12-floor building as our principal logistics center, warehouse and office with an aggregate gross floor area of approximately 70,000 square feet for providing a large capacity for handling and storage of goods and products. Notably, our warehouse is equipped with specialized features including ambient warehouse and temperature-controlled warehouse, catering to a diverse range of products that require varying storage conditions. This ensures that we can accommodate a wide array of goods and products while maintaining their best quality and condition throughout the storage process.

Our services

Our business primarily comprises (i) the provision of logistics services; and (ii) the provision of warehousing services.

Logistics services

Our logistics services primarily comprise (i) integrated logistics services, and (ii) direct logistics services. In our integrated logistics services, we provide our customers with customized integrated logistics services covering the entire delivery process from planning to the final point of sale or distribution, representing a customized and seamless combination of planning, collection, classification, warehousing, packing, transportation and distribution, and other value-added services. These integrated logistics services are designed based on our in-depth understanding of the practices and demands of our customers across various industries in Hong Kong. Our ample fleet, comprising temperature-controlled trucks of varying tonnages, is capable of meeting customers’ diverse logistical requirements. Furthermore, the backbone of our business is that we endeavor to differentiate our logistics service offerings by, among other things, our handling capacity and maximizing the usage of capacity of each truck. By sorting and arranging a variety of goods and products into the trucks according to the delivery sequence, our operational team can efficiently consolidate deliveries for multiple customers into a single delivery route. This streamlined process not only allows us to maximize the quantity and variety of products in each delivery but also enables us to drastically boost efficiency of our logistics operations and reduce overall transportation costs of our customers. In our direct logistics services, our customers simply engage us for the provision of direct transportation between the point of collection and point of delivery. We also offer container transportation and devanning services to our customers.

Warehousing services

As a warehousing specialist, we offer a full spectrum of 24/7 warehousing services to our customers, including but not limited to:

•        receipt, unloading and devanning;

•        reclassification and placement of products into the warehouse for storage and preservation;

•        retrieval of products from storage upon customer request;

•        building customized pallets for delivery to customers’ warehouses upon customer request;

•        order assembly and load consolidation; and

•        loading for distribution; and

•        other value-added services.

We offer not only logistics and warehousing services to our customers, but also certain value-added services to customers according to customers’ instructions from time to time, including but not limited to kitting, packing, repacking, labeling and relabeling services according to match the customers’ marketing and promotional activities.

In addition, we closely monitor the temperatures in our storage areas to fulfill the needs of different customers effectively to maintain the condition of the goods and products. The conditions of storage are normally specified in the quotations or orders or contracts with our customers, including the storage temperature and capacity. During FY2024 and FY2025, our warehouse occasionally reached near full capacity, limiting our ability to accommodate additional goods and products. By strategically securing additional storage space from external warehouse operators when necessary, we maintain seamless operations and uphold our commitment to efficiently meeting customer demands. We believe this approach not only bolsters our capacity for growth but also underscores our dedication to adaptability in the dynamic landscape of logistics and warehousing industry.

Our Competitive Strengths

Experienced management team

Mr. Ting Fo Chan, our chairman, executive Director and chief executive officer of our Group, has over 20 years of operational and managerial experience in logistics and warehousing industry and plays a key management and leadership role in monitoring and evaluating overall business, strategic development and major decision making in our Group. Leveraging on our management’s expertise in logistics and warehousing industry, experience and network, we believe that under the leadership of our executive Directors, we are able to stay competitive and capture market opportunities.

Stable relationship with our sizeable customers

Emphasizing comprehensive and quality services has enabled us to establish a strong customer base across various industries. We have been able to maintain stable business relationships with our customers, including wholesaler, importers, manufacturers, retailers, trading enterprises and other businesses in Hong Kong. During FY2024, FY2025 and 6M2025, we had 106 customers, 129 customers and 111 customers, respectively. Our ability to provide logistics and warehousing services to sizeable customers in Hong Kong has provided our Group stable revenue and has also shown our ability to successfully serve a reliable logistics and warehousing company. We dedicate ourselves to develop and maintain long-standing relationships with our existing customers. To this end, we strive to understand the evolving needs of our existing and potential customers on an on-going basis and flexibly adjust our services to match their logistics and warehousing needs. With respect to our existing customers, our senior management team proactively communicate with them to collect their feedback. Moreover, we believe our stable relationship with sizeable customers has strengthened our Company’s reputation and credibility in the logistics and warehousing industry.

Ample fleet of trucks with temperature-controlled capabilities

As of the date of this prospectus, we operate a fleet of 26 trucks for provision of our logistic services. Of these, 4 trucks have a maximum capacity of at least 5.5 metric tons each and 22 trucks are refrigerator trucks. During FY2024 and FY2025, we engaged external trucking services providers located in Hong Kong for provision of truck leasing to our Group. We believe that leasing trucks offers us the flexibility to scale our fleet according to demand without the constraints of ownership, optimizing our logistics services with operational agility to adapt swiftly to market fluctuations. As of the date of this prospectus, we are able to deploy 19 drivers. Moreover, we believe that our extensive fleet has provided us with the ability to deliver stable, reliable, flexible, and satisfactory logistics services to our customers. Furthermore, our sizable fleet is adept at efficiently reducing service disruptions or delays stemming from vehicle malfunctions by promptly substituting with alternative trucks from truck leasing companies. This capability not only enhances our ability to cater to a wider range of delivery requests but also facilitates the expansion of our distribution network.

Quality warehousing services

We provide our customers with quality warehousing services with 24/7 customer support, arrangement services and real-time inventory tracking, which are especially suitable for industries requiring fast-paced operations and precise handling. We can offer flexible storage options for goods and products across various industries. Specifically, certain goods and products require special logistics facilities for storage, loading, and transportation because of fragile nature of the products. As a result, traditional logistics and warehousing service providers may find it difficult to offer one-stop solutions for various types of goods and products. In addition, real-time inventory tracking empowers our customers to prevent stockouts and shortages of inventory, effectively mitigating shrinkage and ensuring optimal inventory quality. By harnessing our deep industry knowledge in warehousing, coupled with our 24/7 customer support, we are adept at swiftly addressing unique and urgent customer requirements, ensuring unparalleled customer satisfaction.

Reasonable logistics service fees due to our industry experience and handling capabilities

Considering the industry experience of our management and handling capabilities of our operational team, we are able to offer relatively reasonable and affordable fees to our customers. Given that our customers operate in industries where the prices of goods and products are relatively lower, making it crucial to keep transportation costs in check, our logistics services are tailored to meet these specific needs. Our dedicated operational team ensures the optimal utilization of each truck’s space and capacity, maximizing efficiency and cost-effectiveness for each delivery. By leveraging our well-established coverage of transport routes in Hong Kong and consolidating different delivery orders, we streamline operations and reduce overheads, enabling us to offer reasonable pricing for logistic services for these goods and products without compromising on our service quality.

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

Expand and diversify our customer base

We are dedicated to growing and diversifying our existing customer base. For FY2024, FY2025 and 6M2025, we had 106 customers, 129 customers and 111 customers, respectively. We are looking to continue to grow our customer base in Hong Kong. We believe the logistics and warehousing industry in Hong Kong is competitive and will further consolidate in the coming future. To capitalize on our established reputation and expertise in the market, we are actively engaging potential customers to enhance our market reach and further penetrate the market. This strategic expansion aims to cultivate new business relationship, capture additional market share and solidify our position as a trusted service provider in the logistics and warehousing market in Hong Kong. As of the date of this prospectus, we target logistics demands for goods and products with high restock volumes, such as commercial water.

Invest in warehousing technologies to drive sustainable growth

We plan to further invest in warehousing technologies to facilitate the adoption and implementation of advanced technologies to offer cutting-edge warehousing services. We focus on the development of an automated and unmanned warehouse management system. By embracing mechanized solutions, we aim to streamline the entire warehousing processes from receipt and placement of products to retrieval and loading of goods and products for distribution. This strategic investment in technology will not only boost our operational capabilities but also pave the way for a more accurate, efficient and agile logistics infrastructure, ensuring that we stay at the forefront of innovation in the industry. Furthermore, we plan to provide such warehouse management services to other warehouse operators or owners. They can perform supply chain planning, inventory management, and data analysis through such a digitalized system, in order to optimize storage efficiency and improve overall warehouse operations.

We anticipate that investing in warehousing technologies will not only enhance our ability to provide valuable data insights to customers across diverse industries, but will also bring a multitude of benefits, such as improved inventory management, faster delivery times, reduced operational costs, increased supply chain transparency, enhanced sustainability, and improved overall customer satisfaction. Some challenges can arise when implementing warehousing technologies, including an increase in costs and a shortage of skilled experts. Overall, we believe that further investing in warehousing technologies to drive sustainable growth can sustain our competitive advantage and contribute to our long-term success.

Develop and retain highly skilled workers

Our people are our strongest assets, and we believe our success is deeply rooted in the expertise and dedication of our operational team. To ensure the continuous enhancement of service quality and to support our growth trajectory, we are planning to invest in and bolster our logistics and warehousing operational teams. As part of this initiative, we are launching a specialized training program for new entrants and providing continuous training opportunities for existing workers and drivers to elevate and refine their work standards. These training programs will cover our service standard, practical handling skills, and advanced technologies, aimed at equipping our operational team with the necessary skills and knowledge for excellence. Moreover, our management is also focused on fostering a culture of exceptional customer service, emphasizing both quality and positive attitude towards our customers. To attract and retain top talent, we will adopt a competitive compensation structure aligned with industry standards and implement a comprehensive performance evaluation system to incentivize continuous improvement and ensure operational excellence.

Strengthen Our Information Technology Systems

We intend to acquire an integrated and customized management system for logistics and warehousing business that will allow us to not only track but also record the movement of trucks, goods and products. Further, we also aim to have the system linked with our operation and finance systems so that when our staff places the order details to our system, the system can plan the route and delivery time and generate delivery list and invoice subsequently upon an encrypted authorized access of certain staff. Such customized system will increase the efficiency of our operations by reducing the manual input of the orders into our separate systems, minimizing the risks of mistakes by integrating all systems instead of manually inputting data into each separate system. We also plan to acquire additional hardware, such as workstations and servers to support the implementation of the customized integrated transportation tracking system. We believe that strengthening our information technology systems will allow us to improve our workflow efficiency, and thereby deliver better service experience to our customers.

Pursue additional strategic and financially attractive acquisitions

We endeavor to identify, acquire, and integrate businesses that will expand our logistics and warehousing business, while achieving synergies and generating attractive returns that exceed our cost of capital. Using our disciplined approach to screening and evaluating potential opportunities, we intend to seek strategically and financially attractive acquisition targets that provide us with new capabilities. We have significant internal resources dedicated to tracking potential acquisition prospects which are formally reviewed by our management on a regular basis. Since we are a fast-growing logistics and warehousing solution provider with a wide network of contacts, we believe we will be an acquirer of choice in our industry and will be able to transact with smaller players at attractive valuations. We currently have no definitive agreements to acquire any other business.

Service Engagement, Service Contract and Pricing Strategy

We typically engage with our customers through (i) quotations; and (ii) tendering processes. Upon receiving requests from customers, we furnish a quotation detailing the service prices, coverage, and the validity period of the quotation. In a tender process, our customers invite us and other competitors to submit offers for a particular logistics project. Our tender submissions outline the pricing and terms of the customized logistics and warehousing solutions. Subsequently, our customers evaluate all tender submissions and select a service provider for the project.

We generally do not enter into long-term service contracts with the majority of our customers. We have a standard service contract with our customers, setting out the necessary terms, including (i) terms of service; (ii) scope of service; (iii) quantity and unit price; (iv) payment terms; (v) places of collection and delivery; and (vi) other requirements from the customers.

For our logistics services, we typically charge our customers (i) a monthly lump sum package price; and (ii) unit prices for specific types of logistics and handling services per usage. In terms of our warehousing services, we usually charge our customers (i) a periodic rental fee for storage; and (ii) unit prices for specific types of warehousing and handling services per usage. Our management reserves the right to adjust the fees based on factors such as the type of products, uniqueness, complexity, time involved, and the manpower required to perform the services.

Sales and Marketing

We rely on our established relationships with our existing customers, customer referrals and our reputation in the logistics and warehousing industry to expand our business. Our new customers primarily come from referrals by our existing customers, which we believe reflects our existing customers’ satisfaction with our logistics and warehousing services.

Operation

The following sets forth the general workflow of providing logistics and warehousing services to our customers:

Quotation and order placement

Upon receiving requests from customers, we provide a quotation outlining the service prices, coverage, and validity period of the quotation. Once our customer accepts the quotation, we generally proceed to accept an order or enter into a contract with them for the specified services. Subsequently, our administration team records the details of each order and contract, which include pickup and delivery locations, the type of service needed, and any special instructions by our customers.

Order processing and planning

Details and specifics of orders and contracts are centralized and consolidated in our system. Our management then reviews and crafts a weekly schedule, strategically assigning our resources to ensure the seamless execution of logistics and warehousing services. This entails coordinating trucks, drivers, operational teams, and warehouse spaces to guarantee efficient and timely services. When we receive a new order for transportation, our management team will assess the delivery requirement and seamlessly integrate it into our existing network of transport routes. If the integration is not practicable, we will arrange additional trucks to fulfill the delivery.

Collection and transportation

In accordance with the delivery schedule, our fleets will arrive to collect the goods and products at the designated locations. For direct logistics services, some clients may require our fleets to transport the goods and products directly to their designated destinations, often their retail shops, warehouses or logistics centers. For customers requiring warehousing services, our drivers will deliver the goods and products to our warehouse.

Devanning and warehousing

We also arrange for the collection of the containers and transport them back to our warehouse. Once the containers arrive at our warehouse, we will provide container devanning services. We engage subcontractors to perform the container devanning and handling services as the subcontractors possess the relevant machinery and expertise. All goods and products will then be offloaded and transited to designated storage areas in our warehouse. Our staff will keep track of the movement and storage of the goods and products through the inventory management system.

Distribution and invoicing

Based on the (i) characteristics of goods and products; and (ii) distribution sequence, our management has established a set of sorting, loading and distribution standards and procedures, which will continue to be adjusted and optimized so as to achieve an efficient, orderly and flexible distribution of the goods and products to the designated locations. Our operational team together with the drivers will retrieve and load the goods and products onto the trucks. Goods and products will then be delivered to the destination within the agreed timeframe by returning the delivery note with acknowledgement by the customers. Generally, an invoice will be issued within 30 days after the end of month, based on the services provided, including the charges of transportation, warehousing and any additional services.

Service review

Customer concerns and issues are promptly addressed to ensure satisfaction and retention, while continuous improvement initiatives are implemented to enhance efficiency and further elevate customer satisfaction. We will carry out periodic service review meetings with customers to ensure full compliance with the customers’ requirements and standards.

Customers

We have proudly served a growing customer base of 106, 129 and 111 customers for each of FY2024, FY2025 and 6M2025, respectively. Our customers span across different industries, including wholesaler, importers, manufacturers, retailers, trading enterprises and other businesses in Hong Kong.

For FY2024 and FY2025, we had the following customers that accounted for more than 10% of our revenue:

	For the year ended March 31,
	2024		2025
	HK$	%	HK$	%
Major customers representing more than 10% of our revenue
Customer A	18,260,736	34.6	3,888,954	7.4
Customer B	—	—	5,931,953	11.3

For 6M2024 and 6M2025, we had the following customers that accounted for more than 10% of our revenue:

	For the six months ended September 30,
	2024		2025
	HK$	%	HK$	%
Major customers representing more than 10% of our revenue
Customer A	3,888,925	16.8	—	—
Customer B	—	—	3,794,046	11.6
Customer C	—	—	3,508,901	10.7

Customer A accounted for approximately 34.6% and 7.4% of our revenue for FY2024 and FY2025, respectively. Customer B accounted for nil, approximately 11.3% and 11.6 of our revenue for FY2024, FY2025 and 6M2025, respectively. Customer C accounted for nil and approximately 10.7% of our revenue for 6M2024 and 6M2025, respectively. Save as disclosed above, no other customer accounts for more than 10% of our revenue for FY2024, FY2025, 6M2024 and 6M2025, respectively. During FY2024, FY2025, 6M2024 and 6M2025, all of our customers were located in Hong Kong.

Competition

Our market is highly competitive and fragmented with thousands of individual players. We face competition from smaller individual logistics companies and listed logistics companies in Hong Kong.

Entry barriers have dampened the rise of new entrants to a certain extent. Entry barriers include having a sizeable fleet of trucks and an established coverage of transport routes means having multiple routine delivery lines that can support the delivery needs of various customers across Hong Kong. Additionally, significant initial and ongoing capital investments are essential for acquiring skilled workers, drivers, equipment, and facilitating business expansion, alongside the cultivation of enduring customer relationships. Nevertheless, new entrants also need to operate with a temperature-controlled warehouse to meet the demands of the market.

We believe that individual logistics companies of smaller size often do not operate a substantial fleet of trucks and well-developed temperature-controlled warehouses simultaneously, while listed logistics companies with better financial capabilities own their fleet of trucks and warehouses. We believe that our ability to compete with these players primarily depends on the handling capacity, quality and reasonable pricing of our services and our key competitive advantages, as more particularly set out in “Our Competitive Strengths” and “Our Strategies and future plans”.

Employees

We had 3, 6 and 11 full-time employees as of March 31, 2024 and 2025 and December 31, 2025, respectively. The following table sets forth the number of full-time employees of SPLW as of the respective period end by functions:

	As of March 31,		As of December 31, 2025
	2024	2025
Management	—	1	2
Warehouse workers and drivers	3	3	7
Administration and accounting	—	2	2
Total	3	6	11

As of March 31, 2024 and 2025 and December 31, 2025, we also deployed 78, 59 and 35 workers under subcontracting arrangements, who were part of our operational team.

Suppliers

We engage suppliers including logistics companies, vehicle rental companies, fuel suppliers and other service providers to provide the necessary support to our logistics and warehousing business. We select our third-party suppliers based on the price, quality of their services, their reliability and their ability to meet our specific requirements. For FY2024, FY2025, 6M2024 and 6M2025, all of our suppliers were located in Hong Kong, and none of them accounted for more than 10% of our cost of sales. Typically, we do not enter into long-term contracts with our suppliers. Our orders with our suppliers are placed on an as-needed basis. We believe we will be able to source logistics and vehicle rental services at similar or better prices, should that become necessary.

During FY2024, FY2025, 6M2024 and 6M2025, we engaged various subcontractors to support our business operations. We continuously conduct a comprehensive assessment of our subcontractors to better control the quality of their services. We generally do not enter into long-term agreements with the subcontractors. We place orders with these subcontractors on an as-needed basis. Once we have entered into service agreements with our customers, we allocate the work to the subcontractors and provide them with the relevant information. These back-to-back arrangements ensure that the quality and quantity of the services provided by our subcontractors comply with our customers’ requirements. Our subcontractors then arrange for an appropriate number of vehicles to fulfill the agreed-upon trucking services.

Credit Management

For FY2024, FY2025, 6M2024 and 6M2025, no allowance of expected credit losses was recognized, respectively. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

Credit terms to customers

For FY2024, FY2025, 6M2024 and 6M2025, we generally offer credit terms up to 30 days to our customers. The average trade receivable turnover days are approximately 50 days, 67 days and 82 days for FY2024, FY2025 and 6M2025, respectively. It is calculated based on the average trade receivables balance divided by the revenue and multiplied by 365 days/183 days.

Properties

As of the date of this prospectus, we do not own any property and operate at a 12-floor building located at Smart Pointer Logistics Centre, No. 19-21, Wing Kin Road, Kwai Chung, New Territories, Hong Kong as our logistics center, warehouse and office. The total gross floor area is approximately 70,000 square feet and the current term is from April 1, 2026 to March 31, 2027. We believe that we will be able to obtain adequate facilities on reasonable terms, principally through leasing or other arrangement, to accommodate our future expansion plans.

Intellectual Property

We rely primarily on patents, trademarks, copyrights and trade secret laws, as well as confidentiality procedures, to protect our proprietary technologies and processes, if necessary. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we are the registrant of the domain name “https://www.smartpointer-logisticswh.com/”.

Permits and Licenses

During FY2024 and FY2025 and up to the date of this prospectus, we obtained the approvals, licenses and certificates that are required and material for our business and operations. Further, we have complied in all material aspects with the relevant laws and regulations and there was no incident relating to our material certificates that are material to our business and operations which constitutes non-compliance.

We have not experienced any refusal of the renewal application of material license for our operations and business. For details on the approval, permits, consents, and licenses for our business and operations, please refer to the section headed “Regulations” in this prospectus.

Legal and Regulatory Compliance

During FY2024 and FY2025, and up to the date of this prospectus, we obtained all licenses, permits and certificates that are required and material for our business and operations. Further, we have complied in all material aspects with the relevant laws and regulations and there was no incident which constitutes non-compliance with the relevant laws or regulations during FY2024 and FY2025, and up to the date of this prospectus.

Insurance

We maintain employees’ compensation insurance for its employees in accordance with the laws and regulations in Hong Kong. As of the date of this prospectus, we have maintained the public liability insurance for compensation in respect of our employees and third parties that include work injury or damage to the properties under the regulatory requirements in Hong Kong.

We consider our insurance policies to be adequate and in line with the industry standard. During FY2024 and FY2025, and up to the date of this prospectus, we have not been subject to nor received any insurance claims.

Seasonality

We have not experienced, and do not expect to experience, any seasonal fluctuations in the results of operations for our logistics and warehousing business.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in Hong Kong.

Laws and Regulations in Hong Kong

Business Registration

Business Registration Ordinance

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

SPLW has obtained a valid business registration certificate and it has not been refused by the Inland Revenue Department for its applications for renewal of the business registration certificate.

Taxation

Inland Revenue Ordinance

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) regulates taxes on property, earnings and profits in Hong Kong. The IRO provides that every person including corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the date of this prospectus, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the IRO.

Employment

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The Employment Ordinance provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who wilfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the Employment Ordinance provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who wilfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the Employment Ordinance.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the MPFSO.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees respectively in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labour of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the ECO.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Under the OSHO, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by:

(a)     providing and maintaining plant and systems of work that are safe and without risks to health;

(b)    making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances as regards any workplace under the employer’s control;

(c)     providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work;

(d)    providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health; and

(e)     providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 or on conviction on indictment to a fine of HK$10,000,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months or on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

The Commissioner for Labor may by virtue of section 9(1) of the OSHO issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also by virtue of section 10(1) of the OSHO issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the OSHO.

Minimum Wage Ordinance

The prescribed minimum hourly wage rate (currently set at HK$43.1 per hour) for every employee is govern by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the MWO.

Factories and Industrial Undertakings Ordinance

The Factories and Industrial Undertaking Ordinance (Chapter 59 of the Laws of Hong Kong) (the ‘‘FIUO’’) provides for the safety and health protection of workers in an industrial undertaking. Under the FIUO, (i) ‘‘industrial undertaking’’ includes but not limited to the loading, unloading, or handling of goods or cargo at any dock, quay, wharf, warehouse or airport; and (ii) a ‘‘proprietor’’ means the person for the time being having the management or control of the business carried on, inter alia, an industrial undertaking, or the occupier or the agent of the occupier of an industrial undertaking.

Under section 6A of the FIUO, a proprietor of a relevant industrial undertaking must ensure the safety and health at work of all his employees. A proprietor who contravenes its duty under the FIUO commits an offence and is liable to a fine of HK$500,000. In the case of a willful contravention without reasonable excuse, such proprietor commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Under the FIUO, there are 30 sets of subsidiary regulations covering various aspects of hazardous work activities in factories, building and engineering construction sites, catering establishments, cargo and container handling undertakings and other industrial workplaces. The subsidiary regulations prescribe detailed safety and health standards on work situations, plant and machinery, processes and substances.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the FIUO.

Motor Vehicles Insurance (Third Party Risks) Ordinance

Section 4(1) of the Motor Vehicles Insurance (Third Party Risks) Ordinance (Chapter 272 of the Laws of Hong Kong) (the ‘‘MVI(TPR)O’’) provides that it shall not be lawful for any person to use, or to cause or permit any other person to use, a motor vehicle on a road unless there is in force in relation to the user of the vehicle by that person or that other person, as the case may be, such a policy of insurance or such a security in respect of third party risks as complies with the requirements of the MVI(TPR)O.

If a person acts in contravention of section 4 of the MVI(TPR)O, he shall be liable to a fine of HK$10,000 and to imprisonment for 12 months, and a person convicted of an offence under section 4 shall (unless the court for special reasons thinks fit to order otherwise) be disqualified from holding or obtaining a licence to drive a motor vehicle for such period as the court may determine being not less than 12 months nor more than three years from the date of conviction.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the MVI(TPR)O.

Personal data

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) protects the privacy interests of living individuals in relation to personal data. The ordinance covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the PDPO.

Competition

Competition Ordinance

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

As at the date of this prospectus, SPLW has not been subject to any fine, penalty or prosecution in relation to the Competition Ordinance.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Mr. Ting Fo Chan	42	Chairman, Director and Chief Executive Officer
Mr. Sze Hang Ho	48	Chief Financial Officer*
Mr. Wai Fung Lee	31	Independent Director Nominee*
Mr. Wai Sun Pang	54	Independent Director Nominee*
Mr. Kwok Wah Ng	61	Independent Director Nominee*

____________

*        Each of Mr. Wai Fung Lee, Mr. Wai Sun Pang and Mr. Kwok Wah Ng will serve as an independent director of the Company upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will have in place a board of directors that is majority independent. The three independent directors will serve on the audit committee, with an “audit committee financial expert” as defined under the Nasdaq rules, serving as committee chair. These individuals consent to serving in such position upon the closing of this offering.

Chief Executive Officer and Director

Mr. Ting Fo Chan has served as the director of the Company since February 2025 and will serve as our chairman of our board of directors and chief executive officer in advance of the public filing of our registration statement on Form F-1, of which this prospectus is a part. He is responsible for the overall strategic direction and development of our Company. He has over 15 years of managerial experience and plays a pivotal role in overseeing and guiding the strategic direction, business development, client relationship management, team management and key decision-making processes within our Group. Mr. Chan has served as the director of SPLW since February 2022 and is responsible for management and strategic decision-making. Mr. Chan has been responsible for the operation and management of Smart Pointer Logistics Limited since January 2004 and has served as a director of such company since October 2018. Smart Pointer Logistics Limited has been dormant since 2022. Since May 2013, he has been the proprietor and director responsible for the overall management and operation of Action Trend Limited, a service provider to logistics practitioners. Action Trend Limited is wholly owned and controlled by Mr. Chan.

Chief Financial Officer

Mr. Sze Hang Ho has accepted the appointment to serve as the Chief Financial Officer of our Company, which will be effective immediately upon the closing date of this offering. He will be responsible for the Company’s and its subsidiaries’ strategic planning, corporate finance activities, oversight of financial reporting procedures, internal controls and compliance with respective requirements.

Mr. Ho has obtained a master degree of business administration from the Hong Kong Baptist University in June 2014, a master degree of science in construction management from the City University of Hong Kong in June 2015 and a master degree of e-commerce from The Hong Kong Polytechnic University in May 2022. Mr. Ho possesses more than 17 years of diversified professional experience in Hong Kong, covering investment management, property development consultancy, corporate banking, and private equity, with demonstrated expertise in portfolio management, strategic business development, and financial forecasting. He co-founded ICON Data Centre Limited in 2017, which focuses on data centre business opportunities. Since 2016, he has held the position of Vice President at Zeppelin Property Development Consultants Limited, a firm providing project management, quantity surveying, facility management, design, and real estate analysis services. Prior to that, he worked at various companies, including a real estate agency, a surveying firm, and banks.

Independent Directors

Mr. Wai Fung Lee will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the audit committee and a member of compensation committee and nominating and corporate governance committee.

Mr. Lee obtained a bachelor’s degree of business administration in accountancy and management from The Hong Kong University of Science and Technology in 2016. He is currently a member of the Hong Kong Institute of Certified Public Accountants and an Accredited Green & Sustainable Finance Professional. Mr. Lee has over 10 years of experience in financial reporting, finance operations and audit. He is currently the financial controller of Chubb Life Hong Kong, an insurance firm in Hong Kong. Prior to that, he held positions at Cigna Hong Kong and Deloitte Touche Tohmatsu.

Mr. Wai Sun Pang will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the compensation committee and a member of audit committee and nominating and corporate governance committee.

Mr. Pang obtained a bachelor’s degree in business administration in applied economics from the Hong Kong Baptist University in 1995 and a master degree of philosophy in finance from the Hong Kong Baptist University in 1998. He has over 25 years of experience in investment research, capital markets, corporate advisory, and financial education. He currently serves as a part-time lecturer on investment courses, providing professional instruction in technical analysis and investment theory. From March 2024 to November 2025, Mr. Pang served as the responsible officer at BaoJia Capital Limited. Mr. Pang previously served as head of research and responsible officer at Core Pacific — Yamaichi International (H.K.) Limited and held senior positions at Cinda International Research Limited and Everbright Securities Investment Services (HK) Limited.

Mr. Kwok Wah Ng will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the nominating and corporate governance committee and a member of audit committee and compensation committee.

Mr. Ng obtained a master degree of science in global supply chain management from The Hong Kong Polytechnic University in 2016. Mr. Ng has over 30 years of experience in logistics and supply chain management, covering warehouse operations, transport, distribution centres and regional supply chain strategy. He is currently a freelance business and logistics consultant. From November 2021 to January 2023, he served as a director at Hi-Speed Supply Chain Limited, a logistic company in Hong Kong. From April 2018 to November 2021, he was the general manager of Hong Kong and Macau operations at SF Supply Chain (HK) Limited. Prior to that, he held senior logistics-related positions in various companies in Hong Kong.

Family Relationships

There are no family relationships among our directors and executive officers.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For FY2024, FY2025 and 6M2025, we paid an aggregate compensation of nil, HK$77,000 and HK$231,000, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq Capital Market Company Guide. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16(b) and short-sale restrictions under Section 16(c) of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Class A Ordinary Shares.

As a “foreign private issuer”, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by the Nasdaq Capital Market for U.S. companies. The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the corporate governance requirements of the Nasdaq Capital Market:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq Capital Market. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq Capital Market corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq Capital Market, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq Capital Market. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company declare the nature of his or her interest to all other directors of the Company. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq Capital Market Company Guide. A controlled company is not required to comply with the Nasdaq Capital Market corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Capital Market corporate governance rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Wai Fung Lee, Mr. Wai Sun Pang and Mr. Kwok Wah Ng. All of them are financially literate and two of whom have accounting or related financial management expertise. Mr. Wai Fung Lee will be the chairman of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Capital Market Company Guide and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Wai Fung Lee qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq Capital Market Company Guide. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related-party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Wai Fung Lee, Mr. Wai Sun Pang and Mr. Kwok Wah Ng. Mr. Wai Sun Pang will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of the Nasdaq Capital Market Company Guide. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. Wai Fung Lee, Mr. Wai Sun Pang and Mr. Kwok Wah Ng. Mr. Kwok Wah Ng will be the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Capital Market Company Guide. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Controlled Company Exception

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules. We will be a “controlled company” within the meaning of Nasdaq rules. As of the date of this prospectus, Mr. Ting Fo Chan, our Controlling Shareholder, through AC Smart Capital Limited, owns 5,200,000 Class B Ordinary Shares, representing 95.59% of the total voting power of issued share capital of the Company. Following completion of this offering, 5,200,000 Class B Ordinary Shares, representing 91.39% of the total voting power of our Company, will be owned by Mr. Chan, assuming that the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company. Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

•        that a majority of its board of directors consist of independent directors;

•        that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

•        that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the best interests of our Company. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our Company, our directors must ensure compliance with the memorandum and articles of association of our Company, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our Company if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position, and a director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening general meetings of our company (including annual general meeting) and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•        approving the transfer of Shares in our Company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be appointed by ordinary resolutions by our shareholders or by our directors. Pursuant to our Memorandum and Articles, an appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any; but no such term shall be implied in the absence of express provision. If no term is fixed on the appointment of a director, the director serves indefinitely until his or her earlier death, resignation or removal.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

We may also terminate an executive officer’s employment without cause at any time upon thirty (30) days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. An executive officer may resign in accordance with the Memorandum and Articles.

Specifically, each executive officer agreed, without prior consent of the board of directors, to become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be associated with any business or entity that directly or indirectly competes with the Group.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of four directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

2026 Share Incentive Plan

On June 22, 2026, our board of directors approved the 2026 Share Incentive Plan, which may be amended and restated from time to time, to attract and retain best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. Under the 2026 Share Incentive Plan, the maximum aggregate number of Class A Ordinary Shares which may be issued or transferred pursuant to all awards is 1,960,000 Class A Ordinary Shares (assuming the underwriters do not exercise their over-allotment option and no conversion of the outstanding convertible notes of the Company), representing twenty percent (20%) of the number of fully-diluted Class A Ordinary Shares outstanding as of the date of our Company’s initial public offering.

Administration

The 2026 Share Incentive Plan will be administered by the compensation committee. As applied to determinations related to awards granted to our chief executive officer, our board of directors, or a committee thereof, will be the administrator. The administrator will determine the terms and conditions of each equity award.

Change in Control

In the event of a change in control, the administrators may accelerate the vesting, purchase of equity awards from holders and provide for the assumption, conversion or replacement of equity awards.

Term

Unless terminated earlier, the 2026 Share Incentive Plan will continue in effect for a term of ten years from the date of its adoption.

Award Agreements

Equity awards granted under the 2026 Share Incentive Plan are evidenced by award agreements that set forth the terms, conditions and limitations for each award, which must be consistent with the 2026 Share Incentive Plan.

Vesting Schedule

The vesting schedule of each equity award granted under the 2026 Share Incentive Plan will be set forth in the award agreement for such equity award.

Amendment and Termination

The 2026 Share Incentive Plan may at any time be amended or terminated with the approval of our board of directors, subject to the limitations of applicable laws.

Award Grants

As of the date of this prospectus, no award has been granted under the 2026 Share Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2024 and 2025 and September 30, 2025, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this prospectus, by:

•        each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

•        each of our directors, executive officers, and director nominees; and

•        all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The percentage of Shares beneficially owned prior to the offering is based on 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding as of the date of this prospectus as described in “Corporate History and Structure” section. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares outstanding prior to the offering plus the Class A Ordinary Shares that we are selling in this offering.

The percentages of Shares beneficially owned after the offering assume that the underwriters will not exercise their option to purchase additional Shares in the offering. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

The total number of Ordinary Shares outstanding after completion of this offering will be, comprising 9,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

	Ordinary Shares beneficially owned prior to the offering			Ordinary Shares beneficially owned after the offering			Ordinary Shares beneficially owned after the offering and assuming full conversion of outstanding convertible notes
Name of Beneficial Owner	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(1)	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of beneficial ownership(2)	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of Beneficial ownership(3)
Directors, director nominees, and executive officers as a group
Ting Fo Chan	Nil	5,200,000	52.0%	Nil	5,200,000	34.67%	Nil	5,200,000	32.28%
Mr. Sze Hang Ho	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Wai Fung Lee	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Wai Sun Pang	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Kwok Wah Ng	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	Nil	5,200,000	52.0%	Nil	5,200,000	34.67%	Nil	5,200,000	32.28%

5% or greater shareholders
AC Smart Capital Limited(4)	Nil	5,200,000	52.0%	Nil	5,200,000	34.67%	Nil	5,200,000	32.28%
Uplift Champion Ninetysix limited(5)	2,900,000	Nil	29.0%	2,900,000	Nil	19.33%	2,900,000	Nil	18.00%
	2,900,000	5,200,000	81.0%	2,900,000	5,200,000	54.00%	2,900,000	5,200,000	50.28%

____________

(1)      Based on 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

(2)      Based on 9,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding immediately after the offering.

(3)      Based on 10,908,800 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding immediately after the offering and assuming full conversion of outstanding convertible notes. As of the date of this prospectus, our Company has outstanding convertible notes in an aggregate principal amount of US$240,000, which shall be convertible to 554,400 Class A Ordinary Shares.

(4)      The registered address of AC Smart Capital Limited, a British Virgin Islands company, is Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. 5,200,000 Class B Ordinary Shares directly held by AC Smart Capital Limited, of which Mr. Ting Fo Chan is the sole shareholder and holds the voting and dispositive power over the ordinary shares held by such entity.

(5)      The registered address of Uplift Champion Ninetysix limited, a British Virgin Islands company, is Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. 2,900,000 Class A Ordinary Shares directly held by Uplift Champion Ninetysix limited, of which Mr. Ching Hei Chan is the sole shareholder and holds the voting and dispositive power over the ordinary shares held by such entity.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of our preceding three fiscal years up to the date of March 31, 2025, the six months ended September 30, 2025 and from October 1, 2025 to the date of this prospectus. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

•        whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for the Company to enter into the related party transaction;

•        whether the related party transaction would impair the independence of an outside director;

•        whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

•        any pre-existing contractual obligations.

Nature of relationships with related parties are listed below:

Names and Relationship of Related Party:	Existing Relationship with the Company
Mr. Ting Fo Chan (“Mr. Chan”)	Chairman, Director, Chief Executive Officer and major shareholder of the Company
Action Trend Limited	Entity wholly owned by and controlled by a common shareholder, Mr. Chan

Due from a related company

As of March 31, 2023, 2024, 2025, September 30, 2025 and the date of this prospectus, the due from a related company consisted of the following:

Name	As of March 31,			As of September 30, 2025	As of the date of this prospectus
	2023	2024	2025
	HK$	HK$	HK$	HK$	US$
Action Trend Limited	3,438,859	5,472,447	2,601,426	668,116	5,401,487

As of March 31, 2023, 2024 and 2025 and September 30, 2025, we recorded amount due from Action Trend Limited, which were non-trade in nature, unsecured and non-interest bearing. The amount due from Action Trend Limited represents advances provided by our Group for renovating and repairing the warehouse facilities. As of the date of this prospectus, the amount due from Action Trend Limited amounted to HK$5,401,487. Action Trend Limited has undertaken to settle the full outstanding balance prior to the effective date of this registration statement. The Company will not request effectiveness of this registration statement until such balance has been settled in full.

Due from a shareholder

As of March 31, 2023, 2024, 2025, September 30, 2025 and the date of this prospectus, the due from a shareholder consisted of the following:

Name	As of March 31,			As of September 30, 2025	As of the date of this prospectus
	2023	2024	2025
	HK$	HK$	HK$	HK$	US$
Mr. Chan	(653,752)	477,027	2,788,255	202,961	—

The amount due from Mr. Chan represented the temporary advances made by our Company, which were non-trade in nature, unsecured and non-interest bearing, for purpose of fund transfer. The amount due to Mr. Chan represented the temporary advances made by Mr. Chan, which were non-trade in nature, unsecured and non-interest bearing, for purpose of fund transfer. During the years presented, Mr. Chan settled some expenses on behalf of our Company, therefore, certain amounts of this balance was offset. For the years ended March 31, 2023, 2024 and 2025, our Company provided funds to Mr. Chan with the net amount of approximately HK$0.8 million, HK$1.1 million and HK$2.3 million, respectively. For the six months ended September 30, 2025, Mr. Chan repaid funds to our Company in a net amount of approximately HK$2.6 million. Mr. Chan subsequently settled the remaining balance as of September 30, 2025 in full.

During the years ended March 31, 2023, 2024 and 2025, and the six months ended September 30, 2025, in our ordinary course of business, we were involved in transactions with a related company. These transactions were either at cost or current market prices and on normal commercial terms with a related company. The following table provides the transactions with a related company for the periods as presented (for the portion of such period that they were considered related):

Name	Nature	For the years ended March 31,			For the six months ended September 30, 2025	For the period from October 1, 2025 up to the date of this prospectus
		2023	2024	2025
		HK$	HK$	HK$	HK$	US$
Action Trend Limited	Motor vehicle rental expenses	1,200,000	—	—	—	—
Action Trend Limited	Management fee expenses	5,585,337	5,278,452	6,212,387	2,889,640	4,892,128

For the year ended March 31, 2023, we incurred motor vehicle rental expenses from Action Trend Limited.

For the years ended March 31, 2023, 2024 and 2025, the six months ended September 30, 2025 and for the period from October 1, 2025 up to the date of this prospectus, we incurred management fee expenses from Action Trend Limited for (i) accounting and administrative functions; (ii) logistics and warehousing services; and (iii) leasing of vehicles.

Apart from the transactions and balances detailed above and elsewhere in these accompanying consolidated financial statements, our Company has no other significant or material related party transactions during the years presented.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The authorized share of our Company consists of Ordinary Shares. As of the date of this prospectus, our authorized share capital is USD50,000 divided into 250,000,000 Class A Ordinary Shares of par value US$0.0001 each and 250,000,000 Class B Ordinary Shares of par value US$0.0001 each.

As of the date of this prospectus, 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares are issued and outstanding of par value US$0.0001 each, equivalent to total paid-up capital of US$1,000. We will issue 5,000,000 Class A Ordinary Shares in this offering.

Upon completion of this offering, we will have 9,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares issued and outstanding, assuming no conversion of the outstanding convertible notes of the Company. All of our issued and outstanding Ordinary Shares are fully paid, and all of our Ordinary Shares to be issued in the offering will be fully paid upon issuance.

Our Memorandum and Articles of Association

The following are summaries of certain material provisions of our memorandum and articles of association which currently is and will be in force and effect after completion of this offering (which in this section shall each be referred as the memorandum and the articles, and collectively, the memorandum and articles) and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form and are issued when registered in our register of members. Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects except that (i) each Class A Ordinary Share confers upon the holder thereof the right to one (1) vote at a general meeting of our Company or on any shareholders resolutions; (ii) each Class B Ordinary Shares confers upon the holder thereof the right to twenty (20) votes at a general meeting of our Company or on any shareholders resolutions; (iii) each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of our Company or any transfer agent for such share, into one fully paid and non-assessable Class A Ordinary Share but no Class A Ordinary Shares shall be convertible into any Class B Ordinary Shares; and (iv) upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one for one basis. Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of us lawfully available for distribution. In addition, our Shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Holders of Class A Ordinary Shares and Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights In respect of all matters upon which the ordinary shares are entitled to vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to twenty (20) votes, voting together as one class. Voting at any general meeting is by a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our memorandum and articles of association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Conversion.    Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may, but shall not (unless required by the Nasdaq rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the board, in accordance with the articles. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by our directors. Advance notice of not less than five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the rights to vote at such general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the Nasdaq Capital Market (if such shares are listed on the Nasdaq Capital Market) or in any other form approved by our board of directors, executed:

(a)     where the shares are fully paid, by or on behalf that shareholder; and

(b)    where the shares are partly paid, by or on behalf of that shareholder and the transferee

Where the shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of Ordinary Shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

•        the shares transferred are fully paid up and free of any lien in favour of our Company; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq and on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year as our board may determine.

Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into Class A Ordinary Shares on a one for one basis.

Liquidation.    If we are wound up the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)    to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days in advance specifying the time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    Subject to the terms of the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, the Company may by our board of directors: (i) issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the shareholder holding those redeemable shares, on the terms and in the manner our board of directors determine before the issue of those shares; (ii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the board of directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which our board of directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, the rights attached to any such class may only be varied with (i) the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or (ii) the consent in writing of the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our memorandum and articles authorizes our board of directors to issue authorized but unissued Ordinary Shares from time to time as our board of directors shall determine, to the extent of available.

Inspection of Books and Records.    Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Anti-Takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any authorized but unissued shares to such persons, at such times and on such terms and conditions as they may decide without any further vote or action by our shareholders; and limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies, and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to a new consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members or creditors, as the case may be, with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a takeover offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, at any time within a two-month period after approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law (“DGCL”), a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any rights to requisition a general meeting and do not provide shareholders with any right to put any proposal before a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares which carry in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board for a continuous period of six months; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders.    The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the DGCL, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with (i) the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class (ii) written consent of holders holding not less than two-thirds of the issued shares of that class.

Amendment of Governing Documents.    Under the DGCL, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Class A Ordinary Shares. Sales of substantial amounts of our Class A Ordinary Shares following this offering, including Shares issued upon the exercise of outstanding options or warrants, or the perception that these sales could occur, could adversely affect prevailing market prices of our Class A Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional Shares in this offering and no conversion of the outstanding convertible notes of the Company, we will have an aggregate of 9,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares outstanding upon the closing of this offering. Of these shares, the Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

Following completion of this offering, giving effect to the sale of the Class A Ordinary Shares being offered hereby, Mr. Ting Fo Chan, through AC Smart Capital Limited will hold 5,200,000 Class B Ordinary Shares and will be deemed to be “restricted securities” (as that term is defined under Rule 144). Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration such as under Rule 144 under the Securities Act. These rules are summarized below.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the Underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of six (6) months after the closing of this offering without the prior written consent of the Representative. See “Underwriting.”

Rule 144

Shares Held for Six Months

In general, under Rule 144 under the Securities Act, as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days following the closing of this offering, a person, including an affiliate, who has beneficially owned our Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the Shares were acquired from us or from an affiliate of us as restricted securities), is entitled to sell our Shares, subject to the availability of current public information about us (which information will be deemed to be available as long as we continue to file required reports with the SEC). In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions, notice requirements, and a volume limitation that limits the number of Shares that may be sold thereby, within any three-month period, to the greater of:

•        1% of the number of Shares then outstanding; or

•        the greater of 1% or the average weekly trading volume of our Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 144 under the Securities Act also provides that affiliates that sell our Shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities, other than the holding period requirement.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person who is not considered to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her, or its Shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such Shares may be sold immediately upon the closing of this offering.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

SPLW is incorporated in Hong Kong and was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2024/2025. Hong Kong profits tax rates for corporations are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, SPLW is not taxed on their foreign-sourced income. In addition, payments of dividends from SPLW to us is not subject to any withholding tax in Hong Kong.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules”, any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules”, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our Company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and bank balances are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets”, including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of the securities laws of the United States or any state in the United States; and (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, that there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., however, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Ting Fo Chan	Chairman, Director, and Chief Executive Officer	Chinese	Hong Kong
Mr. Sze Hang Ho	Chief Financial Officer	Chinese	Hong Kong
Mr. Wai Fung Lee	Independent Director	Chinese	Hong Kong
Mr. Wai Sun Pang	Independent Director	Chinese	Hong Kong
Mr. Kwok Wah Ng	Independent Director	Chinese	Hong Kong

Hong Kong

Our directors and officers reside outside the United States in Hong Kong. We have been advised by David Fong & Co., our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability of judgements of United States courts in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement dated the date of this prospectus with the underwriters named below, for whom Cathay Securities, Inc. is acting as the representative with respect to the Class A Ordinary Shares in this offering (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of Class A Ordinary Shares indicated below:

Name	Number of Class A Ordinary Shares
Cathay Securities, Inc.
Total

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative”, respectively. The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. We agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 15% additional Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[    ] per ordinary share, based on the initial public offering price of $[    ] per ordinary share. After completion of this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to seven percent (7%) of the public offering price on each of the Class A Ordinary Shares being offered.

The table below shows the initial public offering price per ordinary share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Share (US$)	Total Without Exercise of Over-allotment Option (US$)	Total With Full Exercise of Over-allotment Option (US$)
Initial public offering price(1)	$	$	$
Underwriting discounts (7%)	$	$	$
Non-accountable expenses (1%)
Proceeds, before expenses, to us	$	$	$

____________

(1)      Initial public offering price is $[    ] per Class A Ordinary Share, which is set forth on the cover page of this prospectus.

We agree to reimburse the representative up to a maximum of $250,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the representative one percent (1%) of the actual amount of the offering as non-accountable expenses.

We have agreed to pay an advanced expense deposit of $120,000 to the representative for the representative’s anticipated out-of-pocket expenses (the “Advance”); of which $70,000 was paid upon execution of the engagement letter, $20,000 is due upon receiving the FINRA no-objection letter, and $30,000 is due upon the first public filing with the SEC, to be applied against out-of-pocket accountable expenses. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Representative, provided that this offering is completed, a right of first refusal, for a period of six (6) months from the closing of the offering, exercisable at the sole discretion of the Representative, to provide investment banking service to us on terms that are the same or more favorable to us comparing to terms offered to us by other underwriters or placement agents, which shall include, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of us. In accordance with FINRA Rule 5110(g)(6), under no circumstances shall such right of first refusal have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriters. The Representative shall notify us of its intention to exercise its right of first refusal within 15 business days following notice in writing by us. The right of first refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the Underwriting Agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of the Company’s securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the Underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of six (6) months from the closing of this offering without the prior written consent of the Representative. Each of the Company and any successors of the Company have agreed, for a period of six (6) months after the closing of this offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Pricing of the offering

Prior to this offering, there has been no public market for the Class A Ordinary Shares. The initial public offering price was determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The initial public offering price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market at or above the initial public offering price.

No Sales of Similar Securities

We, including any successor entities, have agreed not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of six (6) months after the Closing Date.

Foreign Regulatory Restrictions on Purchase of the Class A Ordinary Shares

We have not taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “[SPGH].” We will not consummate and close this offering without a listing approval letter from The Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by representative or by its affiliates. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter, and should not be relied upon by investors. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Class A Ordinary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Class A Ordinary Shares in this offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$4,764.5
FINRA filing fee	3,087.5
Nasdaq Capital Market listing fee	50,000.0
Printing and engraving expenses	30,000.0
Legal fees and expenses	620,000.0
Transfer agent and registrar fees	120,000.0
Accounting fees and expenses	500,000.0
Miscellaneous	85,148.0
Total	$1,413,000.0

____________

*        To be filed by amendment.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and by David Fong & Co. with respect to certain legal matters of Hong Kong laws. The underwriter is being represented by Sichenzia Ross Ference Carmel LLP, with respect to legal matters of United States federal and New York State law, in connection with this offering. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements for FY2024 and FY2025, included in this prospectus have been so included in reliance on the report of SFAI Malaysia PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of SFAI Malaysia PLT is located Avenue 5, Bangsar South, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Class A Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16(b) and short-sale restrictions contained in Section 16(c) of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

SMART POINTER GROUP HOLDINGS LIMITED
REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2025

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan, 47160 Puchong, Selangor, Malaysia. Tel: 603-7802 9000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Smart Pointer Group Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Smart Pointer Group Holdings Limited (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows as of and for the years ended March 31, 2025 and 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended March 31, 2025 and 2024, in conformity with International Financial Reporting Standard (the “IFRS”) issued by International Accounting Standards Board.

Convenience Translation

Our audits also comprehended the translation of Hong Kong dollar amounts into United States dollar amounts and in our opinion, such translation has been made in conformity with the basis stated in Note 2 to the financial statements. Such United States dollar amounts are presented solely for the convenience of readers outside Hong Kong.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

/s/ SFAI MALAYSIA PLT
Malaysia
March 24, 2026

SMART POINTER GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		As of March 31,
	Note	2024	2025
		HK$	HK$	US$
Non-current assets
Property, plant and equipment	4	668,130	464,131	59,504
Right-of-use assets	11	2,347,401	—	—
Total non-current assets		3,015,531	464,131	59,504

Current assets
Trade and other receivables	5	6,709,754	12,584,695	1,613,423
Amount due from a related company	6	5,472,447	2,601,426	333,516
Amount due from a shareholder	7	477,027	2,788,255	357,469
Cash and bank balances	8	712,780	531,382	68,126
Total current assets		13,372,008	18,505,758	2,372,534

Total assets		16,387,539	18,969,889	2,432,038

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	9	3,161,080	4,791,605	614,310
Bank loans	10	7,535,322	10,000,346	1,282,096
Lease liabilities	11	1,708,212	—	—
Income tax payable		1,316,895	2,369,269	303,751
Total current liabilities		13,721,509	17,161,220	2,200,157

Non-current liabilities
Bank loans	10	1,929,401	1,034,479	132,626
Deferred tax liabilities	18	—	5,632	722
Lease liabilities	11	689,980	—	—
Total non-current liabilities		2,619,381	1,040,111	133,348

Total liabilities		16,340,890	18,201,331	2,333,505

Equity attributable to owners of the Company
Share capital	12	7,800	7,800	1,000
Retained earnings		38,849	760,758	97,533
Total equity		46,649	768,558	98,533
Total liabilities and equity		16,387,539	18,969,889	2,432,038

The accompanying notes are an integral part of these financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS

		Year ended March 31,
	Note	2024	2025
		HK$	HK$	US$
Revenue	13	52,812,991	52,662,848	6,751,647
Cost of sales		(36,897,380)	(33,637,932)	(4,312,555)
Gross profit		15,915,611	19,024,916	2,439,092

Other income	14	427,656	45,173	5,791
General and administrative expenses		(2,877,289)	(4,085,610)	(523,796)
General and administrative expenses from related parties		(5,278,452)	(6,212,387)	(796,460)
Profit from operations		8,187,526	8,772,092	1,124,627

Finance costs	15	(561,606)	(926,915)	(118,835)
Profit before tax	16	7,625,920	7,845,177	1,005,792

Income tax expense	17	(1,260,870)	(1,123,268)	(144,008)
Profit for the year		6,365,050	6,721,909	861,784

Earnings per share – basic and diluted	19	6,365	6,722	862
Weighted average number of shares outstanding – basic and diluted	19	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
STATEMENT OF CHANGES IN EQUITY

	Share capital	(Accumulated losses)/retained earnings	Total equity
	HK$	HK$	HK$
Balance at April 1, 2023	7,800	(1,326,201)	(1,318,401)
Profit for the year	—	6,365,050	6,365,050
Dividends paid	—	(5,000,000)	(5,000,000)
Balance at March 31, 2024	7,800	38,849	46,649
Profit for the year	—	6,721,909	6,721,909
Dividends paid	—	(6,000,000)	(6,000,000)
Balance at March 31, 2025	7,800	760,758	768,558
Balance at March 31, 2025 (US$)	1,000	97,533	98,533

The accompanying notes are an integral part of these financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
STATEMENT OF CASH FLOWS

		Year ended March 31,
	Note	2024	2025
		HK$	HK$	US$
Cash flows from operating activities
Profit before tax		7,625,920	7,845,177	1,005,792

Adjustments for:
Depreciation of property, plant and equipment	4	230,847	237,559	30,456
Depreciation of right-of-use assets	11	1,063,464	1,160,317	148,759
Effect of lease termination		—	(43,049)	(5,520)
Interest expense-lease liabilities	15	105,010	72,694	9,320
Interest expense-bank loans	15	456,484	854,221	109,516
Interest expense-bank overdraft	15	112	—	—
Interest income	14	(2,318)	(2,108)	(270)
Cash flows before working capital changes		9,479,519	10,124,811	1,298,053

Changes in working capital:
Trade and other receivables		1,082,674	(5,874,941)	(753,198)
Trade and other payables		731	1,630,525	209,042
Cash from operating activities		10,562,924	5,880,395	753,897
Income tax paid		(40,000)	(65,262)	(8,368)
Net cash from operating activities		10,522,924	5,815,133	745,529

Cash flows from investing activities
Interest income	14	2,318	2,108	270
Purchase of property, plant and equipment	4	—	(33,560)	(4,302)
Net cash from/(used in) investing activities		2,318	(31,452)	(4,032)

Cash flows from financing activities
Repayment from a related company		11,818,800	13,917,693	1,784,320
Advance to a related company		(13,852,388)	(11,046,672)	(1,416,240)
Repayment from a shareholder		5,528,000	6,660,518	853,913
Advance to a shareholder		(6,658,779)	(8,971,746)	(1,150,224)
Dividend paid	20	(5,000,000)	(6,000,000)	(769,230)
Interest paid		(456,596)	(854,221)	(109,516)
New bank loans raised		—	3,050,000	391,026
Repayment of bank loans		(744,616)	(1,479,898)	(189,731)
Repayment of capital on lease liabilities		(1,035,993)	(1,168,059)	(149,751)
Repayment of interest expense on lease liabilities		(105,010)	(72,694)	(9,320)
Net cash used in financing activities		(10,506,582)	(5,965,079)	(764,753)

Net change in cash and bank balances		18,660	(181,398)	(23,256)
Cash and bank balances at beginning of year		694,120	712,780	91,382
Cash and bank balances at end of year		712,780	531,382	68,126

The accompanying notes are an integral part of these financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

1.      OVERVIEW

Smart Pointer Group Holdings Limited (“the Company”) is an exempted company incorporated in Cayman Islands with limited liability. The company’s registered office is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The company is an investment holdings company.

The financial statements are presented in Hong Kong dollars (“HK$”) which is also the functional currency of the company.

There have been no significant changes in the nature of these activities during the years ended March 31, 2024 and 2025.

Organization and reorganization

Prior to the Reorganization (as of March 31, 2023 and March 31, 2024):

The Company’s operating business was primarily conducted through its wholly-owned subsidiary, Smart Pointer Logistics Warehouse Limited (“SPLW”). The shareholding structure prior to the reorganization was as follows:

•        As of March 31, 2023: Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie (Mr. Chan Ting Fo’s spouse), Mr. Tsang Ka Chong and Mr. Leung Ka Ho respectively owned 45%, 45%, 5% and 5% of the issued share capital of SPLW.

•        As of March 31, 2024: Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie, Mr. Tsang Ka Chong and Mr. Leung Ka Ho respectively owned 45%, 45%, 5% and 5% of the issued share capital of SPLW.

Reorganization Transactions:

On July 10, 2024, a series of reorganization transactions (the “Reorganization”) was completed to establish a holding company structure in preparation for this offering. The steps of the Reorganization were as follows:

1.      Mr. Leung Ka Ho transferred 5 shares to Ms. Leung Ho Yin Maggie at a consideration of HK$5.

2.      After the transaction, Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie, Mr. Tsang Ka Chong respectively owned 45%, 50%, 5% of the issued share capital of SPLW.

On December 2, 2024, a series of reorganization transactions (the “Reorganization”) was completed to establish a holding company structure in preparation for this offering. The steps of the Reorganization were as follows:

1.      Mr. Tsang Ka Chong transferred 5 shares to Ms. Leung Ho Yin Maggie at a consideration of HK$5.

2       After the transaction, Mr. Ting Fo Chan and Ms. Leung Ho Yin Maggie respectively owned 45%, 55% of the issued share capital of SPLW.

On January 23, 2025, Smart Pointer Group Holdings Limited (“SPGHL”) was incorporated in the Cayman Islands. SPGHL is authorized to issue (i) 250,000,000 class A ordinary shares with par value of US$0.0001 per share (“Class A Ordinary Shares”) and (ii) 250,000,000 Class B ordinary shares with par value of US$0.0001 per share (“Class B Ordinary Shares”). On the date of incorporation, SPGHL allotted and issued 1 Class B Ordinary Shares to Ogier Global Subscriber (Cayman) Limited, the initial subscriber, whom subsequently transferred the 1 Class B Ordinary Share to AC Smart on 19 February 2025.

On February 3, 2025, AC Smart Capital Limited (“AC Smart”) was incorporated in the BVI. AC Smart is authorized to issue a maximum of 50,000 shares of no par. On the same day, AC Smart allotted and issued 100 shares to Mr. Ting Fo Chan, and thereafter AC Smart was wholly owned by Mr. Ting Fo Chan.

On February 3, 2025, ML Bright Noble Limited (“ML Bright”) was incorporated in the BVI. ML Bright is authorized to issue a maximum of 50,000 shares of no par. On the same day, ML Bright allotted and issued 100 shares to Ms. Leung Ho Yin Maggie, and thereafter ML Bright was wholly owned by Ms. Leung Ho Yin Maggie.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

1.      OVERVIEW (cont.)

On February 11, 2025, Smart Pointer (BVI) Limited (“SP(BVI)”) was incorporated in the BVI. SP(BVI) is authorized to issue a maximum of 50,000 shares of no par. On the same day, SP(BVI) allotted and issued 100 shares to SPGHL, and thereafter SP(BVI) was wholly owned by SPGHL.

On April 3, 2025, SP(BVI) acquired the entire share capital of Smart Pointer from Mr. Chan and Ms. Leung. In consideration of the acquisition, SPGHL allotted and issued an aggregate of 4,499,999 and 5,500,000 Class A Ordinary Shares to AC Smart and ML Bright, respectively, upon the direction of Mr. Ting Fo Chan and Ms. Leung Ho Yin Maggie, and with the consent of SP(BVI) and SPGHL (“Share Swap”). Immediately after the Share Swap, Smart Pointer became wholly owned by SP(BVI).

The following diagram illustrates the corporate structure immediately after the completion of the Reorganization:

Accounting Implications:

The Reorganization was accounted for as a transaction under common control, which is outside the scope of IFRS 3 Business Combinations. The consolidated financial statements have been prepared in accordance with IFRS 10 Consolidated Financial Statements. The assets and liabilities of SPL HK were transferred to the Company at their historical carrying amounts. No gain or loss was recognized as a result of the Reorganization. The consolidated financial statements for the periods presented prior to the Reorganization are those of SPL HK (the accounting predecessor), presented on a consolidated basis as if the current corporate structure had been in place throughout all periods presented.

2.      MATERIAL ACCOUNTING POLICY INFORMATION

2.1    Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) under the historical cost convention, except as disclosed in the accounting policies below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

IFRS and Interpretations of IFRS issued but not yet effective

At the date of authorization of these financial statements, certain IFRS were issued but not yet effective. Consequential amendments were also made to various standards as a result of these new/revised standards.

The IASB has issued the following amendments to IFRSs that are the first effective for the accounting period beginning on April 1, 2024:

•        IFRS 17, Insurance contracts and amendments to IFRS 17, Insurance contracts

•        Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of accounting policies

•        Amendments to IAS 12, Deferred tax related to assets and liabilities arising from a single transaction

•        Amendments to IAS 8, Definition of accounting estimates

None of these developments have had a material effect on how the Company’s results and financial position for the accounting period beginning on April 1, 2024 have been prepared or presented. The Company has not applied any new standard or interpretation that is not yet effective for the accounting period beginning April 1, 2024.

The Company does not intend to early adopt any of the above new/revised standards, interpretations and amendments to the existing standards. Management anticipates that the adoption of the aforementioned revised/new standards will not have a material impact on the consolidated financial statements of the Company in the period of their initial adoption.

2.2    Subsidiaries and non-controlling interests

Subsidiaries are entities controlled by the Company. The Company controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Company has power, only substantive rights (held by the Company and other parties) are considered.

An investment in a subsidiary is consolidated into the consolidated financial statements from the date that control commences until the date that control ceases. Intra-group balances, transactions and cash flows and any unrealized profits arising from intra-group transactions are eliminated in full in preparing the consolidated financial statements. Unrealized losses resulting from intra-group transactions are eliminated in the same way as unrealized gains but only to the extent that there is no evidence of impairment.

Non-controlling interests represent the equity in a subsidiary not attributable directly or indirectly to the Company, and in respect of which the Company has not agreed any additional terms with the holders of those interests which would result in the Company as a whole having a contractual obligation in respect of those interests that meets the definition of a financial liability. For each business combination, the Company can elect to measure any non-controlling interests either at fair value or at the non-controlling interests’ proportionate share of subsidiary ‘s net identifiable assets.

Non-controlling interests are presented in the consolidated statement of financial position within equity, separately from equity attributable to the equity shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statement of profit or loss and the consolidated statement of profit or loss and other comprehensive income as an allocation of the total profit or loss and total comprehensive income for the year between non-controlling interests and the equity shareholders of the Company.

Changes in the Company’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions, whereby adjustments are made to the amounts of controlling and non-controlling interests within consolidated equity to reflect the change in relative interests, but no adjustments are made to goodwill and no gain or loss is recognized.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

When the Company loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss being recognized in profit of loss. Any interest retained in that former subsidiary at the date when control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset or, when appropriate, the cost on initial recognition of an investment in an associate.

2.3    Business combination

The Company accounts for business combinations using the acquisition method when control is transferred to the Company (see Note 2.2). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any gain on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

2.4    Revenue

Revenue from rendering of services in the ordinary course of business is recognized when the Company satisfies a performance obligation by transferring control of a promised service to the customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company applies the five-step model under IFRS 15 to recognize revenue:

1.      Identify the contract with a customer

2.      Identify the performance obligations in the contract

3.      Determine the transaction price

4.      Allocate the transaction price to the performance obligations

5.      Recognize revenue when (or as) the performance obligations are satisfied

The transaction price is determined based on the consideration specified in the contract and does not include significant variable consideration or financing components. Consideration payable to customers, if any, is deducted from the transaction price unless a distinct good or service is received in exchange.

The Company operates primarily as a logistics and warehousing service provider. Revenue is derived principally from logistics services and warehousing services.

Revenue from logistics service

The Company provides integrated logistics and transportation services, including arranging and managing the movement of customers’ goods from origin to the specified destination. The Company has determined that these services represent a single performance obligation that is satisfied over time.

Revenue from logistics services is recognized over time as the customer simultaneously receives and consumes the benefits of the Company’s performance as the transportation services are provided, in accordance with IFRS 15.35(a). The primary benefit to the customer is the continuous transfer of goods toward the contractually specified destination, which occurs throughout the transit period.

The Company measures progress toward complete satisfaction of the performance obligation using a time-elapsed method, which faithfully depicts the transfer of control of the services to the customer over the contract period. This method is considered appropriate as the logistics services are provided evenly over the transit period and the customer benefits from the services as they are performed.

The Company has concluded that it acts as a principal in providing logistics services, as it controls the promised services before they are transferred to the customer. The Company is primarily responsible for fulfilling the promise to provide the logistics services and has discretion in establishing pricing. Accordingly, revenue from logistics services is recognized on a gross basis.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Revenue from warehousing service

Revenue from warehousing services is derived from providing storage and related services over the contractual service period. Revenue is recognized over time based on the agreed warehousing service fees and utilized storage capacity, as the customer simultaneously receives and consumes the benefits of the services provided throughout the service period, in accordance with IFRS 15.35(a).

2.5    Convenience translation

Translations of amounts in the consolidated financial statements (“CFS”) from HKD into US$ as of and for the, year ended March 31, 2025 are solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. The Company makes no representation the HKD amounts could have been converted, realized or settled into US$ at such rate.

2.6    Interest-bearing loans and borrowings

Interest-bearing loans and borrowings are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing loans and borrowings are stated at amortized cost using the effective interest method. Interest expense is recognized in accordance with the Company’s accounting policy for borrowing costs.

2.7    Financial instruments

Financial assets

Financial assets are recognized when, and only when the entity becomes party to the contractual provisions of the instruments.

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (“FVPL’”), transaction costs that are directly attributable to the acquisition of the financial asset Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Subsequent measurement

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the contractual cash flow characteristics of the asset. The three measurement categories for classification of debt instruments are amortized cost, fair value through other comprehensive income (“FVOCI”) and FVPL. The Company only has debt instruments at amortized cost.

Financial assets that are held for the collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets are measured at amortized cost using the effective interest method, less impairment. Gains and losses are recognized in profit or loss when the assets are derecognized or impaired, and through the amortization process.

Impairment

The Company recognizes an allowance for expected credit losses (“ECL”) for all debt instruments not held at FVPL. ECL As based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

ECL is recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECL is provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is recognized for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a lifetime ECL).

For trade receivables, the Company applies a simplified approach in calculating ECL. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECL at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward looking factors specific to the debtors and the economic environment which could affect debtors’ ability to pay.

The Company considers a financial asset in default when contractual payments are 365 days past due. The Company has determined, based on historical evidence, that receivables more than 365 days past due provide the most appropriate indication of default. Receivables aged 90–365 days are monitored for significant increase in credit risk, but not considered in default.

We continue to monitor receivables aged between 90 and 365 days closely for evidence of a significant increase in credit risk (Stage 2), but do not classify them as defaulted unless other objective evidence exists. This policy, together with the supporting historical evidence, has been disclosed in Note 5 to the consolidated financial statements in accordance with IFRS 7.35F(g).

Derecognition

A financial asset is derecognized where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognized in other comprehensive income for debt instruments is recognized in profit or loss.

Offsetting of financial instruments

A financial asset and a financial liability shall be offset and the net amount presented in the statements of financial position when, and only when, an entity (a) currently has a legally enforceable right to set off the recognized amounts; and (b) intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Financial liabilities

Initial recognition and measurement

Financial liabilities are recognized when, and only when, the Company becomes a party to the contractual provisions of the financial instrument. The Company determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value plus in the case of financial liabilities not at FVPL, net of directly attributable transaction costs.

Subsequent measurement

After initial recognition, financial liabilities that are not carried at FVPL are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in profit or loss when the liabilities are derecognized, and through the amortization process.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. On derecognition, the difference between the carrying amounts and the consideration paid is recognized in profit or loss.

2.8    Impairment of non-financial assets

Assets that have an indefinite useful life, or assets not yet available for use, are reviewed for impairment annually at the same time each year and whenever there is an indication that the asset may be impaired. All other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable

An impairment loss is recognized for the amount by which the asset’s or cash-generating unit’s (“CGU”) carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses are recognized in profit or loss.

2.9    Leases

When the Company is the lessee

At the inception of the contract, the Company assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Company recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Company shall use its incremental borrowing rate.

Lease payments include the following:

•        Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•        Variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•        Amounts expected to be payable under residual value guarantees;

•        The exercise price of a purchase option if the Company is reasonably certain to exercise the option; and

•        Payment of penalties for terminating the lease, if the lease term reflects the Company exercising that option.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

For a contract that contain both lease and non-lease components, the Company allocates the consideration to each lease component on the basis of the relative stand-alone prices of the lease and non-lease components. The Company has elected to not separate lease and non-lease components for property leases and account these as one single lease component.

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

•        There is a change in future lease payments arising from changes in an index or rate;

•        There is a change in the Company’s assessment of whether it will exercise an extension option; or

•        There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term and low-value leases

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Company shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

2.10  Provisions and contingencies

Provisions are recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

Where it is not probable that an outflow of economic benefits will occur, or the amount cannot be measured reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow is remote. Possible outcomes of contingencies are disclosed in the notes to the financial statements.

2.11  Income tax

The tax expense for the period comprises current tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Deferred taxes are recognized using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

2.12  Trade and other receivables

A receivable is recognized when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due.

Trade receivables are initially measured at their transaction price and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost using the effective interest method and including allowance for credit losses.

2.13  Trade and other payables

Trade and other payable are initially recognized at fair value. Subsequently to initial recognition, trade and other payables are stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at invoice amounts.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

2.14  Cash and bank balances

Cash and bank balances in the statement of financial position comprise cash on hand and bank balances which are readily convertible to known amounts of cash and subject to insignificant risk of changes in value.

3.      SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The preparation of consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Management is of opinion that there is no significant judgement made that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial years.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Company based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Allowance for ECL of trade receivables

The Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the ECL for trade receivables. The expected cash shortfalls for fixed-rate financial assets and trade and other receivables are discounted using the effective interest rate determined at initial recognition or an appropriate thereof where the

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

3.      SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (cont.)

effect of discounting is material. The maximum period considered when estimating ECL is the maximum contractual period over which the Company is exposed to credit risk. The ECL rates are based on the Company’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Company assesses, for example, the country default risk. The Company adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

4.      PROPERTY, PLANT AND EQUIPMENT

	Office equipment	Plant & Machinery	Leasehold Improvements	Total	Total
	HK$	HK$	HK$	HK$	US$
Cost:
Balance at April 1, 2023 and 2024	45,533	108,700	1,000,000	1,154,233	147,979
Additions	33,560	—	—	33,560	4,302
Balance at March 31, 2025	79,093	108,700	1,000,000	1,187,793	152,281

Accumulated depreciation
Balance at April 1, 2023	18,872	36,384	200,000	255,256	32,725
Depreciation	9,107	21,740	200,000	230,847	29,596
Balance at March 31, 2024	27,979	58,124	400,000	486,103	62,321
Depreciation	15,819	21,740	200,000	237,559	30,456
Balance at March 31, 2025	43,798	79,864	600,000	723,662	92,777

Carrying amount
Balance at March 31, 2024	17,554	50,576	600,000	668,130	85,658
Balance at March 31, 2025	35,295	28,836	400,000	464,131	59,504

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 11 to the financial statements.

The above items of property, plant and equipment are depreciated over their estimated useful lives, using straight-line method, at the following rates per annum:

Furniture and equipment	20%
Leasehold Property	20%
Office equipment	20%

5.      TRADE AND OTHER RECEIVABLES

	As of March 31,
	2024	2025
	HK$	HK$	US$
Trade receivables	5,895,489	10,330,100	1,324,372
Less: Allowance for credit losses	—	—	—
	5,895,489	10,330,100	1,324,372

Other receivables	59,235	151,504	19,424
Prepayments	—	1,521,401	195,051
Deposits	755,030	581,690	74,576
	6,709,754	12,584,695	1,613,423

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

5.      TRADE AND OTHER RECEIVABLES (cont.)

The aging analysis of trade receivables at the end of the reporting period are as follows:

	As of March 31,
	2024	2025
	HK$	HK$	US$
0 – 90 days	5,751,940	8,031,410	1,029,668
91 – 180 days	143,549	2,251,061	288,598
Over 181 days	—	47,629	6,106
	5,895,489	10,330,100	1,324,372

Trade receivables are unsecured, non-interest bearing and are generally on 30 days (2024: 30 days) credit terms.

As at March 31, 2025, included in the Company’s trade receivables balance are debtors with aggregate carrying amount of HK$5,131,842 (2024: HK$1,260,075) which are past due as at the reporting date. Out of the past due balances, HK$2,298,690 (2024: HK$94,748) has been past due 90 days or more is not considered as in default.

6.      AMOUNT DUE FROM A RELATED COMPANY

Details of amount due from a related company is as follows:

	As of March 31,			Maximum balance during the year
	2024	2025
	HK$	HK$	US$	HK$
Name of related company
Action Trend Limited (Note)	5,472,447	2,601,426	333,516	5,472,447

Note: A director of the Company controls the entity.

This amount due from a related company is unsecured, interest-free and have no fixed terms of repayment.

7.      AMOUNT DUE FROM A SHAREHOLDER

Details of amount due from a shareholder is as follows:

	As of March 31,			Maximum balance during the year
	2024	2025
	HK$	HK$	US$	HK$
Name of Shareholder
Mr. Chan Ting Fo	477,027	2,788,255	357,469	2,788,255

This amount due from a shareholder is unsecured, interest-free and have no fixed terms of repayment.

8.      CASH AND BANK BALANCES

	As of March 31,
	2024	2025
	HK$	HK$	US$
Cash and bank balances	712,780	531,382	68,126

Bank balances carry interest at prevailing market rates ranging from 0.125% to 0.25% (2024: 0.25%) per annum.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

9.      TRADE AND OTHER PAYABLES

	As of March 31,
	2024	2025	2025
	HK$	HK$	US$
Trade payables	—	644,746	82,659
Other payables	256	71,125	9,120
Accruals	3,160,824	4,075,734	522,531
	3,161,080	4,791,605	614,310

Trade payables are non-interest bearing and normally settled on 30 to 60 days (2024: 30 to 60 days) credit terms.

Accruals mainly consist of accrued outsourcing service, repair and maintenance service, fuel costs and Mandatory Provident Fund Schemes.

10.    BANK LOANS

Type	Principal amount	Interest rates	Maturity date	As of March 31,
				2024	2025
	HK$	(per annum)		HK$	HK$	US$
Current loans
Instalment loan I	4,000,000	4.625% to 5.375%	May 21, 2027	785,322	2,061,931	264,350
Instalment loan II	750,000	10.08%	October 15, 2027	—	221,394	28,384
Instalment loan III	1,000,000	7.68%	October 8, 2027	—	304,274	39,009
Instalment loan IV	1,300,000	6.00%	August 28, 2027	—	1,262,747	161,891
Revolving loan I	1,500,000	HKD 1 MONTH HIBOR+5.00%	September 17, 2025	1,500,000	1,500,000	192,308
Revolving loan II	500,000	HKD 1 MONTH HIBOR+5.00%	September 15, 2025	500,000	500,000	64,103
Revolving loan III	1,000,000	HKD 1 MONTH HIBOR+5.00%	September 19, 2025	1,000,000	1,000,000	128,205
Revolving loan IV	1,000,000	HKD 1 MONTH HIBOR+3.75%	September 29, 2025	1,000,000	740,000	94,872
Revolving loan V	2,750,000	HKD 1 MONTH HIBOR+5.00%	September 22, 2025	2,750,000	2,410,000	308,974
Total current loans				7,535,322	10,000,346	1,282,096
Non-current loans
Instalment loan I	4,000,000	4.625% to 5.375%	May 21, 2027	1,929,401	—	—
Instalment loan II	750,000	10.08%	October 15, 2027	—	450,831	57,799
Instalment loan III	1,000,000	7.68%	October 8, 2027	—	583,648	74,827
Total non-current loans				1,929,401	1,034,479	132,626
Total loans				9,464,723	11,034,825	1,414,722

The Company entered into several bank facilities (as renewed or supplemented where required) with banks in Hong Kong.

The instalment loan I is denominated in HK$ and carried interest at the bank’s HKD Best Lending Rate minus 0.75%. The bank loan is under the SME Financing Guarantee Scheme (“SFGS”) which is 100% guaranteed by Hong Kong Monetary Authority Insurance Limited and the personal guarantee provided by the sole director of the Company, Chan Ting Fo, a former shareholder, Leung Ho Yin Maggie and mother of the sole director, Wong Shui Kuen Liza. The portion of instalment loans due for repayment after one year is subject to repayment on demand clause and has been classified as current liabilities.

The instalment loan II is denominated in HK$ and carried interest at monthly flat rate of 0.84%. The loan is guaranteed by the sole director of the Company, Chan Ting Fo and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

The instalment loan III is denominated in HK$ and carried interest at monthly flat rate of 0.64%. The loan is guaranteed by the sole director of the Company, Chan Ting Fo and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

10.    BANK LOANS (cont.)

The instalment loan IV is denominated in HK$ and carried interest at 6% per annum. The loan is guaranteed by the sole director of the Company Chan Ting Fo and a former shareholder, Leung Ho Yin Maggie. The loan and the accrued interest thereon is to be repaid by 30 consecutive monthly instalments.

The revolving loan I, revolving loan II, revolving loan III and revolving loan V are denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 5%. The bank loans are under The Hong Kong Mortgage Corporation Insurance Limited Guarantee not less than HK$5,400,000 and the personal guarantee provided by the sole director of the Company, Chan Ting Fo, and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho.

The revolving Loan IV are denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 3.75%. The collateral is the property of Workshop No. J on 13/F Wing Kin Industrial Building Nos.4-6 Wing Kin Road Kwai Chung New Territories with Action Trend Limited, a related company (Note), as the Mortgagor. And the personal guarantee provided by the sole director of the Company and a former shareholder, Leung Ho Yin Maggie.

Note: A director of the Company controls the entity.

11.    RIGHT-OF-USE ASSETS/LEASE LIABILITIES

Company as a lessee

The Company has lease contracts for motor vehicles and leasehold premises. The Company’s obligations under these leases are secured by the lessor’s title to the leased assets. The Company is restricted from assigning and subleasing the leased assets.

Carrying amount of right-of-use assets

	Motor vehicle	Leasehold premises	Total	Total
	HK$	HK$	HK$	US$
At April 1, 2023	245,310	—	245,310	31,449
Addition	—	3,165,555	3,165,555	405,840
Depreciation	(140,177)	(923,287)	(1,063,464)	(136,340)
At March 31, 2024	105,133	2,242,268	2,347,401	300,949
Early termination of lease	—	(1,187,084)	(1,187,084)	(152,190)
Depreciation	(105,133)	(1,055,184)	(1,160,317)	(148,759)
At March 31, 2025	—	—	—	—

Lease liabilities

The carrying amount of lease liabilities and the movement during the financial year are disclosed elsewhere in the financial statements, and changes in the Company’s lease liabilities is disclosed in Note 24.

	As of March 31,
	2024	2025
	HK$	HK$	US$
Current	1,708,212	—	—
Non-current	689,980	—	—
	2,398,192	—	—

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

11.    RIGHT-OF-USE ASSETS/LEASE LIABILITIES (cont.)

Amounts recognized in profit or loss

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Depreciation of right-of-use assets	1,063,464	1,160,317	148,759
Interest expense on lease liabilities (Note 15)	105,010	72,694	9,320
	1,168,474	1,233,011	158,079

Total cash outflows

The Company had total cash outflows for leases of HK$1,141,003 (US$146,282) and HK$1,240,753 (US$159,071) for the years ended March 31, 2024 and 2025, respectively.

12.    SHARE CAPITAL

	Number of shares	Total
		HK$	US$
Balance at April 1, 2023, March 31, 2024 and March 31, 2025	1,000	7,800	1,000

The holder of ordinary shares is entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restrictions.

The authorized share of our Company consists of Ordinary Shares. As of the date of this prospectus, our authorized share capital is USD50,000 divided into 250,000,000 Class A Ordinary Shares of par value US$0.0001 each and 250,000,000 Class B Ordinary Shares of par value US$0.0001 each.

As of the date of this prospectus, 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares are issued and outstanding of par value US$0.0001 each, equivalent to total paid-up capital of US$1,000.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one (1) vote per share and are not convertible into any Class B Ordinary Shares.

13.    SEGMENT INFORMATION

Information reported to the management of the Company, being the chief operating decision maker (“CODM”), for the purpose of resource allocation of segment performances, focuses on the types of goods or services delivered or provided. This is also the basis upon which the Company is organized and specially focuses on the Company’s operating divisions. No operating segments identified by the CODM have been aggregated in arriving at the reportable segments of the Company.

The Company’s reportable and operating segments under IFRS 8 are as follows:

•        Logistics services

•        Warehousing services

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

13.    SEGMENT INFORMATION (cont.)

Segment revenue

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Over time
Provision of logistics services	42,408,554	41,470,142	5,316,685
Provision of warehousing services	10,404,437	11,192,706	1,434,962
	52,812,991	52,662,848	6,751,647

Geographical information

The Company’s revenue is solely generated from, and non-current assets are located in, Hong Kong based on the location of the relevant entities’ operation.

Information about major customers

For the years ended March 31, 2024 and 2025, revenue from major customers of the Company was 54.4% and 42.0% of the Company’s total revenue. This includes one of the Company’s customers accounted for 34.6% of total revenue for the year ended March 31, 2024, and another customer that accounted for 11.3% of total revenue for the year ended March 31, 2025, respectively. Below is a summary of the major customers:

	Year ended March 31,
	2024	2025
Customer A	34.6%	7.4%
Customer B	—	11.3%

Information about major suppliers

For the years ended March 31, 2024 and 2025, cost of sales from major suppliers of the Company was 19.5% and 24.4% of the Company’s total cost of sales, none of the Company’s suppliers accounted for 10% or more of total cost of sales for each of the years ended March 31, 2024 and 2025, respectively.

14.    OTHER INCOME

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Interest income	2,318	2,108	270
Exchange gain	—	16	2
Gain on early termination of lease	—	43,049	5,519
Bad debt recovery	425,338	—	—
	427,656	45,173	5,791

15.    FINANCE COSTS

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Interest expense on bank loans	456,484	854,221	109,515
Interest expense on bank overdraft	112	—	—
Interest expense on lease liabilities (Note 11)	105,010	72,694	9,320
	561,606	926,915	118,835

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

16.    PROFIT BEFORE TAX

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Auditor’s remuneration
– Audit services	2,028,000	1,014,000	130,000

Directors’ emoluments:
– Salaries, wages and other benefits	—	80,000	10,256
– Retirement benefit scheme contributions	—	3,005	385

Staff costs, excluding directors’ renumeration:
– Salaries, wages and other benefits	316,786	379,667	48,675
– Retirement benefit scheme contributions	13,788	18,005	2,308

Depreciation of:
Property, plant and equipment	230,847	237,559	30,456
Right-of-use assets	1,063,464	1,160,317	148,759

Interest income:
Deposits at bank	2,318	2,108	270

Gain on early termination of lease	—	43,049	5,520

17.    INCOME TAX EXPENSE

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Hong Kong Profits Tax	1,260,870	1,117,636	143,286
Deferred tax (Note 18)	—	5,632	722
	1,260,870	1,123,268	144,008

The following table sets forth the reconciliation from income tax calculated based on the applicable tax rates and profit before income tax presented in the financial statements to the income tax expenses:

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Profit before income tax	7,625,920	7,845,177	1,005,792
Income tax calculated at the Hong Kong statutory tax rate of 16.5% (2024: 16.5%)	1,258,277	1,294,454	165,956
Tax relief of 8.25% on the first HK$2 million	(165,000)	(165,000)	(21,154)
Tax effect of:
Expenses and losses not deductible for tax purpose	42,586	39,197	5,025
Income not subject to tax	(42,968)	(44,812)	(5,745)
Tax effect of deductible temporary differences not recognised	170,975	929	118
Tax benefit	(3,000)	(1,500)	(192)
Income tax expense	1,260,870	1,123,268	144,008

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

17.    INCOME TAX EXPENSE (cont.)

Hong Kong Income Tax

Under the current Hong Kong Inland Revenue Ordinance, the Company incorporated in Hong Kong is subject to 16.5% income tax on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

18.    DEFERRED TAX

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same tax authority. The following amounts, determined after appropriate offsetting, are shown in the consolidated statement of financial position:

	Accelerated tax depreciation	Total	Total
	HK$	HK$	US$
At April 1, 2023 and March 31, 2024	—	—	—
Charge to profit or loss	5,632	5,632	722
At March 31, 2025	5,632	5,632	722
	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Deferred tax assets	—	—	—
Deferred tax liabilities	—	5,632	722
	—	5,632	722

Deferred tax liabilities mainly represent the tax effect of taxable temporary differences arising from accelerated tax depreciation of property, plant and equipment and right-of-use assets.

Deferred tax assets are recognized for tax loss carry-forwards to the extent that the realization of the related tax benefit through future taxable profits is probable. At March 31, 2025, the Company did not recognize deferred income tax asset.

19.    EARNINGS PER SHARE

Earnings per share are calculated in accordance with IAS 33, Earnings per Share. Basic earnings per share are computed by dividing the net income attributable to shareholders of the Company by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed in accordance with the treasury stock method and based on the weighted average number of shares plus dilutive share equivalents. Dilutive share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. The Company has no dilutive share equivalents.

20.    DIVIDEND PAID

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Dividend of HK$6,000 per ordinary share (2024: HK$5,000 per ordinary share)	5,000,000	6,000,000	769,230

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

21.    SIGNIFICANT RELATED PARTY TRANSACTION AND BALANCES

During the year, the company undertook the following transactions with related parties in the normal course of its business:

	Year ended March 31,
	2024	2025
	HK$	HK$	US$
Management fee paid to a related company (Note)	5,278,452	6,212,387	796,460

Note: A director of the Company controls the entity.

22.    FINANCIAL RISKS MANAGEMENT

The Company’s activities expose it to a variety of financial risks from its operation. The key financial risks include credit risk, liquidity risk and market risk (including interest rate risk).

The Director review and agree policies and procedures for the management of these risks, which are executed by the management team.

The following sections provide details regarding the Company’s exposure to the above mentioned financial risks and the objectives, policies and processes for the management of these risks.

There has been no change to the Company’s exposure to these financial risks or the manner in which it manages and measures the risks.

Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Company. The Company’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash), the Company minimizes credit risk by dealing exclusively with high credit rating counterparties.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral.

The Company considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained the Company’s credit risk gradings to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

•        Internal credit rating

•        External credit rating

•        Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

•        Actual or expected significant changes in the operating results of the debtor

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

22.    FINANCIAL RISKS MANAGEMENT (cont.)

•        Significant increases in credit risk on other financial instruments of the same debtor

•        Significant changes in the expected performance and behavior of the debtor, including changes in the payment status of debtors in the company and changes in the operating results of the debtor

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 90 days past due in making contractual payment.

The Company determined that its financial assets are credit-impaired when:

•        There is significant difficulty of the debtor

•        A breach of contract, such as default or past due event

•        It is becoming probable that the debtor will enter bankruptcy or other financial reorganization

•        There is a disappearance of an active market for that financial asset because of financial difficulty

The Company categorizes a receivable for potential write-off when a debtor fails to make contractual payments more than 365 days past due. Financial assets are written of when there is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.

The Company’s internal credit risk grading framework comprises the following categories:

Category	Definition of category	Trade receivables
I	Counterparty has low risk of default and does not have any past-due amounts.	12 month ECL
II	Amount is >90 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL-not credit impaired
III	Amount is >180 days past due or there is evidence indicating the asset is credit impaired (in default)	Lifetime ECL-credit impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

The table below details the credit quality of the Company’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

March 31, 2025	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			HK$	HK$	HK$	US$
Trade receivables	I Note 1	Lifetime ECL (Simplified)	8,031,410	—	8,031,410	1,029,668
Trade receivables	II Note 1	Lifetime ECL (Simplified)	2,251,061	—	2,251,061	288,598
Trade receivables	III Note 1	Lifetime ECL (Simplified)	47,629	—	47,629	6,106

Other receivables and deposits	I Note 2	12-month ECL	733,194	—	733,194	94,000
Cash and bank balances	I Note 3	12-month ECL	531,382	—	531,382	68,126
			11,594,676	—	11,594,676	1,486,498

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

22.    FINANCIAL RISKS MANAGEMENT (cont.)

March 31, 2024	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			HK$	HK$	HK$	US$
Trade receivables	I Note 1	Lifetime ECL (Simplified)	5,751,940	—	5,751,940	737,428
Trade receivables	II Note 1	Lifetime ECL (Simplified)	143,549	—	143,549	18,404
Other receivables and deposits	I Note 2	12-month ECL	814,265	—	814,265	104,393
Cash and bank balances	I Note 3	12-month ECL	712,780	—	712,780	91,382
			7,422,534	—	7,422,534	951,607

Note 1:  Trade receivables

For trade receivables, the Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the loss allowance at lifetime ECL. In determining ECL on a collective basis, trade receivables are grouped based on similar credit risk and aging. The Company considers the historical credit loss experience based on the past due status of the debtors, historical customers’ payment profile and adjusted as appropriate to reflect current conditions and estimates of future economic conditions affecting the ability of the customers to settle the debts. The Company has identified the business risk in which it provides services to be the most relevant factor and the historical loss rates is adjusted accordingly based on the expected changes in this factor. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

March 31, 2025	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	HK$	HK$	HK$	US$
1 days to 90 days	8,031,410	—	8,031,410	1,029,668
91 days to 180 days	2,251,061	—	2,251,061	288,598
> 180 days	47,629	—	47,629	6,106
	10,330,100	—	10,330,100	1,324,372
March 31, 2024	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	HK$	HK$	HK$	US$
1 days to 90 days	5,751,940	—	5,751,940	737,428
91 days to 180 days	143,549	—	143,549	18,404
> 180 days	—	—	—	—
	5,895,489	—	5,895,489	755,832

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

22.    FINANCIAL RISKS MANAGEMENT (cont.)

Note 2:  Other receivables and deposits

Other receivables and deposits are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Note 3:  Cash and bank balances

Cash and bank balances are mainly deposits with reputable banks with high international credit rating. Credit loss for the assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Company’s performance to developments affecting a particular industry.

Exposure to credit risk

The Company has no significant concentration of credit risk except for those significant customers disclosed below. The Company has credit policies and procedures in place to minimize and mitigate its credit risk exposure.

The following table about trade receivables sets forth a summary of single customers who represent 10% or more of the Company’s revenue:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Customer A	1,724,893	—	—
Customer B	—	5,141,957	659,225

Liquidity risk

Liquidity risk refers to the risk that the Company will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Company finances its working capital requirements through a combination of funds generated from operations and loans from banks.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results continuing to deteriorate and its shareholders unable to provide continued financial support.

The Company maintains sufficient cash and bank balances, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

22.    FINANCIAL RISKS MANAGEMENT (cont.)

The table below analyses the Company’s financial liabilities into relevant maturity groupings based on the remaining period at the end of the reporting period to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Weighted average interest rate	On demand	Less than 1 year	1 year to 2 years	Over 2 years	Total Undiscounted cash flows	Carrying amount at March 31, 2025	Carrying amount at March 31, 2025
		HK$	HK$	HK$	HK$	HK$	HK$	US$
Non-derivative financial liabilities
Trade and other payables	N/A	4,791,605	—	—	—	4,791,605	4,791,605	614,310
Bank loans	7.63%	8,538,358	1,536,740	1,474,211	—	11,549,309	11,034,825	1,414,722
		13,329,963	1,536,740	1,474,211	—	16,340,914	15,826,430	2,029,032
	Weighted average interest rate	On demand	Less than 1 year	1 year to 2 years	Over 2 years	Total Undiscounted Cash flows	Carrying amount at March 31, 2024	Carrying amount at March 31, 2024
		HK$	HK$	HK$	HK$	HK$	HK$	US$
Non-derivative financial liabilities
Trade and other payables	N/A	3,161,080	—	—	—	3,161,080	3,161,080	405,267
Bank loans	8.17%	—	8,538,358	912,218	1,064,254	10,514,830	9,464,723	1,213,426
Lease liabilities	5.79%	—	1,800,753	700,000	—	2,500,753	2,398,192	307,461
		3,161,080	10,339,111	1,612,218	1,064,254	16,176,663	15,023,995	1,926,154

____________

Note: The weighted average incremental borrowing rate applied to lease liabilities was 5.79%.

Market risk

Market risk is the risk of changes in fair value of financial instruments and future cash flows from fluctuation of market prices, which is risk from volatility of market interest rates (interest rate risk).

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company’s exposure to interest rate risk arise primarily from bank loans.

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

As of March 31, 2025 and 2024, if interest rates on bank loans had been 50 basis points higher/lower and all other variables were held constant, the Company’s profit/loss for the year would decrease by approximately HK$55,174 (US$7,074) and HK$47,324 (US$6,067), respectively.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

23.    FINANCIAL INSTRUMENTS BY CATEGORY

At the reporting date, the aggregate carrying amounts of financial assets and receivables and financial liabilities at amortized cost were as follows:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Financial assets
Trade and other receivables	6,709,754	11,063,294	1,418,372
Amount due from a related company	5,472,447	2,601,426	333,516
Amount due from a shareholder	477,027	2,788,255	357,469
Cash and bank balances	712,780	531,382	68,126
	13,372,008	16,984,357	2,177,483

Financial liabilities
Trade and other payables	256	1,879,992	241,025
Bank loans	9,464,723	11,034,825	1,414,722
Lease liabilities	2,398,192	—	—
	11,863,171	12,914,817	1,655,747

24.    Reconciliation of liabilities arising from financing activities

(a)     The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or the future cash flows will be, classified in the Company’s consolidated statement of cash flows as cash flows from financing activities.

	Lease liabilities	Bank loans	Total	Total
	HK$	HK$	HK$	US$
At April 1, 2023	268,630	10,209,339	10,477,969	1,343,332

Non-cash changes:
New leases entered	3,165,555	—	3,165,555	405,840
Interest expenses	105,010	456,596	561,606	72,001
	3,539,195	10,665,935	14,205,130	1,821,173
Changes from financing cash flows:
Capital element of lease rentals paid	(1,035,993)	—	(1,035,993)	(132,820)
Interest element of lease rentals paid	(105,010)	—	(105,010)	(13,463)
Repayment of loan principals	—	(744,616)	(744,616)	(95,464)
Repayment of interest	—	(456,596)	(456,596)	(58,538)
At March 31, 2024	2,398,192	9,464,723	11,862,915	1,520,888

Non-cash changes:
Lease modified	(1,230,133)	—	(1,230,133)	(157,709)
Interest expenses	72,694	854,221	926,915	118,835
	1,240,753	10,318,944	11,559,697	1,482,014
Changes from financing cash flows:
Capital element of lease rentals paid	(1,168,059)	—	(1,168,059)	(149,751)
Interest element of lease rentals paid	(72,694)	—	(72,694)	(9,320)
New bank loan entered	—	3,050,000	3,050,000	391,026
Repayment of loan principals	—	(1,479,898)	(1,479,898)	(189,731)
Repayment of interest	—	(854,221)	(854,221)	(109,516)
At March 31, 2025	—	11,034,825	11,034,825	1,414,722

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

25.    CAPITAL MANAGEMENT

The Company manage their capital to ensure that the Company is able to continue as a going concern and maintain an optimal capital structure so as to maximize shareholder’s value. The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued share capital and reserves as presented in the statements of changes in equity.

The Company manage its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Company is not subject to any externally imposed capital requirements. No changes were made in the objectives, policies or processes during the years ended March 31, 2024 and 2025.

26.    Events after reporting period

The Company has assessed all events from March 31, 2025, up through March 24, 2026 which is the date that these financial statements are available to be issued, there are not any material subsequent events that require disclosure in these financial statements except below.

On April 3, 2025, Smart Pointer (BVI) Limited (“SP(BVI)”) acquired the entire share capital of Smart Pointer from Mr. Chan and Ms. Leung. In consideration of the acquisition, the Company allotted and issued an aggregate of 4,499,999 and 5,500,000 Class A Ordinary Shares to AC Smart and ML Bright, respectively, upon the direction of Mr. Chan and Ms. Leung, and with the consent of SP(BVI) and the Company (“Share Swap”). Immediately after the Share Swap, Smart Pointer became wholly owned by SP(BVI).

On April 24, 2025, ML Bright and Uplift Champion Ninetysix Limited (“Uplift Champion”) entered into an agreement concerning the sale and purchase of 2,900,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and Uplift Champion (as purchaser) agreed to purchase 2,900,000 Class A Ordinary Shares (“Transaction 1”). In consideration of the transaction, Uplift Champion shall pay HKD2,262,000 to ML Bright.

On April 24, 2025, ML Bright and Apex Strategic Limited (“Apex Strategic”) entered into an agreement concerning the sale and purchase of 490,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and Apex Strategic (as purchaser) agreed to purchase 490,000 Class A Ordinary Shares (“Transaction 2”). In consideration of the transaction, Apex Strategic shall pay HKD382,200 to ML Bright.

On April 24, 2025, ML Bright and AY Freight Solutions Limited (“AY Freight”) entered into an agreement concerning the sale and purchase of 480,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and AY Freight (as purchaser) agreed to purchase 480,000 Class A Ordinary Shares (“Transaction 3”). In consideration of the transaction, AY Freight shall pay HKD374,400 to ML Bright.

On April 24, 2025, ML Bright and YT Growth Connect Limited (“YT Growth”) entered into an agreement concerning the sale and purchase of 470,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and YT Growth (as purchaser) agreed to purchase 470,000 Class A Ordinary Shares (“Transaction 4”). In consideration of the transaction, YT Growth shall pay HKD366,600 to ML Bright.

On April 24, 2025, ML Bright and Speedy Logistics LC Limited (“Speedy Logistics”) entered into an agreement concerning the sale and purchase of 460,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and Speedy Logistics (as purchaser) agreed to purchase 460,000 Class A Ordinary Shares (“Transaction 5”, together with Transaction 1, Transaction 2, Transaction 3 and Transaction 4, “Transactions”). In consideration of the transaction, Speedy Logistics shall pay HKD358,800 to ML Bright.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

26.    Events after reporting period (cont.)

On April 24, 2025, ML Bright and AC Smart entered into an agreement concerning the sale and purchase of 700,000 Class A Ordinary Shares, pursuant to which, ML Bright (as vendor) agreed to sell, and AC Smart (as purchaser) agreed to purchase 700,000 Class A Ordinary Shares (“Transaction 6”, together with Transaction 1, Transaction 2, Transaction 3. Transaction 4 and Transaction 5, “Transactions 1 to 5”). In consideration of the transaction, AC Smart shall pay HKD1 to ML Bright.

Upon completion of the Transactions 1 to 5, the Company shall be owned as to 5,199,999 Class A Ordinary Shares and 1 Class B Ordinary Share by AC Smart; 2,900,000 Class A Ordinary Shares by Uplift Champion; 490,000 Class A Ordinary Shares by Apex Strategic; 480,000 Class A Ordinary Shares by AY Freight; 470,000 Class A Ordinary Shares by YT Growth; and 460,000 Class A Ordinary Shares by Speedy Logistics.

On June 11, 2025, the Company entered into a subscription agreement concerning the issuance of convertible notes in the principal amount of US$120,000 with each of Lysher Investment Limited and Atas Success Limited. The maturity date of the convertible notes is December 11, 2026, unless previously converted. Upon the exercise by the noteholders of the conversion rights, the Company shall issue Class A Ordinary Shares to each of Lysher Investment Limited and Atas Success Limited at a conversion rate equivalent to 4.99% of the total issued share capital of the Company then outstanding.

SMART POINTER GROUP HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED STATEMENT OF FINANCIAL POSITION

	Note	As of March 31, 2025	As of September 30, 2025
		HK$	HK$	US$
Non-current assets
Property, plant and equipment	4	464,131	347,368	44,534
Right-of-use assets	11	—	—	—
Total non-current assets		464,131	347,368	44,534

Current assets
Trade and other receivables	5	12,584,695	16,558,455	2,122,879
Amount due from a related company	6	2,601,426	668,116	85,656
Amount due from a shareholder	7	2,788,255	202,961	26,021
Cash and bank balances	8	531,382	3,632,408	465,693
Total current assets		18,505,758	21,061,940	2,700,249

Total assets		18,969,889	21,409,308	2,744,783

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	9	4,791,605	6,833,880	876,138
Amount due to a shareholder		—	—	—
Bank loans	10	10,000,346	9,467,794	1,213,820
Lease liabilities	11	—	—	—
Income tax payable		2,369,269	511,683	65,600
Total current liabilities		17,161,220	16,813,357	2,155,558

Non-current liabilities
Bank loans	10	1,034,479	734,574	94,176
Deferred tax liabilities	18	5,632	4,094	525
Lease liabilities	11	—	—	—
Total non-current liabilities		1,040,111	738,668	94,701

Total liabilities		18,201,331	17,552,025	2,250,259

Equity attributable to owners of the Company
Share capital	12	7,800	7,800	1,000
Retained earnings		760,758	3,849,483	493,524
Total equity		768,558	3,857,283	494,524
Total liabilities and equity		18,969,889	21,409,308	2,744,783

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED STATEMENT OF PROFIT OR LOSS

		Six months ended September 30,
	Note	2024	2025
		HK$	HK$	US$
Revenue	13	23,055,386	32,407,295	4,154,781
Cost of sales		(15,469,160)	(23,046,060)	(2,954,623)
Gross profit		7,586,226	9,361,235	1,200,158

Other income	14	1,496	3,140	403
General and administrative expenses		(2,133,274)	(2,536,869)	(325,240)
General and administrative expenses from related parties		(3,019,448)	(2,889,640)	(370,467)
Profit from operations		2,435,000	3,937,866	504,854

Finance costs	15	(445,191)	(438,090)	(56,165)
Profit before tax	16	1,989,809	3,499,776	448,689

Income tax expense	17	(153,001)	(411,051)	(52,699)
Profit for the year		1,836,808	3,088,725	395,990

Earnings per share – basic and diluted	19	1,837	3,089	396
Weighted average number of shares outstanding – basic and diluted	19	1,000	1,000	1,000

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED STATEMENT OF CHANGES IN EQUITY

	Share capital	(Accumulated losses)/retained earnings	Total equity
	HK$	HK$	HK$
Balance at March 31, 2024	7,800	38,849	46,649
Profit for the period	—	1,836,808	1,836,808
Balance at September 30, 2024	7,800	1,875,657	1,883,457
Balance at March 31, 2025	7,800	760,758	768,558
Profit for the period	—	3,088,725	3,088,725
Balance at September 30, 2025	7,800	3,849,483	3,857,283
Balance at September 30, 2025 (US$)	1,000	493,524	494,524

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

		Six months ended September 30,
	Note	2024	2025
		HK$	HK$	US$
Cash flows from operating activities
Profit before tax		1,989,809	3,499,776	448,689

Adjustments for:
Depreciation of property, plant and equipment	4	117,741	116,763	14,970
Depreciation of right-of-use assets	11	861,477	—	—
Interest expense-lease liabilities	15	58,702	—	—
Interest expense-bank loans	15	386,489	438,090	56,165
Interest income	14	(1,496)	(672)	(86)
Cash flows before working capital changes		3,412,722	4,053,957	519,738

Changes in working capital:
Trade and other receivables		797,961	(3,973,760)	(509,457)
Trade and other payables		221,762	2,042,275	261,830
Cash from operating activities		4,432,445	2,122,472	272,111
Income tax paid		—	(2,270,175)	(291,048)
Net cash from/(used in) operating activities		4,432,445	(147,703)	(18,937)

Cash flows from investing activities
Interest income	14	1,496	672	86
Purchase of property, plant and equipment	4	(33,560)	—	—
Net cash (used in)/from investing activities		(32,064)	672	86

Cash flows from financing activities
Repayment from a related company		—	1,933,310	247,860
Advance to a related company		(2,075,438)	—	—
Repayment from a shareholder		—	2,585,294	331,448
Advance to a shareholder		(843,062)	—	—
Interest paid		(386,489)	(438,090)	(56,165)
Repayment of bank loans		(486,907)	(832,457)	(106,725)
Repayment of capital on lease liabilities		(861,800)	—	—
Repayment of interest expense on lease liabilities		(58,702)	—	—
Net cash (used in)/from financing activities		(4,712,398)	3,248,057	416,418

Net change in cash and bank balances		(312,017)	3,101,026	397,567
Cash and bank balances at beginning of year		712,780	531,382	68,126
Cash and bank balances at end of year		400,763	3,632,408	465,693

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.      OVERVIEW

Smart Pointer Group Holdings Limited (“the Company”) is an exempted company incorporated in Cayman Islands with limited liability. The company’s registered office is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

The company is an investment holdings company.

The unaudited interim condensed financial statements are presented in Hong Kong dollars (“HK$”) which is also the functional currency of the company.

There have been no significant changes in the nature of these activities during the years ended March 31, 2024 and 2025.

Organization and reorganization

Prior to the Reorganization (as of March 31, 2023 and March 31, 2024):

The Company’s operating business was primarily conducted through its wholly-owned subsidiary, Smart Pointer Logistics Warehouse Limited (“SPLW”). The shareholding structure prior to the reorganization was as follows:

•        As of March 31, 2023: Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie (Mr. Chan Ting Fo’s spouse), Mr. Tsang Ka Chong and Mr. Leung Ka Ho respectively owned 45%, 45%, 5% and 5% of the issued share capital of SPLW.

•        As of March 31, 2024: Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie, Mr. Tsang Ka Chong and Mr. Leung Ka Ho respectively owned 45%, 45%, 5% and 5% of the issued share capital of SPLW.

Reorganization Transactions:

On July 10, 2024, a series of reorganization transactions (the “Reorganization”) was completed to establish a holding company structure in preparation for this offering. The steps of the Reorganization were as follows:

1.      Mr. Leung Ka Ho transferred 5 shares to Ms. Leung Ho Yin Maggie at a consideration of HK$5.

2.      After the transaction, Mr. Ting Fo Chan, Ms. Leung Ho Yin Maggie, Mr. Tsang Ka Chong respectively owned 45%, 50%, 5% of the issued share capital of SPLW.

On December 2, 2024, a series of reorganization transactions (the “Reorganization”) was completed to establish a holding company structure in preparation for this offering. The steps of the Reorganization were as follows:

1.      Mr. Tsang Ka Chong transferred 5 shares to Ms. Leung Ho Yin Maggie at a consideration of HK$5.

2       After the transaction, Mr. Ting Fo Chan and Ms. Leung Ho Yin Maggie respectively owned 45%, 55% of the issued share capital of SPLW.

On January 23, 2025, Smart Pointer Group Holdings Limited (“SPGHL”) was incorporated in the Cayman Islands. SPGHL is authorized to issue (i) 250,000,000 class A ordinary shares with par value of US$0.0001 per share (“Class A Ordinary Shares”) and (ii) 250,000,000 Class B ordinary shares with par value of US$0.0001 per share (“Class B Ordinary Shares”). On the date of incorporation, SPGHL allotted and issued 1 Class B Ordinary Shares to Ogier Global Subscriber (Cayman) Limited, the initial subscriber, whom subsequently transferred the 1 Class B Ordinary Share to AC Smart on 19 February 2025.

On February 3, 2025, AC Smart Capital Limited (“AC Smart”) was incorporated in the BVI. AC Smart is authorized to issue a maximum of 50,000 shares of no par. On the same day, AC Smart allotted and issued 100 shares to Mr. Ting Fo Chan, and thereafter AC Smart was wholly owned by Mr. Ting Fo Chan.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.      OVERVIEW (cont.)

On February 3, 2025, ML Bright Noble Limited (“ML Bright”) was incorporated in the BVI. ML Bright is authorized to issue a maximum of 50,000 shares of no par. On the same day, ML Bright allotted and issued 100 shares to Ms. Leung Ho Yin Maggie, and thereafter ML Bright was wholly owned by Ms. Leung Ho Yin Maggie.

On February 11, 2025, Smart Pointer (BVI) Limited (“SP(BVI)”) was incorporated in the BVI. SP(BVI) is authorized to issue a maximum of 50,000 shares of no par. On the same day, SP(BVI) allotted and issued 100 shares to SPGHL, and thereafter SP(BVI) was wholly owned by SPGHL.

On April 3, 2025, SP(BVI) acquired the entire share capital of Smart Pointer from Mr. Chan and Ms. Leung. In consideration of the acquisition, SPGHL allotted and issued an aggregate of 4,499,999 and 5,500,000 Class A Ordinary Shares to AC Smart and ML Bright, respectively, upon the direction of Mr. Ting Fo Chan and Ms. Leung Ho Yin Maggie, and with the consent of SP(BVI) and SPGHL (“Share Swap”). Immediately after the Share Swap, Smart Pointer became wholly owned by SP(BVI).

The following diagram illustrates the corporate structure immediately after the completion of the Reorganization:

Accounting Implications:

The Reorganization was accounted for as a transaction under common control, which is outside the scope of IFRS 3 Business Combinations. The consolidated unaudited interim condensed financial statements have been prepared in accordance with IFRS 10 Consolidated Financial Statements. The assets and liabilities of SPL HK were transferred to the Company at their historical carrying amounts. No gain or loss was recognized as a result of the Reorganization. The unaudited interim condensed consolidated financial statements for the periods presented prior to the Reorganization are those of SPL HK (the accounting predecessor), presented on a consolidated basis as if the current corporate structure had been in place throughout all periods presented.

2.      MATERIAL ACCOUNTING POLICY INFORMATION

2.1    Basis of preparation

The unaudited interim condensed financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) under the historical cost convention, except as disclosed in the accounting policies below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

The preparation of unaudited interim condensed financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the unaudited interim condensed financial statements are disclosed in Note 3.

IFRS and Interpretations of IFRS issued but not yet effective

At the date of authorization of these unaudited interim condensed financial statements, certain IFRS were issued but not yet effective. Consequential amendments were also made to various standards as a result of these new/revised standards.

The IASB has issued the following amendments to IFRSs that are the first effective for the accounting period beginning on April 1, 2024:

•        IFRS 17, Insurance contracts and amendments to IFRS 17, Insurance contracts

•        Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of accounting policies

•        Amendments to IAS 12, Deferred tax related to assets and liabilities arising from a single transaction

•        Amendments to IAS 8, Definition of accounting estimates

None of these developments have had a material effect on how the Company’s results and financial position for the accounting period beginning on April 1, 2024 have been prepared or presented. The Company has not applied any new standard or interpretation that is not yet effective for the accounting period beginning April 1, 2024.

The Company does not intend to early adopt any of the above new/revised standards, interpretations and amendments to the existing standards. Management anticipates that the adoption of the aforementioned revised/new standards will not have a material impact on the unaudited interim condensed consolidated financial statements of the Company in the period of their initial adoption.

2.2    Subsidiaries and non-controlling interests

Subsidiaries are entities controlled by the Company. The Company controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Company has power, only substantive rights (held by the Company and other parties) are considered.

An investment in a subsidiary is consolidated into the unaudited interim condensed consolidated financial statements from the date that control commences until the date that control ceases. Intra-group balances, transactions and cash flows and any unrealized profits arising from intra-group transactions are eliminated in full in preparing the unaudited interim condensed consolidated financial statements. Unrealized losses resulting from intra-group transactions are eliminated in the same way as unrealized gains but only to the extent that there is no evidence of impairment.

Non-controlling interests represent the equity in a subsidiary not attributable directly or indirectly to the Company, and in respect of which the Company has not agreed any additional terms with the holders of those interests which would result in the Company as a whole having a contractual obligation in respect of those interests that meets the definition of a financial liability. For each business combination, the Company can elect to measure any non-controlling interests either at fair value or at the non-controlling interests’ proportionate share of subsidiary ‘s net identifiable assets.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Non-controlling interests are presented in the consolidated statement of financial position within equity, separately from equity attributable to the equity shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statement of profit or loss and the consolidated statement of profit or loss and other comprehensive income as an allocation of the total profit or loss and total comprehensive income for the year between non-controlling interests and the equity shareholders of the Company.

Changes in the Company’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions, whereby adjustments are made to the amounts of controlling and non-controlling interests within consolidated equity to reflect the change in relative interests, but no adjustments are made to goodwill and no gain or loss is recognized.

When the Company loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss being recognized in profit of loss. Any interest retained in that former subsidiary at the date when control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset or, when appropriate, the cost on initial recognition of an investment in an associate.

2.3    Business combination

The Company accounts for business combinations using the acquisition method when control is transferred to the Company (see Note 2.2). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any gain on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

2.4    Revenue

Revenue from rendering of services in the ordinary course of business is recognized when the Company satisfies a performance obligation by transferring control of a promised service to the customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company applies the five-step model under IFRS 15 to recognize revenue:

1.      Identify the contract with a customer

2.      Identify the performance obligations in the contract

3.      Determine the transaction price

4.      Allocate the transaction price to the performance obligations

5.      Recognize revenue when (or as) the performance obligations are satisfied

The transaction price is determined based on the consideration specified in the contract and does not include significant variable consideration or financing components. Consideration payable to customers, if any, is deducted from the transaction price unless a distinct good or service is received in exchange.

The Company operates primarily as a logistics and warehousing service provider. Revenue is derived principally from logistics services and warehousing services.

Revenue from logistics service

The Company provides integrated logistics and transportation services, including arranging and managing the movement of customers’ goods from origin to the specified destination. The Company has determined that these services represent a single performance obligation that is satisfied over time.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Revenue from logistics services is recognized over time as the customer simultaneously receives and consumes the benefits of the Company’s performance as the transportation services are provided, in accordance with IFRS 15.35(a). The primary benefit to the customer is the continuous transfer of goods toward the contractually specified destination, which occurs throughout the transit period.

The Company measures progress toward complete satisfaction of the performance obligation using a time-elapsed method, which faithfully depicts the transfer of control of the services to the customer over the contract period. This method is considered appropriate as the logistics services are provided evenly over the transit period and the customer benefits from the services as they are performed.

The Company has concluded that it acts as a principal in providing logistics services, as it controls the promised services before they are transferred to the customer. The Company is primarily responsible for fulfilling the promise to provide the logistics services and has discretion in establishing pricing. Accordingly, revenue from logistics services is recognized on a gross basis.

Revenue from warehousing service

Revenue from warehousing services is derived from providing storage and related services over the contractual service period. Revenue is recognized over time based on the agreed warehousing service fees and utilized storage capacity, as the customer simultaneously receives and consumes the benefits of the services provided throughout the service period, in accordance with IFRS 15.35(a).

2.5    Convenience translation

Translations of amounts in the consolidated financial statements (“CFS”) from HKD into US$ as of and for the six months ended September 30, 2025 are solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$l as determined by the Linked Exchange Rate System in Hong Kong. The Company makes no representation the HKD amounts could have been converted, realized or settled into US$ at such rate.

2.6    Interest-bearing loans and borrowings

Interest-bearing loans and borrowings are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing loans and borrowings are stated at amortized cost using the effective interest method. Interest expense is recognized in accordance with the Company’s accounting policy for borrowing costs.

2.7    Financial instruments

Financial assets

Financial assets are recognized when, and only when the entity becomes party to the contractual provisions of the instruments.

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (“FVPL’”), transaction costs that are directly attributable to the acquisition of the financial asset Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Subsequent measurement

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the contractual cash flow characteristics of the asset. The three measurement categories for classification of debt instruments are amortized cost, fair value through other comprehensive income (“FVOCI”) and FVPL. The Company only has debt instruments at amortized cost.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Financial assets that are held for the collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets are measured at amortized cost using the effective interest method, less impairment. Gains and losses are recognized in profit or loss when the assets are derecognized or impaired, and through the amortization process.

Impairment

The Company recognizes an allowance for expected credit losses (“ECL”) for all debt instruments not held at FVPL. ECL As based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECL is recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECL is provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is recognized for credit losses expected over the remaining life of the exposure, irrespective of timing of the default (a lifetime ECL).

For trade receivables, the Company applies a simplified approach in calculating ECL. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECL at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward looking factors specific to the debtors and the economic environment which could affect debtors’ ability to pay.

The Company considers a financial asset in default when contractual payments are 365 days past due. The Company has determined, based on historical evidence, that receivables more than 365 days past due provide the most appropriate indication of default. Receivables aged 90 – 365 days are monitored for significant increase in credit risk, but not considered in default.

We continue to monitor receivables aged between 90 and 365 days closely for evidence of a significant increase in credit risk (Stage 2), but do not classify them as defaulted unless other objective evidence exists. This policy, together with the supporting historical evidence, has been disclosed in Note 5 to the unaudited interim condensed consolidated financial statements in accordance with IFRS 7.35F(g).

Derecognition

A financial asset is derecognized where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that had been recognized in other comprehensive income for debt instruments is recognized in profit or loss.

Offsetting of financial instruments

A financial asset and a financial liability shall be offset and the net amount presented in the statements of financial position when, and only when, an entity (a) currently has a legally enforceable right to set off the recognized amounts; and (b) intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

Financial liabilities

Initial recognition and measurement

Financial liabilities are recognized when, and only when, the Company becomes a party to the contractual provisions of the financial instrument. The Company determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value plus in the case of financial liabilities not at FVPL, net of directly attributable transaction costs.

Subsequent measurement

After initial recognition, financial liabilities that are not carried at FVPL are subsequently measured at amortized cost using the effective interest method. Gains and losses are recognized in profit or loss when the liabilities are derecognized, and through the amortization process.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. On derecognition, the difference between the carrying amounts and the consideration paid is recognized in profit or loss.

2.8    Impairment of non-financial assets

Assets that have an indefinite useful life, or assets not yet available for use, are reviewed for impairment annually at the same time each year and whenever there is an indication that the asset may be impaired. All other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable

An impairment loss is recognized for the amount by which the asset’s or cash-generating unit’s (“CGU”) carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses are recognized in profit or loss.

2.9    Leases

When the Company is the lessee

At the inception of the contract, the Company assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

Right-of-use assets

The Company recognizes a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented within “property, plant and equipment”.

Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Company shall use its incremental borrowing rate.

Lease payments include the following:

•        Fixed payments (including in-substance fixed payments), less any lease incentives receivable;

•        Variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•        Amounts expected to be payable under residual value guarantees;

•        The exercise price of a purchase option if the Company is reasonably certain to exercise the option; and

•        Payment of penalties for terminating the lease, if the lease term reflects the Company exercising that option.

For a contract that contain both lease and non-lease components, the Company allocates the consideration to each lease component on the basis of the relative stand-alone prices of the lease and non-lease components. The Company has elected to not separate lease and non-lease components for property leases and account these as one single lease component.

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

•        There is a change in future lease payments arising from changes in an index or rate;

•        There is a change in the Company’s assessment of whether it will exercise an extension option; or

•        There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term and low-value leases

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low-value leases, except for sublease arrangements. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

Variable lease payments

Variable lease payments that are not based on an index or a rate are not included as part of the measurement and initial recognition of the lease liability. The Company shall recognize those lease payments in profit or loss in the periods that triggered those lease payments.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

2.      MATERIAL ACCOUNTING POLICY INFORMATION (cont.)

2.10  Provisions and contingencies

Provisions are recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

Where it is not probable that an outflow of economic benefits will occur, or the amount cannot be measured reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow is remote. Possible outcomes of contingencies are disclosed in the notes to the unaudited interim condensed financial statements.

2.11  Income tax

The tax expense for the period comprises current tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred taxes are recognized using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

2.12   Trade and other receivables

A receivable is recognized when the Company has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due.

Trade receivables are initially measured at their transaction price and other receivables are initially measured at fair value plus transaction costs. All receivables are subsequently stated at amortized cost using the effective interest method and including allowance for credit losses.

2.13   Trade and other payables

Trade and other payable are initially recognized at fair value. Subsequently to initial recognition, trade and other payables are stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at invoice amounts.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

2.14   Cash and bank balances

Cash and bank balances in the statement of financial position comprise cash on hand and bank balances which are readily convertible to known amounts of cash and subject to insignificant risk of changes in value.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

3.      SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The preparation of unaudited interim condensed consolidated financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Company’s accounting policies. It also requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods.

Management is of opinion that there is no significant judgement made that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial years.

Key source of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period are discussed below. The Company based its assumptions and estimates on parameters available when the unaudited interim condensed financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Allowance for ECL of trade receivables

The Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the ECL for trade receivables. The expected cash shortfalls for fixed-rate financial assets and trade and other receivables are discounted using the effective interest rate determined at initial recognition or an appropriate thereof where the effect of discounting is material. The maximum period considered when estimating ECL is the maximum contractual period over which the Company is exposed to credit risk. The ECL rates are based on the Company’s historical loss experience of the customers, geographical locations, product types and internal ratings, adjusted for forward-looking factors specific to the debtors and the economic environment which could affect the ability of the debtors to settle the trade receivables. In considering the impact of the economic environment on the expected credit losses rates, the Company assesses, for example, the country default risk. The Company adjusts the allowance matrix at each reporting date. Such estimation of the expected credit losses rates may not be representative of the actual default in the future.

4.      PROPERTY, PLANT AND EQUIPMENT

	Office equipment	Plant & Machinery	Leasehold Improvements	Total	Total
	HK$	HK$	HK$	HK$	US$
Cost:
Balance at April 1, 2023 and 2024	45,533	108,700	1,000,000	1,154,233	147,979
Additions	33,560	—	—	33,560	4,302
Balance at March 31, 2025	79,093	108,700	1,000,000	1,187,793	152,281
Additions	—	—	—	—	—
Balance at September 30, 2025	79,093	108,700	1,000,000	1,187,793	152,281

Accumulated depreciation
Balance at April 1, 2024	27,979	58,124	400,000	486,103	62,321
Depreciation	15,819	21,740	200,000	237,559	30,456
Balance at March 31, 2025	43,798	79,864	600,000	723,662	92,777
Depreciation	5,893	10,870	100,000	116,763	14,970
Balance at September 30, 2025	49,691	90,734	700,000	840,425	107,747

Carrying amount
Balance at March 31, 2025	35,295	28,836	400,000	464,131	59,504
Balance at September 30, 2025	29,402	17,966	300,000	347,368	44,534

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

4.      PROPERTY, PLANT AND EQUIPMENT (cont.)

Right-of-use assets acquired under leasing arrangements are presented together with the owned assets of the same class. Details of such leased assets are disclosed in Note 11 to the unaudited interim condensed financial statements.

The above items of property, plant and equipment are depreciated over their estimated useful lives, using straight-line method, at the following rates per annum:

Furniture and equipment	20%
Leasehold Property	20%
Office equipment	20%

5.      TRADE AND OTHER RECEIVABLES

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Trade receivables	10,330,100	11,938,810	1,530,616
Less: Allowance for credit losses	—	—	—
	10,330,100	11,938,810	1,530,616

Other receivables	151,504	151,504	19,424
Prepayments	1,521,401	1,508,451	193,391
Deposits	581,690	2,959,690	379,448
	12,584,695	16,558,455	2,122,879

The aging analysis of trade receivables at the end of the reporting period are as follows:

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
0 – 90 days	8,031,410	8,504,499	1,090,320
91 – 180 days	2,251,061	1,332,449	170,827
Over 181 days	47,629	2,101,862	269,469
	10,330,100	11,938,810	1,530,616

Trade receivables are unsecured, non-interest bearing and are generally on 30 days (March 31, 2025: 30 days) credit terms.

As at September 30, 2025, included in the Company’s trade receivables balance are debtors with aggregate carrying amount of HK$5,349,696 (March 31, 2025: HK$5,131,842) which are past due as at the reporting date. Out of the past due balances, HK$3,434,311 (March 31, 2025: HK$2,298,690) has been past due 90 days or more is not considered as in default.

6.      AMOUNT DUE FROM A RELATED COMPANY

Details of amount due from a related company is as follows:

	As of March 31, 2025	As of September 30, 2025		Maximum balance during the period
	HK$	HK$	US$	HK$
Name of related company
Action Trend Limited (Note)	2,601,426	668,116	85,656	2,601,426

Note: A director of the Company controls the entity.

This amount due from a related company is unsecured, interest-free and have no fixed terms of repayment.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

7.      AMOUNT DUE FROM A SHAREHOLDER

Details of amount due from a shareholder is as follows:

	As of March 31, 2025	As of September 30, 2025		Maximum balance during the year
	HK$	HK$	US$	HK$
Name of Shareholder
Mr. Chan Ting Fo	2,788,255	202,961	26,021	2,788,255

This amount due from a shareholder is unsecured, interest-free and have no fixed terms of repayment.

8.      CASH AND BANK BALANCES

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Cash and bank balances	531,382	3,632,408	465,693

Bank balances carry interest at prevailing market rates ranging from 0.125% to 0.25% (March 31, 2025: 0.125% to 0.25%) per annum.

9.      TRADE AND OTHER PAYABLES

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Trade payables	644,746	617,986	79,229
Other payables	71,125	78,146	10,019
Accruals	4,075,734	6,137,748	786,890
	4,791,605	6,833,880	876,138

Trade payables are non-interest bearing and normally settled on 30 to 60 days (March 31, 2025: 30 to 60 days) credit terms.

Accruals mainly consist of accrued outsourcing service, repair and maintenance service, fuel costs and Mandatory Provident Fund Schemes.

10.    BANK LOANS

Type	Principal amount	Interest rates	Maturity date	As of March 31, 2025	As of September 30, 2025
	HK$	(per annum)		HK$	HK$	US$
Current loans
Instalment loan I	4,000,000	4.625% to 5.375%	May 21, 2027	2,061,931	2,061,931	264,350
Instalment loan II	750,000	10.08%	October 15, 2027	221,394	245,913	31,527
Instalment loan III	1,000,000	7.68%	October 8, 2027	304,274	329,527	42,247
Instalment loan IV	1,300,000	6.00%	August 28, 2027	1,262,747	1,030,423	132,106
Revolving loan I	1,500,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	1,500,000	1,500,000	192,308
Revolving loan II	500,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	500,000	400,000	51,282
Revolving loan III	1,000,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	1,000,000	1,000,000	128,205
Revolving loan IV	1,000,000	HKD 1 MONTH HIBOR+3.75%	December 31, 2025	740,000	490,000	62,821
Revolving loan V	2,750,000	HKD 1 MONTH HIBOR+5.00%	December 31, 2025	2,410,000	2,410,000	308,974
Total current loans				10,000,346	9,467,794	1,213,820
Non-current loans
Instalment loan II	750,000	10.08%	October 15, 2027	450,831	321,744	41,249
Instalment loan III	1,000,000	7.68%	October 8, 2027	583,648	412,830	52,927
Total non-current loans				1,034,479	734,574	94,176
Total loans				11,034,825	10,202,368	1,307,996

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

10.    BANK LOANS (cont.)

The Company entered into several bank facilities (as renewed or supplemented where required) with banks in Hong Kong.

The instalment loan I is denominated in HK$ and carried interest at the bank’s HKD Best Lending Rate minus 0.75%. The bank loan is under the SME Financing Guarantee Scheme (“SFGS”) which is 100% guaranteed by Hong Kong Monetary Authority Insurance Limited and the personal guarantee provided by the sole director of the Company, Chan Ting Fo, a former shareholder, Leung Ho Yin Maggie and mother of the sole director, Wong Shui Kuen Liza. The portion of instalment loans due for repayment after one year is subject to repayment on demand clause and has been classified as current liabilities.

The instalment loan II is denominated in HK$ and carried interest at monthly flat rate of 0.84%. The loan is guaranteed by the sole director of the Company, Chan Ting Fo and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

The instalment loan III is denominated in HK$ and carried interest at monthly flat rate of 0.64%. The loan is guaranteed by the sole director of the Company, Chan Ting Fo and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho. The loan and the accrued interest thereon is to be repaid by 36 consecutive monthly instalments.

The instalment loan IV is denominated in HK$ and carried interest at 6% per annum. The loan is guaranteed by the sole director of the Company Chan Ting Fo and a former shareholder, Leung Ho Yin Maggie. The loan and the accrued interest thereon is to be repaid by 30 consecutive monthly instalments.

The revolving loan I, revolving loan II, revolving loan III and revolving loan V are denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 5%. The bank loans are under The Hong Kong Mortgage Corporation Insurance Limited Guarantee not less than HK$5,400,000 and the personal guarantee provided by the sole director of the Company, Chan Ting Fo, and former shareholders, Leung Ho Yin Maggie, Tsang Ka Chong and Leung Ka Ho.

The revolving Loan IV are denominated in HK$ and carried interest at the Hong Kong Interbank Offered Rate for the interest period of 1 month for Hong Kong Dollars quoted by the lender on each payment date add 3.75%. The collateral is the property of Workshop No. J on 13/F Wing Kin Industrial Building Nos.4-6 Wing Kin Road Kwai Chung New Territories with Action Trend Limited, a related company (Note), as the Mortgagor. And the personal guarantee provided by the sole director of the Company and a former shareholder, Leung Ho Yin Maggie.

Note: A director of the Company controls the entity.

11.    RIGHT-OF-USE ASSETS/LEASE LIABILITIES

Company as a lessee

The Company has lease contracts for motor vehicles and leasehold premises. The Company’s obligations under these leases are secured by the lessor’s title to the leased assets. The Company is restricted from assigning and subleasing the leased assets.

Carrying amount of right-of-use assets

	Motor vehicle	Leasehold premises	Total	Total
	HK$	HK$	HK$	US$
At April 1, 2024	105,133	2,242,268	2,347,401	300,949
Early termination of lease	—	(1,187,084)	(1,187,084)	(152,190)
Depreciation	(105,133)	(1,055,184)	(1,160,317)	(148,759)
At March 31, 2025 and September 30, 2025	—	—	—	—

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

11.    RIGHT-OF-USE ASSETS/LEASE LIABILITIES (cont.)

Amounts recognized in profit or loss

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Depreciation of right-of-use assets	861,477	—	—
Interest expense on lease liabilities (Note 15)	58,702	—	—
	920,179	—	—

Total cash outflows

The Company had total cash outflows for leases of HK$920,502 (US$118,013) and HK$Nil (US$Nil) for the six months ended September 30, 2024 and 2025, respectively.

12.    SHARE CAPITAL

	Number of shares	Total
		HK$	US$
Balance at April 1, 2024, March 31, 2025 and September 30, 2025	1,000	7,800	1,000

The holder of ordinary shares is entitled to receive dividends as and when declared by the Company. All ordinary shares carry one vote per share without restrictions.

The authorized share of our Company consists of Ordinary Shares. As of the date of this prospectus, our authorized share capital is USD50,000 divided into 250,000,000 Class A Ordinary Shares of par value US$0.0001 each and 250,000,000 Class B Ordinary Shares of par value US$0.0001 each.

As of the date of this prospectus, 4,800,000 Class A Ordinary Shares and 5,200,000 Class B Ordinary Shares are issued and outstanding of par value US$0.0001 each, equivalent to total paid-up capital of US$1,000.

The share capital of the Company consists of two classes of ordinary shares, Class A Ordinary Shares and Class B ordinary shares. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are identical, except with respect to voting and conversion rights. Each Class B Ordinary Share has twenty (20) votes per share and is convertible into one Class A Ordinary Share, whereas our Class A Ordinary Shares, which we are selling in this offering, have one (1) vote per share and are not convertible into any Class B Ordinary Shares.

13.    SEGMENT INFORMATION

Information reported to the management of the Company, being the chief operating decision maker (“CODM”), for the purpose of resource allocation of segment performances, focuses on the types of goods or services delivered or provided. This is also the basis upon which the Company is organized and specially focuses on the Company’s operating divisions. No operating segments identified by the CODM have been aggregated in arriving at the reportable segments of the Company.

The Company’s reportable and operating segments under IFRS 8 are as follows:

•        Logistics services

•        Warehousing services

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

13.    SEGMENT INFORMATION (cont.)

Segment revenue

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Over time
Provision of logistics services	17,531,941	25,579,122	3,279,374
Provision of warehousing services	5,523,445	6,828,173	875,407
	23,055,386	32,407,295	4,154,781

Geographical information

The Company’s revenue is solely generated from, and non-current assets are located in, Hong Kong based on the location of the relevant entities’ operation.

Information about major customers

For the six months ended September 30, 2024 and 2025, revenue from major customers of the Company was 46.0% and 42.5% of the Company’s total revenue. This includes one of the Company’s customers accounted for 16.8% of total revenue for the six months ended September 30, 2024, and a customer that accounted for 11.58% and another customer that accounted for 10.7% of total revenue for the six months ended September 30, 2025, respectively. Below is a summary of the major customers:

	Six months ended September 30,
	2024	2025
Customer A	16.8%	—
Customer B	—	11.6%
Customer C	—	10.7%

Information about major suppliers

For the six months ended September 30, 2024 and 2025, cost of sales from major suppliers of the Company was 21.3% and 31.7% of the Company’s total cost of sales, none of the Company’s suppliers accounted for 10% or more of total cost of sales for each of the six months ended September 30, 2024 and 2025, respectively.

14.    OTHER INCOME

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Interest income	1,496	672	86
Exchange gain	—	2,468	317
	1,496	3,140	403

15.    FINANCE COSTS

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Interest expense on bank loans	386,489	438,090	56,165
Interest expense on lease liabilities (Note 11)	58,702	—	—
	445,191	438,090	56,165

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

16.    PROFIT BEFORE TAX

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Auditor’s remuneration
– Audit services	—	—	—

Directors’ emoluments:
– Salaries, wages and other benefits	—	240,000	30,769
– Retirement benefit scheme contributions	—	9,000	1,154

Staff costs, excluding directors’ renumeration:
– Salaries, wages and other benefits	151,469	749,677	96,112
– Retirement benefit scheme contributions	9,570	19,985	2,562

Depreciation of:
Property, plant and equipment	117,741	116,763	14,970
Right-of-use assets	861,477	—	—

Interest income:
Deposits at bank	1,496	672	86

17.    INCOME TAX EXPENSE

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Hong Kong Profits Tax	153,001	412,589	52,896
Deferred tax (Note 18)	—	(1,538)	(197)
	153,001	411,051	52,699

The following table sets forth the reconciliation from income tax calculated based on the applicable tax rates and profit before income tax presented in the unaudited interim condensed financial statements to the income tax expenses:

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Profit before income tax	1,989,809	3,499,776	448,689
Income tax calculated at the Hong Kong statutory tax rate of 16.5% (2024: 16.5%)	328,318	577,463	74,034
Tax relief of 8.25% on the first HK$2 million	(165,000)	(165,000)	(21,154)
Tax effect of:
Expenses and losses not deductible for tax purpose	19,427	19,266	2,470
Income not subject to tax	(28,244)	(17,640)	(2,262)
Utilisation of deductible temporary differences previously not recognised	—	(1,538)	(197)
Tax benefit	(1,500)	(1,500)	(192)
Income tax expense	153,001	411,051	52,699

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

17.    INCOME TAX EXPENSE (cont.)

Hong Kong Income Tax

Under the current Hong Kong Inland Revenue Ordinance, the Company incorporated in Hong Kong is subject to 16.5% income tax on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million.

18.    DEFERRED TAX

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same tax authority. The following amounts, determined after appropriate offsetting, are shown in the consolidated statement of financial position:

	Accelerated tax depreciation	Total	Total
	HK$	HK$	US$
At April 1, 2024	—	—	—
Charge to profit or loss	5,632	5,632	722
At March 31, 2025	5,632	5,632	722
Credit to profit or loss	(1,538)	(1,538)	(197)
At September 30, 2025	4,094	4,094	525
	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Deferred tax assets	—	—	—
Deferred tax liabilities	5,632	4,094	525
	5,632	4,094	525

Deferred tax liabilities mainly represent the tax effect of taxable temporary differences arising from accelerated tax depreciation of property, plant and equipment and right-of-use assets.

Deferred tax assets are recognized for tax loss carry-forwards to the extent that the realization of the related tax benefit through future taxable profits is probable. At September 30, 2025, the Company did not recognize deferred income tax asset.

19.    EARNINGS PER SHARE

Earnings per share are calculated in accordance with IAS 33, Earnings per Share. Basic earnings per share are computed by dividing the net income attributable to shareholders of the Company by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed in accordance with the treasury stock method and based on the weighted average number of shares plus dilutive share equivalents. Dilutive share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. The Company has no dilutive share equivalents.

20.    SIGNIFICANT RELATED PARTY TRANSACTION AND BALANCES

During the year, the company undertook the following transactions with related parties in the normal course of its business:

	Six months ended September 30,
	2024	2025
	HK$	HK$	US$
Management fee paid to a related company (Note)	3,019,448	2,889,640	370,467

Note: A director of the Company controls the entity.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

21.    FINANCIAL RISKS MANAGEMENT

The Company’s activities expose it to a variety of financial risks from its operation. The key financial risks include credit risk, liquidity risk and market risk (including interest rate risk).

The Director review and agree policies and procedures for the management of these risks, which are executed by the management team.

The following sections provide details regarding the Company’s exposure to the above mentioned financial risks and the objectives, policies and processes for the management of these risks.

There has been no change to the Company’s exposure to these financial risks or the manner in which it manages and measures the risks.

Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in a loss to the Company. The Company’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash), the Company minimizes credit risk by dealing exclusively with high credit rating counterparties.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral.

The Company considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained the Company’s credit risk gradings to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

•        Internal credit rating

•        External credit rating

•        Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

•        Actual or expected significant changes in the operating results of the debtor

•        Significant increases in credit risk on other financial instruments of the same debtor

•        Significant changes in the expected performance and behavior of the debtor, including changes in the payment status of debtors in the company and changes in the operating results of the debtor

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 90 days past due in making contractual payment.

The Company determined that its financial assets are credit-impaired when:

•        There is significant difficulty of the debtor

•        A breach of contract, such as default or past due event

•        It is becoming probable that the debtor will enter bankruptcy or other financial reorganization

•        There is a disappearance of an active market for that financial asset because of financial difficulty

The Company categorizes a receivable for potential write-off when a debtor fails to make contractual payments more than 365 days past due. Financial assets are written of when there is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

21.    FINANCIAL RISKS MANAGEMENT (cont.)

The Company’s internal credit risk grading framework comprises the following categories:

Category	Definition of category	Trade receivables
I	Counterparty has low risk of default and does not have any past-due amounts.	12 month ECL
II	Amount is >90 days past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL-not credit impaired
III	Amount is >180 days past due or there is evidence indicating the asset is credit impaired (in default)	Lifetime ECL-credit impaired
IV	There is evidence indicating that the debtor is in severe financial difficulty and the debtor has no realistic prospect of recovery.	Amount is written off

The table below details the credit quality of the Company’s financial assets, as well as maximum exposure to credit risk by credit risk rating categories:

September 30, 2025	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			HK$	HK$	HK$	US$
Trade receivables	I Note 1	Lifetime ECL (Simplified)	8,504,499	—	8,504,499	1,090,320
Trade receivables	II Note 1	Lifetime ECL (Simplified)	1,332,449	—	1,332,449	170,827
Trade receivables	III Note 1	Lifetime ECL (Simplified)	2,101,862	—	2,101,862	269,469
Other receivables and deposits	I Note 2	12-month ECL	3,111,194	—	3,111,194	398,872
Cash and bank balances	I Note 3	12-month ECL	3,632,408	—	3,632,408	465,693
			18,682,412	—	18,682,412	2,395,181
March 31, 2025	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
			HK$	HK$	HK$	US$
Trade receivables	I Note 1	Lifetime ECL (Simplified)	8,031,410	—	8,031,410	1,029,668
Trade receivables	II Note 1	Lifetime ECL (Simplified)	2,251,061	—	2,251,061	288,598
Trade receivables	III Note 1	Lifetime ECL (Simplified)	47,629	—	47,629	6,106
Other receivables and deposits	I Note 2	12-month ECL	733,194	—	733,194	94,000
Cash and bank balances	I Note 3	12-month ECL	531,382	—	531,382	68,126
			11,594,676	—	11,594,676	1,486,498

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

21.    FINANCIAL RISKS MANAGEMENT (cont.)

Note 1:  Trade receivables

For trade receivables, the Company has applied the simplified approach in IFRS 9 and use provision matrix to measure the loss allowance at lifetime ECL. In determining ECL on a collective basis, trade receivables are grouped based on similar credit risk and aging. The Company considers the historical credit loss experience based on the past due status of the debtors, historical customers’ payment profile and adjusted as appropriate to reflect current conditions and estimates of future economic conditions affecting the ability of the customers to settle the debts. The Company has identified the business risk in which it provides services to be the most relevant factor and the historical loss rates is adjusted accordingly based on the expected changes in this factor. Accordingly, the credit risk profile of trade receivables is presented based on their past due status in terms of the provision matrix.

September 30, 2025	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	HK$	HK$	HK$	US$
1 days to 90 days	8,504,499	—	8,504,499	1,090,320
91 days to 180 days	1,332,449	—	1,332,449	170,827
> 180 days	2,101,862	—	2,101,862	269,469
	11,938,810	—	11,938,810	1,530,616
March 31, 2025	Trade receivables	ECL	Trade receivables, net	Trade receivables, net
	HK$	HK$	HK$	US$
1 days to 90 days	8,031,410	—	8,031,410	1,029,668
91 days to 180 days	2,251,061	—	2,251,061	288,598
> 180 days	47,629	—	47,629	6,106
	10,330,100	—	10,330,100	1,324,372

Note 2:  Other receivables and deposits

Other receivables and deposits are considered to be low credit risk and subject to immaterial credit loss. Credit loss for these assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Note 3:  Cash and bank balances

Cash and bank balances are mainly deposits with reputable banks with high international credit rating. Credit loss for the assets have not been increased significantly since their initial recognition. Consequently, they are measured at the 12-month ECL.

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Company’s performance to developments affecting a particular industry.

Exposure to credit risk

The Company has no significant concentration of credit risk except for those significant customers disclosed below. The Company has credit policies and procedures in place to minimize and mitigate its credit risk exposure.

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

21.    FINANCIAL RISKS MANAGEMENT (cont.)

The following table about trade receivables sets forth a summary of single customers who represent 10% or more of the Company’s revenue:

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Customer A	5,141,957	—	—
Customer B	288,809	562,324	72,093
Customer C	485,419	1,410,907	180,886

Liquidity risk

Liquidity risk refers to the risk that the Company will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Company finances its working capital requirements through a combination of funds generated from operations and loans from banks.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations, for at least the next 12 months. There are several factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, its operating results continuing to deteriorate and its shareholders unable to provide continued financial support.

The Company maintains sufficient cash and bank balances, and internally generated cash flows to finance their activities and management is satisfied that funds are available to finance the operations of the Company.

The table below analyses the Company’s financial liabilities into relevant maturity groupings based on the remaining period at the end of the reporting period to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Weighted average interest rate	On demand	Less than 1 year	1 year to 2 years	Over 2 years	Total Undiscounted cash flows	Carrying amount at September 30, 2025	Carrying amount at September 30, 2025
		HK$	HK$	HK$	HK$	HK$	HK$	US$
Non-derivative financial liabilities
Trade and other payables	N/A	6,833,880	—	—	—	6,833,880	6,833,880	876,138
Bank loans	7.63%	8,892,353	735,733	735,733	61,311	10,425,130	10,202,368	1,307,996
		15,726,233	735,733	735,733	61,311	17,259,010	17,036,248	2,184,134
	Weighted average interest rate	On demand	Less than 1 year	1 year to 2 years	Over 2 years	Total Undiscounted Cash flows	Carrying amount at March 31, 2025	Carrying amount at March 31, 2025
		HK$	HK$	HK$	HK$	HK$	HK$	US$
Non-derivative financial liabilities
Trade and other payables	N/A	4,791,605	—	—	—	4,791,605	4,791,605	614,310
Bank loans	7.63%	8,538,358	1,536,740	1,474,211	—	11,549,309	11,034,825	1,414,722
		13,329,963	1,536,740	1,474,211	—	16,340,914	15,826,430	2,029,032

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

21.    FINANCIAL RISKS MANAGEMENT (cont.)

Market risk

Market risk is the risk of changes in fair value of financial instruments and future cash flows from fluctuation of market prices, which is risk from volatility of market interest rates (interest rate risk).

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates. The Company’s exposure to interest rate risk arise primarily from bank loans.

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

As of September 30, 2025 and March 31, 2025, if interest rates on bank loans had been 50 basis points higher/lower and all other variables were held constant, the Company’s profit/loss for the year would decrease by approximately HK$51,012 (US$6,540) and HK$55,174 (US$7,074), respectively.

22.    FINANCIAL INSTRUMENTS BY CATEGORY

At the reporting date, the aggregate carrying amounts of financial assets and receivables and financial liabilities at amortized cost were as follows:

	As of March 31, 2025	As of September 30, 2025
	HK$	HK$	US$
Financial assets
Trade and other receivables	11,063,294	15,050,004	1,929,488
Amount due from a related company	2,601,426	668,116	85,656
Amount due from a shareholder	2,788,255	202,961	26,021
Cash and bank balances	531,382	3,632,408	465,693
	16,984,357	19,553,489	2,506,858

Financial liabilities
Trade and other payables	1,879,992	6,833,880	876,138
Bank loans	11,034,825	10,202,368	1,307,996
	12,914,817	17,036,248	2,184,134

SMART POINTER GROUP HOLDINGS LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

23.    Reconciliation of liabilities arising from financing activities

(a)     The table below details changes in the Company’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or the future cash flows will be, classified in the Company’s consolidated statement of cash flows as cash flows from financing activities.

	Lease liabilities	Bank loans	Total	Total
	HK$	HK$	HK$	US$
At April 1, 2024	2,398,192	9,464,723	11,862,915	1,520,888

Non-cash changes:
Lease modified	(1,230,133)	—	(1,230,133)	(157,709)
Interest expenses	72,694	854,221	926,915	118,835
	1,240,753	10,318,944	11,559,697	1,482,014
Changes from financing cash flows:
Capital element of lease rentals paid	(1,168,059)	—	(1,168,059)	(149,751)
Interest element of lease rentals paid	(72,694)	—	(72,694)	(9,320)
New bank loan entered	—	3,050,000	3,050,000	391,026
Repayment of loan principals	—	(1,479,898)	(1,479,898)	(189,731)
Repayment of interest	—	(854,221)	(854,221)	(109,516)
At March 31, 2025	—	11,034,825	11,034,825	1,414,722

Non-cash changes:
Interest expenses	—	438,090	438,090	56,165
	—	11,472,915	11,472,915	1,470,887
Changes from financing cash flows:
Repayment of loan principals	—	(832,457)	(832,457)	(106,726)
Repayment of interest	—	(438,090)	(438,090)	(56,165)
At September 30, 2025	—	10,202,368	10,202,368	1,307,996

24.    CAPITAL MANAGEMENT

The Company manage their capital to ensure that the Company is able to continue as a going concern and maintain an optimal capital structure so as to maximize shareholder’s value. The capital structure of the Company consists of equity attributable to owners of the Company, comprising issued share capital and reserves as presented in the statements of changes in equity.

The Company manage its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Company is not subject to any externally imposed capital requirements. No changes were made in the objectives, policies or processes during the years ended March 31, 2024 and 2025.

5,000,000 CLASS A ORDINARY SHARES

SMART POINTER GROUP HOLDINGS LIMITED

______________________________

PRELIMINARY PROSPECTUS

[    ], 2026

______________________________

Cathay Securities, Inc.

Through and including [*] 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Item 7. Recent Sales of Unregistered Securities.

We have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

On January 23, 2025, SPG Holdings allotted and issued 1 Class B Ordinary Shares to Ogier Global Subscriber (Cayman) Limited for consideration of US$0.0001, whom subsequently transferred the 1 Class B Ordinary Share to AC Smart Capital Limited on 19 February 2025.

As part of the reorganization, SPG Holdings allotted and issued an aggregate of 4,499,999 and 5,500,000 Class A Ordinary Shares to AC Smart Capital Limited and ML Bright Noble Limited respectively, for the acquisition of the entire share capital of SPBVI.

On May 23, 2025, SPG Holdings repurchased 5,199,999 Class A Ordinary Shares owned by AC Smart Capital Limited out of the proceeds of the fresh issuance of 5,199,999 Class B Ordinary Shares to AC Smart Capital Limited.

On June 11, 2025, SPG Holdings entered into a subscription agreement concerning the issuance of convertible notes in the principal amount of US$120,000 with each of Lysher Investment Limited and Atas Success Limited. The maturity date of the convertible notes is December 11, 2026, unless previously converted. Based on the total issued share capital of SPG Holdings as of the date of this prospectus, SPG Holdings shall issue 554,400 Class A Ordinary Shares to each of Lysher Investment Limited and Atas Success Limited upon the exercise by the noteholders of the conversion rights.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Association of the Company, as currently effective
4.1	Specimen Certificate for Class A ordinary shares
5.1	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2	Opinion of David Fong & Co. regarding certain Hong Kong legal matters
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	Form of Executive Officer Agreement
10.2	Form of Independent Director Agreement
10.3	Smart Pointer Group Holdings Limited 2026 Share Incentive Plan
10.4	Form of Subscription Agreement between Smart Pointer Group Holdings Limited and the subscribers
10.5	Master Management Agreement in relation to Smart Pointer Logistics Centre, No. 19-21, Wing Kin Road, Kwai Chung, New Territories, Hong Kong dated April 1, 2026
14.1	Code of Business Conduct and Ethics
21.1	List of subsidiaries of the Registrant
23.1	Consent of SFAI Malaysia PLT, Independent Registered Public Accounting Firm
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of David Fong & Co. (included in Exhibit 5.2)
23.4	Consent of Beijing Dacheng Law Offices, LLP (Shenzhen)
24.1*	Power of Attorney (included in the signature page to the Form F-1)
99.1	Audit Committee Charter
99.2	Nominating Committee Charter
99.3	Compensation Committee Charter
99.4	Consent of Mr. Wai Fung Lee, Independent Director Nominee
99.5	Consent of Mr. Wai Sun Pang, Independent Director Nominee
99.6	Consent of Mr. Mr. Kwok Wah Ng, Independent Director Nominee
99.7	Clawback Policy
99.8	Insider Trading Policy
99.9	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

____________

*        To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on June 29, 2026.

Smart Pointer Group Holdings Limited
By:	/s/ Ting Fo Chan
Name: Ting Fo Chan
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Ting Fo Chan, as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ting Fo Chan	Chairman of the board of directors,	June 29, 2026
Ting Fo Chan	Director, and Chief Executive Officer (Principal Executive Officer)
/s/ Sze Hang Ho	Chief Financial Officer	June 29, 2026
Sze Hang Ho	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY, United States on June 29, 2026.

Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.